                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               FRESH CHOICE, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        _

     (2)  Form, Schedule or Registration Statement No.:

        _

     (3)  Filing Party:

        _

     (4)  Date Filed:

        _

                                                                August ___, 1996

Dear Stockholder:


        This year's Annual Meeting of Stockholders will be held on the 28th day of August, 1996 at 2:00 p.m. local time, at the Hyatt Rickeys, 4219 El Camino Real, Palo Alto, California. You are cordially invited to attend.


         The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. A copy of the Company's Annual Report is also enclosed.

         After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the postage-prepaid envelope to ensure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and voting upon, the matters before our stockholders are important. SINCE A NON-VOTE IS COUNTED AS A VOTE AGAINST THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION AND, AS A RESULT, IN EFFECT MAY ALSO INDIRECTLY BE COUNTED AS A VOTE "AGAINST" THE PROPOSED INVESTMENT OF $5.5 MILLION BY CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP ("CRESCENT") WHICH IS CONTINGENT UPON SUCH AMENDMENT, IT IS VITAL THAT YOU SIGN AND MAIL THE PROXY CARD.

         While the Board of Directors believes that the proposals are in the best interests of Fresh Choice and recommends that you vote for all of the proposals at the Annual Meeting, the approval of the investment proposal may have certain adverse effects that stockholders should consider. These considerations include the consequences of Crescent's potential special voting rights with respect to certain corporate transactions, the potential ability of Crescent to determine composition of a majority of the Board of Directors and the possibility that the Crescent investment and the various rights Crescent will or may receive might hinder the sale of Fresh Choice to a buyer other than Crescent. You should review the enclosed Proxy Statement fully in this regard, but we believe you will conclude, as we have, that the importance of this transaction to Fresh Choice outweighs these concerns.

         The Board of Directors and Management look forward to seeing you at the annual meeting.

                                          Very truly yours,



                                          Charles A. Lynch
                                          Chairman of the Board



                                          Robert Ferngren
                                          President and Chief Executive Officer

                                  FRESH CHOICE

                          2901 TASMAN DRIVE, SUITE 109
                              SANTA CLARA, CA 95054

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 28, 1996

Dear Stockholder:

         You are invited to attend the Annual Meeting of the Stockholders of Fresh Choice, Inc. (the "Company"), which will be held on August 28, 1996, at 2:00 p.m. at the Hyatt Rickeys, 4219 El Camino Real, Palo Alto, California 94306 for the following purposes:

         1. To consider and vote upon a proposal to issue and sell to Crescent Real Estate Equities Limited Partnership ("Crescent") 1,187,906 shares of Series B Non-Voting Participating Convertible Preferred Stock (the "Series B Preferred Stock") at a price per share of $4.63 and the grant of an option to Crescent to purchase 593,953 shares of Series C Non-Voting Participating Convertible Preferred Stock (the "Series C Preferred Stock") at an exercise price of $6.00 per share, including (i) the terms of the related Stock Purchase Agreement for an aggregate purchase price of five million five hundred thousand four dollars ($5,500,004), and (ii) the filing of certificates of designation specifying the rights, preferences and privileges relating to the Series A Voting Participating Convertible Preferred Stock (the "Series A Preferred Stock"), the Series B Preferred Stock and the Series C Preferred Stock and providing for other changes negotiated in connection with the stock issuance and option grant to Crescent.


         2. To amend the Company's Restated Certificate of Incorporation to increase the number of shares of Preferred Stock authorized to be issued to three million five hundred thousand (3,500,000) from two hundred fifty thousand (250,000).

         3. To amend the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized to be issued to fifteen million (15,000,000) from seven million five hundred thousand (7,500,000).



         The effectiveness of Proposals 1 and 2 are each contingent upon the approval of the other, and both Proposals 1 and 2 are contingent upon the approval of Proposal 3. No action will be taken by the Company on Proposals 1 or 2 unless all three Proposals are approved. Therefore, a vote against Proposal 3 will have the effect of a vote against Proposals 1 and 2.


         4. To elect one (1) Class I director to hold office for a three-year term and until his successor is elected and qualified.

         5. To consider and vote upon a proposal to amend the Company's 1988 Stock Option Plan, as previously amended (the "Option Plan"), to increase the number of shares authorized for issuance thereunder from 800,000 shares to 1,500,000 shares.

         6. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 29, 1996.

         7. To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on July 3, 1996 are entitled to notice of and to vote at this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the concierge's desk at the Hyatt Rickeys, 4219 El Camino Real, Palo Alto, California 94306.

                                                  By order of the Board of
                                                  Directors,


                                                  JOAN M. MILLER
                                                  Secretary

Santa Clara, California
August ____, 1996



- --------------------------------------------------------------------------------
IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD
IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.
- --------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                                                Page
                                                                                                ----
INTRODUCTION..................................................................................    1

GENERAL INFORMATION...........................................................................    2
         Annual Report........................................................................    2
         Voting Securities....................................................................    2
         Cost and Method of Soliciting Proxies................................................    2
         Voting of Proxies....................................................................    2

SUMMARY  .....................................................................................    3
         Increase In Authorized Common and Preferred Stock....................................    3
         The Investment Proposal..............................................................    3
         Background of and Reasons for the Investment Proposal; Recent Developments...........    4
         Board of Directors' Recommendations..................................................    4
         Certain Risks........................................................................    5
                  Special Consent Rights......................................................    5
                  Composition of the Company's Board of Directors Following the Sale..........    5
                  Diminished Ability to Sell the Company......................................    6
                  No Standstill Agreement.....................................................    6
                  Management Entrenchment.....................................................    6
         Special Consent Rights...............................................................    6
         Composition of the Board of Directors................................................    6
         Conversion of Convertible Preferred Stock............................................    6
         Registration Rights..................................................................    6
         Closing Conditions and Termination...................................................    6
         Annual Fees and Expenses.............................................................    6
         Capitalization.......................................................................    8
         Outstanding Securities and Voting Rights; Votes Required.............................    8

PROPOSAL 1....................................................................................    9

INVESTMENT PROPOSAL...........................................................................    9
         Introduction.........................................................................    9
         Background of and Reasons for the Investment Proposal................................    9
         Board of Directors' Recommendations; Vote Required...................................   11
         Use of Proceeds......................................................................   12
         Certain Risks........................................................................   12
                  Special Consent Rights......................................................   12
                  Composition of the Company's Board of Directors Following the Sale..........   13
                  No Standstill Agreement.....................................................   14
                  Diminished Ability to Sell the Company......................................   14
                  Registrations and Effect of Stock Sales by Crescent.........................   14

SUMMARY OF STOCK PURCHASE AGREEMENT...........................................................   15
         Representations and Warranties.......................................................   15
         Covenants of the Company and Crescent................................................   15
         Closing Conditions...................................................................   16
         Annual Fees and Expenses.............................................................   16
         Termination..........................................................................   17

         Registration Rights.................................................................. 17
         Preferred Stock; Certificates of Designation......................................... 17
                  Series A Preferred Stock.................................................... 18
                  Series B Preferred Stock.................................................... 20
                  Series C Preferred Stock.................................................... 20
         Financial Information................................................................ 21
         Anti-Takeover Provisions and Effect of Investment Proposal........................... 21
                  Blank Check Preferred Stock................................................. 21
                  Special Consent Rights...................................................... 21
                  Management Entrenchment..................................................... 21
                  Delaware Section 203........................................................ 22

INFORMATION CONCERNING CRESCENT............................................................... 22

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION.......................................... 22

PROPOSAL 2.................................................................................... 22

AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION AND INCREASE IN AUTHORIZED
         PREFERRED STOCK...................................................................... 23
         General  ............................................................................ 23
         Authorized Preferred Stock........................................................... 23
         Vote Required and Board of Directors' Recommendation................................. 23

PROPOSAL 3.................................................................................... 23

AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION AND INCREASE IN AUTHORIZED
         COMMON STOCK......................................................................... 22
         General  ............................................................................ 22
         Authorized Common Stock.............................................................. 22
         Vote Required and Board of Directors' Recommendation................................. 23

PROPOSAL 4.................................................................................... 23

ELECTION OF DIRECTORS......................................................................... 23

PROPOSAL 5.................................................................................... 27

PROPOSAL TO AMEND 1988 STOCK OPTION PLAN...................................................... 27
         Summary of the Provisions of the Option Plan, as Amended............................. 28
         Summary of Federal Income Tax Consequences of Option Plan............................ 30
                  Incentive Stock Options..................................................... 30
                  Nonqualified Stock Options.................................................. 31
         Vote Required and Board of Directors' Recommendation................................. 31
         Changes to Benefit Plans............................................................. 31
                  1988 Stock Option Plan...................................................... 31

NEW PLAN BENEFITS............................................................................. 31

PROPOSAL 6.................................................................................... 32

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS........................................ 32

INFORMATION CONCERNING THE COMPANY............................................................ 33
         Stock Ownership of Certain Beneficial Owners and Management.......................... 33
         Executive Compensation and Other Matters............................................. 34
         Compensation of Directors............................................................ 39
         Compliance with Section 16(a) of the Securities Exchange Act of 1934................. 39
         Change in Control and Severance Arrangements......................................... 39
         Compensation Committee Interlocks and Insider Participation.......................... 40


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION....................................... 42
         Deductibility of Executive Compensation.............................................. 43

COMPARISON OF STOCKHOLDER RETURN.............................................................. 44
         Price Range of Common Stock.......................................................... 46

SELECTED FINANCIAL INFORMATION................................................................ 47

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING.................................. 48

TRANSACTION OF OTHER BUSINESS................................................................. 48

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................................. 48

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                               FRESH CHOICE, INC.

                          2901 TASMAN DRIVE, SUITE 109
                          SANTA CLARA, CALIFORNIA 95054

                                  INTRODUCTION


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Fresh Choice, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Meeting in Palo Alto, California on August 28, 1996 and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Included in this Proxy Statement is a proposal regarding the proposed purchase by Crescent Real Estate Equities Limited Partnership ("Crescent") of 1,187,906 shares of Series B Non-Voting Participating Convertible Preferred Stock (the "Series B Preferred Stock") for $5,500,004, together with a three-year option to acquire an additional 593,953 shares of Series C Non-Voting Participating Convertible Preferred Stock (the "Option Shares") at an exercise price of $6.00, and the related Stock Purchase Agreement and filing of Certificates of Designation on the terms and conditions set forth in this Proxy Statement (collectively, the "Investment Proposal"). All of such shares, including the Option Shares, will be immediately convertible into Common Stock of the Company. The Series B Preferred Stock and the Option Shares will be referred to collectively as the Securities. The price per share of the Series B Non-Voting Participating Convertible Preferred Stock to be issued at the initial closing is $4.63, the exercise price of the Option Shares is $6.00 per share, and the closing sale price of the Company's Common Stock on July 17, 1996 was $6.875. If the transaction is approved and completed, based on the shares outstanding as of June 30, 1996, Crescent will beneficially hold approximately 17% of the Company's outstanding stock (on an as converted to Common Stock basis) (approximately 24% when including shares held by Richard Rainwater, an affiliate of Crescent (the "Rainwater Shares")), approximately 25% when including the Option Shares, and approximately 31% when including the Rainwater Shares and the Option Shares, and upon conversion pursuant to the Certificates of Designation would have certain voting and other rights which would give Crescent effective veto power over certain significant actions by the Company.


         Enclosed with this Proxy Statement is a notice of the Meeting, together with a proxy for your signature if you are unable to attend. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent to the Company's stockholders is August ____, 1996. FAILURE TO RETURN A PROPERLY EXECUTED AND DATED PROXY CARD OR TO VOTE IN PERSON AT THE MEETING WILL HAVE THE EFFECT OF A DIRECT VOTE AGAINST THE PROPOSALS TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION AND THEREFORE AN INDIRECT VOTE AGAINST THE INVESTMENT PROPOSAL, WHICH IS CONTINGENT UPON THE APPROVAL OF THE PROPOSALS TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION.


         At the Meeting, stockholders will be asked to vote upon the Investment Proposal, as well as two related amendments to the Company's Certificate of Incorporation to create the Series B and Series C Preferred Stock and to increase the authorized number of shares of Common Stock, the election of a Class I director, the amendment of the Company's 1988 Stock Option Plan and the ratification of the Company's independent accountants. The effectiveness of the Investment Proposal is contingent upon the approval of the amendments of the Company's Certificate of Incorporation, and no action will be taken by the Company on the Investment Proposal unless all three of such matters are approved. Therefore, a vote against the approval of the amendment of the Company's Certificate of Incorporation will have the effect of a vote against the Investment Proposal. Approval of the Proposals to amend the Company's Certificate of Incorporation requires the affirmative vote of a majority of all shares entitled to vote thereon; election of the Class I director will be by a plurality of the shares voted, and approval of all other Proposals, including the Investment Proposal, requires the affirmative vote of a majority of all shares present and entitled to vote at the Meeting. As of June 30, 1996, management and directors of the Company held approximately

52,816 shares of Common Stock, representing approximately 1% of all shares outstanding, and also held rights to acquire approximately 481,110 additional shares. See "INFORMATION CONCERNING THE COMPANY - Stock Ownership of Certain Beneficial Owners and Management."

         Holders of a majority of the outstanding stock of the Company must be present in person or by proxy in order to establish a quorum for conducting business at the Meeting. Proxies marked "abstain" will be counted as present for purposes of establishing a quorum. If any other matters are properly presented to the Meeting for consideration (such as consideration of a motion to adjourn the Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies)), the persons named in the proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. As of the date hereof, the Board of Directors knows of no such other matters.

                               GENERAL INFORMATION

         Annual Report. An annual report for the fiscal year ended December 31, 1995, is enclosed with this Proxy Statement.


         Voting Securities. Only stockholders of record as of the close of business on July 3, 1996 will be entitled to vote at the meeting and
any adjournment thereof. As of that date, there were       shares of Common
Stock of the Company, par value $0.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.



         Cost and Method of Soliciting Proxies. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. The Company has also engaged the services of McKenzie Partners, a proxy solicitor, to whom it will pay a fee, which it reasonably expects will be not more than $7,500, and reimburse out-of-pocket expenses.


         Voting of Proxies. All valid proxies received prior to the meeting will be voted. Shares of the Company's Common Stock represented by properly executed proxies received prior to or at the Meeting, unless such proxies have been revoked, will be voted in accordance with the instructions indicated in the proxies. If a proxy is properly executed, but contains no instructions as to the voting of the shares represented thereby, such shares will be voted FOR each of the proposals. Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it any time before it is voted by delivering to the Secretary of the Company at 2901 Tasman Drive, Suite 109, Santa Clara, California, 95054, on or before the business day prior to the Meeting or at the Meeting itself a written notice of revocation bearing a date later than that of the proxy or a later-dated proxy relating to the same shares, or by attending the Meeting and voting in person.

                                     SUMMARY

         The following is a brief summary of the more detailed information contained in this Proxy Statement with respect to the Investment Proposal (the "Summary"). This Summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement, the Appendices to this Proxy Statement and other documents referred to in this Proxy Statement. Terms used but not defined in this Summary have the meanings ascribed to them elsewhere in this Proxy Statement and terms defined in this Summary have the same meanings when used elsewhere in this Proxy Statement. Cross references in this Summary are to the captions of sections of this Proxy Statement unless otherwise indicated.

         Stockholders are urged to read this Proxy Statement and the Appendices in their entirety.




THE INVESTMENT PROPOSAL


         The stockholders of the Company will be asked at the Meeting to consider and act upon the Investment Proposal, which, among other things, contemplates the issuance and sale to Crescent of 1,187,906 shares of Series B Non-Voting Participating Convertible Preferred Stock (the "Series B Preferred Stock") at a per-share price of $4.63, for an aggregate purchase price of $5,500,004 (the "Sale"). Such shares of Series B Preferred Stock, which will be transferable, will represent approximately 17% of the outstanding stock of the Company (on an as converted to Common Stock basis) following the sale (approximately 24% when including Rainwater Shares, approximately 25% when including the Option Shares as described below, and approximately 31% when including the Rainwater Shares and the Option Shares). The Board of Directors unanimously approved the execution and delivery by the Company of the Stock Purchase Agreement which provides for the transactions and acts collectively constituting the Investment Proposal. See "SUMMARY OF STOCK PURCHASE AGREEMENT." The Stock Purchase Agreement also provides Crescent a three-year option (the "Option") to purchase up to 593,953 shares of Series C Non-Voting Participating Convertible Preferred Stock at an exercise price of $6.00 per share (the "Grant"). Collectively the Series B Preferred Stock and the Option shall sometimes be referred to hereafter as the "Securities," and the Sale and the Grant and all the transactions contemplated thereby shall sometimes be referred to as the "Investment Proposal." The Investment Proposal further provides that the Company will file the Certificates of Designation in substantially the form attached as Appendices II, III and IV to this Proxy Statement to create the Series A, Series B and Series C Participating Convertible Preferred Stock (collectively, the "Convertible Preferred Stock") and establish the special rights associated with such stock. See "PREFERRED STOCK; CERTIFICATES OF DESIGNATION." Because the Sale and the Grant together may involve the issuance of Fresh Choice Common Stock in excess of 20% of the currently outstanding stock of the Company, the National Association of Securities Dealers, Inc. (the "NASD") requires that the Company obtain an affirmative vote for the Investment Proposal of the holders of a majority of the shares of Common Stock present. The Board of Directors is therefore submitting to the stockholders for approval the Investment Proposal, and unless the required majority approvals of the Investment Proposal and the related proposals to amend the Certificate of Incorporation (see discussion below) are obtained, the Investment Proposal will not be consummated. As of the date of this

Proxy Statement, the Board of Directors anticipates consummating the Crescent Transaction as soon as practicable after the Annual Meeting, assuming satisfaction or waiver of all conditions to closing. See "SUMMARY OF STOCK PURCHASE AGREEMENT - Closing Conditions."

BACKGROUND OF AND REASONS FOR THE INVESTMENT PROPOSAL; RECENT DEVELOPMENTS


         The Company has recently experienced reduced sales as well as losses of $1.3 million, $1.6 million, $0.2 million, $24.7 million (including a $23.9 million restructuring charge) and $0.9 million, in the quarters ended March 19, 1995, June 11, 1995, September 3, 1995, December 31, 1995, and March 24, 1996,
respectively, although the Company reported a net profit of $0.1 million in the quarter ended June 30, 1996. Since the second quarter of 1995, the Company has substantially suspended its expansion plans, which are a necessary element of the Company's growth, and in December 1995, the Company adopted and began implementing a restructuring plan in an effort to address these losses.



         A number of the Company's competitors have substantially greater cash reserves than the Company. Accordingly, the Board of Directors determined that the Company would be vulnerable to competitive pressures and would be unable to resume its expansion plan without additional cash resources. In mid-1995 the Company began to explore alternatives to strengthen its long-term financial position and maximize stockholder value, including the restructuring plan, which it adopted, and the issuance of additional equity or other securities. After exploration of alternatives, the Board of Directors determined that as of the time the Company entered into the Stock Purchase Agreement, the Investment Proposal provided the Company with the best opportunity to obtain the financing necessary to resume expansion on the best available terms. Since the date the Board approved the transaction, Fresh Choice's financial outlook has not changed significantly with regard to its ability to resume expansion, even though the Company was slightly profitable during the last quarter. Accordingly, the Company would require financing to resume expansion. Based on the efforts of the Company to obtain financing in recent months, management believes that, in the event the Investment Proposal is not approved, or the Sale is not closed, better alternative financing may or may not be available on at least as advantageous terms as the Investment Proposal. If the Investment Proposal is not approved, however, expansion plans would be deferred until alternative financing is obtained and there can be no assurance that such alternative financing will be available at all or on at least as advantageous terms. If financing is not obtained, the Board of Directors currently believes the Company will not be able to resume its expansion program in the foreseeable future.


BOARD OF DIRECTORS' RECOMMENDATIONS


         The Board of Directors has reviewed and considered the terms and conditions of the Investment Proposal and believes that the Investment Proposal is fair to, and is advisable and in the best interests of, the Company and its stockholders and has unanimously approved the Investment Proposal and unanimously recommends that stockholders vote "for" approval of the Investment Proposal.



        The Board of Directors, in recommending stockholder approval of the Investment Proposal, considered a number of factors, including (a) the increase in the Company's cash reserves that will result from the consummation of the Investment Proposal and the prospect that, as a result of this equity infusion, the Company would be able to compete more effectively with its competitors, better withstand unforeseen adverse events, improve its access to sources of capital, and resume its expansion program more quickly than may otherwise be possible; (b) the Board of Directors' belief that the negative conditions may continue in the near future, or longer, without a cash infusion to fund growth, and could jeopardize the Company's ability to survive; (c) the terms of the Stock Purchase Agreement including certain terms which give the investor veto rights over certain corporate actions (see "INVESTMENT PROPOSAL -- Certain Risks"); and (d) the alternatives to the Investment Proposal and the likelihood of such alternatives, including alternative public or private financing and/or a sale of the Company. See "INVESTMENT PROPOSAL -- Board of Directors' Recommendations." The Board believes that the terms of the Securities pursuant to the Investment Proposal constituted the best possible terms that the Company could have received at the time the Company entered the Stock Purchase Agreement in a sale of securities to a non-affiliated entity. Stockholders should consider, in conjunction with this recommendation, that there may be certain anti-takeover and management entrenchment effects of the Crescent Transaction, as well as certain other consequences that could adversely affect the interests of stockholders other than Crescent. See "INVESTMENT PROPOSAL -- Certain Risks."

         In reaching its recommendation, the Board of Directors' primary consideration was obtaining substantial additional equity or other financing for expansion of the Company in a timely manner, on the best possible terms. The Board of Directors believed that substantial additional equity or other financing was necessary, because without such financing, the Company could not continue to compete effectively with better-financed competitors. The Board took into account that the Company could incur additional losses before its performance improved and its expansion and growth plans could be resumed on an internally financed basis. In particular, the Board believed that the Company's long-term financial health depended upon its continuing to increase its presence in California and to expand to other markets, and that without additional external capital, it would not be able to resume its expansion program in the near-term. The Board concluded that the Investment Proposal provided, for the amount of financing, the best terms available at the time the Stock Purchase Agreement was entered into for amount raised. Accordingly, the Board concluded that the Investment Proposal was the best alternative to improve the Company's financial prospects.



         While consummation of the Investment Proposal would permit the Company to withstand further losses in the near-term while beginning to resume expansion, the Board recognized that the Company must also improve sales and continue to control expenses to return to profitability. In December 1995, the Company adopted and began implementing a restructuring plan designed to improve the Company's performance. While the Board is actively implementing the restructuring plan, there can be no assurance that this plan will enable the Company to maintain or improve profitability. The Board of Directors is continuing to review operations and the effects of the restructuring plan to determine the nature and scope of any further action that may be required. Furthermore, even if the Investment Proposal is consummated and expenses are controlled, there can be no assurance that the Company will be able to maintain or improve profitability.


CERTAIN RISKS


         While the Board of Directors is of the opinion that the Investment Proposal is in the best interests of the Company and its stockholders, the approval of the Investment Proposal may have certain adverse effects which stockholders should consider, including adverse effects upon stockholders other than Crescent. These considerations are summarized below. See "INVESTMENT PROPOSAL -- Certain Risks."



         As provided in the Certificates of Designation, the holders of Series B and Series C Preferred Stock have no conversion rights to the extent that immediately after the conversion of such shares into Series A Preferred Stock or Common Stock of the Company, Crescent Real Estate Equities, Inc. ("Crescent Corporation"), a Maryland corporation organized as a real estate investment trust ("REIT"), of which Crescent is a majority-owned subsidiary, or its successors, would be treated as owning more than 10% of the voting securities of the Company (the "Conversion Limitation"). This limitation was imposed in an effort to ensure that Crescent Corporation would be able to maintain its status as a REIT. Any exercise or purported exercise of any conversion rights in violation of the Conversion Limitation in the Certificates of Designation would be void.


         Special Consent Rights. As a result of the special voting rights of the Series A Preferred Stock, a majority of the holders of all shares of Series A Preferred Stock (collectively, the "Series A Holders") issued upon conversion of one or more shares of Series B Preferred Stock (each a "Conversion"), could have effective veto power over certain significant actions by the Company including certain sales of assets, certain amendments to the certificate of incorporation or bylaws, issuances of securities and any merger, acquisition or sale of substantially all or all of the assets of the Company, but only if at least the greater of (i) an aggregate of 593,953 shares of Series A, Series B and Series C Preferred Stock, or (ii) 50% of the aggregate number of shares of Series A, Series B and Series C Preferred Stock issued on or after the dates of filing of the Certificates of Designation (the "Requisite Shares") are outstanding.

         Composition of the Company's Board of Directors Following the Sale. If and whenever the Company is unable to achieve certain earnings targets for 1996, 1997 or 1998 set forth in the Series A Preferred Stock Certificate of Designation, after Conversion the Series A Holders holding a majority of any Series A Preferred Stock will have the right to elect a majority of the Board of Directors, so long as the Requisite Shares are outstanding.


         Diminished Ability to Sell the Company. As a result of the special consent rights of the Series A Preferred Stock, after Conversion the Series A Holders holding a majority of any Series A Preferred Stock could prevent a third party from acquiring the Company without its consent so long as it holds the Requisite Shares. In addition, due to Crescent's large equity interest, it may be difficult or even impossible for a third party to acquire the Company without the consent of Crescent, although Crescent itself may not hold more than 10% of the voting securities of the Company in order to maintain its status as a real estate investment trust (a "REIT"). Accordingly, approval of the Investment Proposal could hinder any future sale of the Company to a buyer other than Crescent.



         No Standstill Agreement. The Stock Purchase Agreement does not provide a limit on future acquisition of shares of the Company by Crescent; Crescent may therefore increase its equity position through the purchase of additional Common Stock, intensifying the effects related to its large equity interest as set forth in this Proxy Statement; however, in order to maintain its status as a REIT, Crescent cannot hold more than 10% of the outstanding voting securities of the Company.



         Management Entrenchment. Crescent's right to acquire ownership through the Investment Proposal of at least approximately 25% (including the shares issuable upon exercise of the Option) of the Common Stock of the Company could make it difficult for third parties to cause a change in management of the Company, possibly leading to entrenchment of current management or other management selected by Crescent; however, in order to maintain its status as a REIT, Crescent cannot hold more than 10% of the outstanding voting securities of the Company.



SPECIAL CONSENT RIGHTS


         Under the Series A Certificate of Designation, once any Shares are converted to Series A Preferred Stock, the Series A Holders holding a majority of the Series A Preferred Stock would have an approval right over any merger, acquisition or sale of all or substantially all of the assets of the Company. These rights remain in effect as long as the Requisite Shares and any shares of Series A Preferred Stock are outstanding, regardless of who holds the Series A Preferred Stock. See "PREFERRED STOCK; CERTIFICATES OF DESIGNATION -- Special Consent Rights."


COMPOSITION OF THE BOARD OF DIRECTORS


         If Series B Preferred Stock has been or is converted to Series A Preferred Stock and the Company is in a period in which it has failed to meet certain earnings targets for 1996, 1997 or 1998 or defaults on any covenants of other financing agreements, the Series A Holders holding a majority of the Series A Preferred Stock would be entitled to elect a majority of the Board of Directors, so long as the Requisite Shares are outstanding, unless the Company cures such default. See "INVESTMENT PROPOSAL -- Certain Risks -- Composition of the Company's Board of Directors Following the Sale."


CONVERSION OF CONVERTIBLE PREFERRED STOCK


         Subject to the Conversion Limitation, each share of Series B Preferred Stock converts, at the option of the holder, into either one share of Series A Preferred Stock or one share of Common Stock (subject to adjustment upon the occurrence of certain events such as dividends on the Common Stock payable in Common Stock, stock splits and reverse stock splits and reorganizations and mergers). Each share of Series A Preferred Stock and, subject to the Conversion Limitation, each share of Series C Preferred Stock converts, at the option of the holder, into one share of Common Stock, subject to the same adjustments as the Common Stock obtained upon conversion of the Series B Preferred Stock. If the Company meets certain per-share price tests, the Series A Preferred Stock is subject to mandatory conversion to Common Stock and after such mandatory conversion, no shares of Series B Preferred Stock would be convertible into Series A Preferred Stock. See "PREFERRED STOCK; CERTIFICATES OF DESIGNATION."

REGISTRATION RIGHTS

         Holders of at least 50% of the Securities issued to Crescent or the shares issued upon conversion of such Securities can require, no more than twice, that the Company use its best efforts to register shares of Common Stock issued upon conversion of the Securities at the Company's expense. In addition, Crescent has certain piggyback rights. See "SUMMARY OF STOCK PURCHASE AGREEMENT
- - Registration Rights."

CLOSING CONDITIONS AND TERMINATION


         The transaction is subject to various conditions, including the approval of the Company's stockholders. In particular, Crescent is not required to close the transaction if there has been a material adverse change in the Company's business or if the representations and warranties are untrue as of the closing date in a way which has or is likely to have a material adverse effect on the Company. See "SUMMARY OF STOCK PURCHASE AGREEMENT -- Closing Conditions."



         The Stock Purchase Agreement may be terminated by mutual consent, or by either party if not consummated prior to August 31, 1996, or if prohibited or enjoined by a final, non-appealable order, decree, ruling or other action. See "SUMMARY OF STOCK PURCHASE AGREEMENT -- Termination."


ANNUAL FEES AND EXPENSES


         The Company must reimburse Crescent for up to $75,000 of Crescent's out-of-pocket expenses incurred in connection with the contemplated transactions, and must pay Crescent an initial financing fee of $75,000. Further, so long as Crescent holds the Requisite Shares and does not have a representative on the Board of Directors, the Company must also pay Crescent an annual fee of $50,000 and reimburse Crescent for all reasonably incurred out-of-pocket expenses (including legal fees) incurred in monitoring the investment in the Convertible Preferred Stock. See "SUMMARY OF STOCK PURCHASE AGREEMENT -- Annual Fees and Expenses."






INCREASES IN AUTHORIZED COMMON AND PREFERRED STOCK

         The Stockholders will be asked at the meeting to consider and act upon related proposals to increase the Company's authorized capital stock to 15 million shares of Common Stock and 3.5 million shares of Preferred Stock. Approval of these two proposals are conditions of the Investment Proposal, but if the proposal to increase the authorized Common Stock is approved, it will become effective whether or not the Investment Proposal is approved in order to meet the Company's general business needs. The proposal to increase the Preferred Stock will only become effective if the Investment Proposal is approved.

CAPITALIZATION


         Set forth below is the consolidated capitalization of the Company and its subsidiaries as of June 16, 1996 which is derived from the unaudited condensed consolidated financial statements of the Company, and the pro forma capitalization of the Company and its subsidiaries as of that date, as adjusted to give effect to the Sale as if the Sale had occurred on such date and the Option had been exercised as of that date. The unaudited condensed consolidated financial statements of the Company for the twelve and twenty-four weeks ended June 16, 1996 can be obtained at the principal office of the Company at 2901 Tasman, Suite 109, Santa Clara, California. See "INFORMATION CONCERNING THE COMPANY - Financial Information."



                                                                                                          Adjusted
                                                                                                             for
                                                                                     Adjusted for         Series B &
                                                                                       Series B            Series C
                                                                                       Preferred          Preferred
                                                                      Actual             Stock              Stock
                                                                   -------------------------------------------------
                                                                                      (in thousands)
Long-term debt and capital lease obligations due
after one year                                                     $     150           $     150          $     150
                                                                   ------------------------------------------------
     Preferred stock, $0.01 par value,
         2,000,000 shares authorized;
         Shares outstanding:
          Series B  1,187,906                                             --               5,500              5,500
          Series C    593,953                                             --                  --              3,564
     Common stock, $0.01 par value,
         15,000,000 shares authorized;
          5,582,449 shares outstanding                                42,019              41,819             41,769
     Accumulated deficit                                             (20,099)            (20,099)           (20,099)
                                                                   ------------------------------------------------
         Total stockholders' equity                                   21,920              27,220             30,734
                                                                   ------------------------------------------------
                  Total capitalization                             $  22,070           $  27,370          $  30,884
                                                                   ================================================


OUTSTANDING SECURITIES AND VOTING RIGHTS; VOTES REQUIRED


         Stockholders of record at the close of business on                 ,
1996 are entitled to vote at the Meeting. On July 3, 1996 the Company had
outstanding           , shares of Common Stock. At the Meeting each share of
Common Stock is entitled to one vote.



         Under the Company's Certificate of Incorporation and Delaware law, the affirmative vote of the holders of at least a majority of the outstanding voting stock of the Company is required to increase the authorized number of shares of Common Stock and Preferred Stock. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE
THE SAME EFFECT AS A NEGATIVE VOTE ON THESE TWO PROPOSALS. Approval of all other Proposals, including the Investment Proposal, require the approval of a majority of the outstanding shares of Common Stock voting at the Meeting. NEITHER ABSTENTIONS NOR BROKER NON-VOTES WILL HAVE ANY EFFECT ON SUCH PROPOSALS.

                                   PROPOSAL 1
                                   ----------

                               INVESTMENT PROPOSAL

THE INVESTMENT PROPOSAL IS SUMMARIZED BELOW. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE STOCK PURCHASE AGREEMENT, ATTACHED AS APPENDIX I; THE RESTATED CERTIFICATES OF DESIGNATION FOR THE SERIES A, SERIES B AND SERIES C PREFERRED STOCK, SUBSTANTIALLY IN THE FORM ATTACHED HERETO AS APPENDICES II, III AND IV, RESPECTIVELY; AND THE REGISTRATION RIGHTS AGREEMENT, SUBSTANTIALLY IN THE FORM ATTACHED HERETO AS APPENDIX V, EACH OF WHICH IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THE APPENDICES TO THIS PROXY STATEMENT IN THEIR ENTIRETY.


INTRODUCTION


         The stockholders of the Company will be asked at the Meeting to consider and act upon the Investment Proposal, which, among other things, contemplates the issuance and sale to Crescent Real Estate Equities Limited Partnership and its successors and assigns (collectively, "Crescent") of 1,187,906 shares of Series B Non-Voting Participating Convertible Preferred Stock (the "Series B Preferred Stock") at a price of $4.63 per share or an aggregate purchase price of $5,500,004 (the "Sale") and the grant to Crescent of a three-year option (the "Option") to purchase up to 593,953 shares of Series C Non-Voting Participating Convertible Preferred Stock at an exercise price of $6.00 per share (the "Grant"). The Series B Preferred Stock and the Option shall sometimes be collectively referred to hereafter as the "Securities," and the Sale and the Grant and all the transactions contemplated thereby shall sometimes be collectively referred to as the "Investment Proposal." For purposes of effecting the Investment Proposal, the Board of Directors approved the execution and delivery by the Company of the Stock Purchase Agreement, which provides for the transactions and acts collectively constituting the Crescent Transaction. See "SUMMARY OF STOCK PURCHASE AGREEMENT." The Investment Proposal also provides that the Company will file the Certificates of Designation in substantially the form attached hereto as Appendices II, III and IV to create three (3) series of Convertible Preferred Stock. See "PREFERRED STOCK; CERTIFICATES OF DESIGNATION." In addition, in order to consummate the transactions contemplated by the Crescent Transaction, the Company must amend its Certificate of Incorporation to increase its authorized Common Stock and Preferred Stock, and must file the Certificates of Designations to create the Series A, Series B and Series C Preferred Stock. See "AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION AND INCREASE IN AUTHORIZED COMMON STOCK" and "AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION AND INCREASE IN AUTHORIZED PREFERRED STOCK." As of the date of this Proxy Statement, the Board of Directors anticipates consummating the Investment Proposal as soon as practicable after the Annual Meeting, assuming satisfaction or waiver of all conditions to closing. See "SUMMARY OF STOCK PURCHASE AGREEMENT - Closing Conditions."


BACKGROUND OF AND REASONS FOR THE INVESTMENT PROPOSAL


         The Company operates casual, upscale restaurants that feature an extensive selection of healthy, high-quality, freshly-made specialty and traditional salads, hot pasta dishes, soups, bakery goods and desserts, offered in a self-serve format. After opening its first restaurant in 1986, Fresh Choice expanded steadily, its early growth driven by favorable financial returns on a per restaurant basis. The Company operated 22 restaurants at the time of its initial public offering in December 1992. With $12,719,000 in net proceeds from its initial public offering and an additional $19,609,000 in net proceeds from a follow-on offering in July 1993, the Company accelerated its growth, opening 14 new restaurants in 1993 (including its first two restaurants outside of California), 15 new restaurants in 1994 (including seven restaurants outside of California), and seven restaurants in 1995 (of which two were located outside of California).

         During this expansion period, the Company opened a number of locations which have not reached anticipated sales levels and opened a greater percentage of restaurants in freestanding buildings as a result of the Company's efforts to locate restaurant sites in more prominent areas. The increase in freestanding units and other refinements and the expansion of the Company's restaurant configuration and decor resulted in an increase in the Company's initial cash investment in new units. At the same time, the Company experienced unanticipated declines in sales at its restaurants, resulting in part from increased competition in the casual/family dining sector and greater than expected cannibalization of its existing restaurants.

         The Company's profitability began to decline in the second half of 1994, and the Company reported its first operating loss in the fourth quarter of 1994. The Company reported additional operating losses for each quarter of 1995 and the first quarter of 1996, and reported a slight operating profit for the second quarter of 1996, and reported a slight operating profit for the second quarter of 1996.

         In the second quarter of 1995, the Company suspended its expansion plans and, in December 1995, after a thorough analysis of the sales potential and operating economics of every restaurant in the chain, the Company announced a $23.9 million restructuring plan. The plan called for closing as many as ten of the Company's restaurants and for a partial write-down of assets to estimated fair value in other restaurants. To date, the Company has closed six restaurants pursuant to the restructuring plan: two in Dallas, Texas and one in each of Federal Way, Washington; San Francisco, California; Los Angeles, California; and Menlo Park, California.


         In December 1995, as part of its restructuring plan, the Company entered into a $5 million bank line of credit agreement that expires in November 1996. The Company entered into the line of credit to provide for its near-term capital requirements for closing restaurants and other general corporate purposes. Borrowings bear interest at the prime rate (8.5% at December 31, 1995) plus 2%. The initial $2 million available under the line is collateralized by the Company's personal property, and subsequent advances of the remaining $3 million are to be collateralized by executed leasehold interests in certain Company restaurants. In connection with the line of credit, the Company issued a warrant for up to 75,000 shares of the Company's Common Stock at an exercise price of $6.80 per share. The warrant expires in November 2000. The first 37,500 shares under the warrant are exercisable immediately, and the remaining shares are exercisable if the Company borrows in excess of the first $2 million available under the line of credit agreement.


         The Company has considered various alternatives in order to raise capital to resume its expansion, including additional borrowings and the possible issuance of debt or additional equity or other securities in the private and public markets. In mid-1995 and in early 1996, the Company conducted discussions with several possible investors and held discussions with a placement agent in connection with possible private financings and its ongoing exploration of strategic alternatives, although the Company's efforts only located a limited number of such opportunities. The preliminary discussions relating to other equity opportunities included pricing terms similar to those contained in the Investment Proposal. The Board concluded that, on balance, an equity sale was the best available alternative and that the Investment Proposal offered the best possible terms that the Company could receive in a sale to a non-affiliated entity.

         The Company's first contact with Crescent was in May 1995, when it initiated discussions and negotiations with Crescent regarding certain possible "sale-leaseback" real estate transactions, which were not consummated, involving some of the Company's restaurant sites and buildings. In such a sale-leaseback transaction, the Company would sell a restaurant site or building that it owned to a buyer and enter into a long-term lease of the site from; the purchaser; such a transaction would provide the Company with immediate cash flow from the sale. Richard Rainwater, an existing 9% stockholder of the Company, is the Chairman of the Board of Crescent Real Estate Equities, Inc., a corporation which indirectly holds approximately 80% of the limited partnership interest and approximately 1% of the general partnership interest in Crescent, and he holds a significant equity interest in such corporation. See "INFORMATION CONCERNING CRESCENT." Although Mr. Rainwater was aware of the course of the Investment Proposal negotiations with Crescent, he did not actively participate in the negotiations. In connection with its December 1995 restructuring and the related evaluation of alternatives for additional financing, in January 1996, the Company contacted Crescent, which had expressed an interest in investing in the Company during the sale-leaseback discussions. Between February 9 and March 14, the Company and representatives of Mr. Rainwater and Crescent engaged in extensive negotiation of a letter of intent, which was entered into on March 14, 1996, subject to approval by the Company's Board of Directors. Basic terms of the transaction were agreed to in the letter of intent, based on the then-current trading price of the Company's Common Stock. Prior to the Board meeting, the parties began negotiating the definitive acquisition agreements. The provisions regarding voting rights, financial performance covenants, price and number of shares to be purchased were the primary focus of these negotiations. The Company's Board of Directors held a regularly-scheduled meeting on April 11, 1996, at which management proposed approval of the terms of the transaction. At this meeting, the Board focused on the adequacy of the financial terms of the transaction as set forth in the letter of intent, as well as on a detailed discussion of the first draft of the Stock Purchase Agreement; the consequences, particularly as to future alternatives for the Company, of such terms; the negotiations leading up to the proposed terms; alternative provisions that could be pursued; and alternatives to the Investment Proposal that could be pursued. At this meeting, the terms of the transaction were approved, subject to negotiation of satisfactory definitive agreements. After the Board meeting, at the Board's request, management was able to negotiate to limit the covenants that would allow Crescent to elect a majority of the Board of Directors after Conversion and to provide a cure provision in certain events if the Company did not meet the financial covenants. In addition, Crescent determined to make a passive investment in the Company, which resulted in a change to the structure of the transaction to an acquisition of non-voting Series B Preferred Stock unless it was converted at the holder's option into voting Series A Preferred Stock (which is subject to certain mandatory conversion provisions), with a three-year option to acquire non-voting Series C Preferred Stock, although all of the Convertible Preferred Stock could be converted into Common Stock.


         From April 15 through April 26, representatives of the Company and Crescent met in person and by telephone to negotiate the definitive terms of the Stock Purchase Agreement. Upon execution of the definitive Stock Purchase Agreement on April 26, 1996, the terms were publicly disclosed by the Company.


         The Company and Crescent do not have any affiliations, other than that Mr. Rainwater, a private investor and an affiliate of Crescent, currently holds approximately 9% of the Common Stock of the Company. Crescent may transfer the Convertible Preferred Stock in compliance with applicable securities laws, except that it may not transfer the Convertible Preferred Stock to any competitor of the Company without its express written consent. The Company has been informed by Crescent that Crescent has no current intent to exercise the Option or convert any of the Convertible Preferred Stock to Series A Preferred Stock or Common Stock. Crescent has also informed the Company that it is more likely to exercise the Option and convert the Option Shares and the Convertible Preferred Stock to Common Stock if the exercise price of the Option or conversion price of the Convertible Preferred Stock is significantly below the current fair market value of the Common Stock, and that it is more likely to convert the Series B Preferred Stock to Series A Preferred Stock if the Company is unable to achieve certain earnings targets for 1996, 1997 or 1998 set forth in the Series A Preferred Stock Certificate of Designation. See "INVESTMENT PROPOSAL -- Certain Risks" and "PREFERRED STOCK; CERTIFICATES OF DESIGNATION."

BOARD OF DIRECTORS' RECOMMENDATIONS; VOTE REQUIRED


         The Board of Directors has reviewed and considered the terms and conditions of the Investment Proposal and believes that the Investment Proposal is fair to, and is advisable and in the best interests of, the Company and its stockholders and has unanimously approved the Investment Proposal and unanimously recommends that stockholders vote "for" approval of the Investment Proposal.

         The Board of Directors, in recommending stockholder approval of the Investment Proposal, considered a number of factors, including (a) the increase in the Company's cash reserves that will result from the consummation of the Crescent Transaction and the prospect that, as a result of this equity infusion, the Company would be able to compete more effectively with its competitors, better withstand unforeseen adverse events, improve its access to sources of capital and resume its expansion program more quickly than may otherwise be possible, (b) the Board of Director's belief that the negative conditions may continue in the future, or longer, without a cash infusion to fund growth, (c) the terms of the Stock Purchase Agreement, including certain terms which give the investor veto rights over certain corporate actions. See "INVESTMENT PROPOSAL -- Certain Risks," and (d) the alternatives to the Investment Proposal and the likelihood of such alternatives, including alternative public or private equity or debt financing and/or a sale of the Company.

         In reaching its recommendation, the Board of Directors' primary consideration was obtaining substantial additional equity or other financing for expansion of the Company in a timely manner, on the best possible terms. The Board of Directors believed that substantial additional equity or other financing was necessary because without such financing, the Company could not continue to compete effectively with better-financed competitors. The Board took into account that the Company could incur additional losses before its performance improved and its growth plans could be resumed on an internally financed basis. In particular, the Board believed that the Company's long-term financial health depended upon its continuing to increase its presence in California and to expand to markets outside California, and that without additional external capital, it would not be able to resume its expansion program in the near term. The Board concluded that the Investment Proposal provided, for the amount of financing, the best terms available at the time the Company entered into the Stock Purchase Agreement. Accordingly, the Board concluded that the Investment Proposal was the best alternative to improve the Company's financial prospects.

         While conclusion of the Investment Proposal would permit the Company to withstand further losses in the near-term while beginning to resume its expansion, the Board recognized that the Company must also improve sales and continue to reduce and to control expenses to return to profitability. In December 1995, the Company adopted and began implementing a restructuring plan designed to improve the Company's performance. The Board of Directors is continuing to review operations to determine the nature and scope of any further action that may be required. Furthermore, even if the Investment Proposal and the effects of the restructuring plan are consummated and expenses are controlled, there can be no assurance that the Company will be able to maintain or improve profitability.


         THE BOARD OF DIRECTORS BELIEVES THAT THE INVESTMENT PROPOSAL IS FAIR TO, AND IS ADVISABLE AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE INVESTMENT PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF THE INVESTMENT PROPOSAL.

         The Board of Directors reserves its right, pursuant to the Stock Purchase Agreement, to amend the provisions of the Stock Purchase Agreement in all respects before or after approval of the Investment Proposal by the Company's stockholders. However, the Board of Directors will not amend the Stock Purchase Agreement in any material respect without stockholder approval, and, in particular, will not increase the number of shares to be issued or decrease the price per share without such approval. In addition, the Board of Directors reserves the right to terminate the Stock Purchase Agreement in accordance with its terms notwithstanding stockholder approval thereof.


         The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes, on the other hand, will have any effect on the outcome of the vote on the Investment Proposal.


USE OF PROCEEDS



         The net proceeds from the Investment Proposal are estimated to be $5.250 million after deduction of the Company's estimated expenses, Crescent's reimbursable expenses incurred in connection with the transaction (up to $75,000) and the initial financing fee of $75,000 payable to Crescent. The Company expects to use the net proceeds for working capital and other general corporate purposes, as provided in its business plan, including future expansion, remodeling the Company's restaurants, installing a point-of-sale system and upgrading the Company's information systems. Although the Company has not designated precise amounts of the net proceeds for specific purposes and expects that the funds generated from operations will contribute to meeting the Company's capital needs, the Company believes that it may use between $1.0 million and $2.0 million on remodeling the Company's restaurants, between $1.0 million and $2.0 million on computer hardware and software and the remaining funds, together with funds generated from operations, on expansion. Until so utilized, the net proceeds will be invested in income-producing securities. Pursuant to the Company's policy and bank line of credit, these securities must be investment grade or better with a duration of less than one year. For example, permitted securities include instruments such as U.S. government treasury bills, commercial paper or certificates of deposit that comply with the Company's investment criteria.

CERTAIN RISKS


         While the Board of Directors is of the opinion that the Investment Proposal is fair to, and is advisable and in the best interests of, the Company and its stockholders, stockholders should consider the following possible effects in evaluating the Investment Proposal.


         Special Consent Rights. Under the provisions of the Series A Certificate, after Conversion for so long as the Requisite Shares are outstanding, Series A Holders holding a majority of any Series A Preferred
Stock would have effective veto power over certain significant actions by the Company, including certain issuances of securities and any merger, consolidation or sale of all or substantially all of the assets of the Company. These rights generally remain in effect until conversion of a significant number of shares of Convertible Preferred Stock into Common Stock through voluntary conversion or upon the Company's achieving certain per-share price milestones which make the Series A Preferred Stock mandatorily convertible and prevent future Conversions. Given such rights, if the Requisite Shares are outstanding and any Series B Preferred Stock is converted to Series A Preferred Stock, the holders of a majority of the Series A Preferred Stock may effectively veto transactions desired by a majority of the Board of Directors or a majority of the Company's stockholders. On certain matters, such holder may have interests that diverge from or even conflict with those of the Company. Crescent may transfer the Series A Preferred Stock in compliance with applicable securities laws, except that it may not transfer the Series B preferred Stock, or the Series A Preferred Stock unto which it converts, to any competitor of the Company without its express written consent. See "PREFERRED STOCK; CERTIFICATES OF DESIGNATION - Special Consent Rights."


         Composition of the Company's Board of Directors Following the Sale. Under the Certificates of Designation to be filed with the Delaware Secretary of State, during the period of any "Event of Non-Compliance" (as defined below) so long as the Requisite Shares remain outstanding after Conversion of any shares of Series B Preferred Stock, the Series A Holders holding a majority of the Series A Preferred Stock would be entitled to elect a majority of the Board of Directors. As used in the Certificates of Designation an "Event of Non-Compliance" means either (i) the Company's failure to attain a level of net income before all amounts properly recorded for interest, taxes, depreciation and amortization ("EBITDA") of $1,500,000 in fiscal year 1996, $3,500,000 in fiscal year 1997, or $5,500,000 in fiscal year 1998 or (ii) the Company's monetary default or a material non-monetary default, or both, under any material bond, note or other evidence of indebtedness, provided that such default is not cured or waived by the indebted party. If the Board of Directors of the Company shall unanimously and specifically authorize and approve any act or activity of the Company the result of which will be to reduce the Company's EBITDA for any EBITDA Period, and such reduction in the EBITDA is unanimously and specifically authorized and approved by the Board of Directors, the EBITDA Target or Targets, as the case may be, shall be deemed to be automatically reduced to the dollar amount equal to the amount calculated by multiplying the Company's new, revised budgeted EBITDA by a fraction, the numerator of which is the original EBITDA Target specified for the applicable EBITDA Period in (i) of this paragraph and the denominator of which is the originally budgeted EBITDA for such EBITDA Period as such originally budgeted EBITDA is set forth in the business plan of the Company as of April 26, 1996.

         In the event the Company's EBITDA for any EBITDA Period shall be an amount less than the EBITDA Target for such EBITDA Period, but shall be an amount equal to or greater than the product obtained by multiplying (i) the EBITDA Target for such EBITDA Period by (ii) .95 (the EBITDA Target less such amount being hereinafter called the "Shortfall"), then, in such event, the failure of the Company to earn an amount equal to or greater than the EBITDA Target for such EBITDA Period shall be deemed to have been cured if, for the first quarter of the Company's fiscal year next following the EBITDA Period during which the Company shall fail to have earned the EBITDA Target, the Company shall have earned the sum of (x) the Shortfall, plus (y) the First Quarter Projected EBITDA (as hereinafter defined). As used in the Certificates of Designation, the term "First Quarter Projected EBITDA" shall mean either (i) the amount determined by multiplying the Company's budgeted EBITDA for the applicable quarter by a fraction, the numerator of which is the EBITDA Target for the EBITDA Period in which the quarter falls and the denominator of which is the Company's budgeted EBITDA for such EBITDA Period, or (ii) if the Company's budgeted EBITDA for the applicable quarter shall be a loss, then the Company's budgeted loss for such quarter, whichever of (i) or (ii) is less. For purposes hereof, the references to budgeted amounts refer to the budgets of the Company duly approved by the Company's Board of Directors in the ordinary course of business and consistent with past practice.

         After Conversion, the right of the Series A Holders to elect a majority of the Board of Directors would continue until all Events of Non-Compliance were either cured or waived. If and whenever an Event of Non-Compliance occurs, and for so long as an Event of Non-Compliance continues, if any shares of Series A Preferred Stock and the Requisite Shares are outstanding, the number of Directors then constituting the whole Board of Directors would be automatically increased to create such number of vacancies as are necessary so that such vacancies constitute a majority of the whole Board of Directors, and the Series A Holders would be entitled to elect the additional Directors necessary to fill such newly created vacancies. See "INVESTMENT PROPOSAL - Composition of the Company's Board of Directors Following the Sale."

         No Standstill Agreement. The Stock Purchase Agreement does not provide a limit on future acquisition of shares of the Company by Crescent. Crescent may therefore increase its equity position through the purchase of additional Common Stock, intensifying the effects related to its large equity interest as set forth in this Proxy Statement; however, as a result of its status as a REIT, Crescent cannot hold more than 10% of the outstanding voting securities of the Company.



         Diminished Ability to Sell the Company. As a result of the special consent rights of the Series A Preferred Stock, after Conversion the Series A Holders holding a majority of the Series A Preferred Stock could prevent a third party from acquiring the Company without its consent, so long as the Requisite Shares remained outstanding. In addition, holders of each of the Series A, Series B and Series C Preferred Stock will have certain approval rights under Delaware law to vote as a class on any corporate changes which would adversely affect such class(es). Finally, due to Crescent's large equity interest, it may be difficult or even impossible for a third party to acquire the Company without the consent of Crescent, although Crescent may not hold more than 10% of the outstanding voting securities of the Company and maintain its status as a REIT. Accordingly, approval of the Investment Proposal could hinder any future sale of the Company to a buyer other than Crescent. However, the Board of Directors believes consummation of the Investment Proposal will enable the Company to survive the current negative business environment and will enhance the long-term value of the Common Stock, although there can be no assurance that it will have this result. In addition to the possible effects of Crescent's voting rights and the organization of the Board of Directors in the context of a sale of the Company, certain existing features of the Restated Certificate of Incorporation (including the right to issue additional preferred stock without stockholder approval), in conjunction with Delaware law, may already have the effect of deterring a sale of the Company without the approval of the Company's Board of Directors. See "ANTI-TAKEOVER PROVISIONS AND EFFECT OF INVESTMENT PROPOSAL." The Board of Directors has determined that the opportunity provided by the Investment Proposal outweighs the restrictions and limitations imposed by the provisions described above and that a financing such as that provided by the Sale is necessary to the Company's ability to compete effectively.

         Registrations and Effect of Stock Sales by Crescent. No more than twice, holders of the Securities have the right to cause the shares of Common Stock issued or issuable upon conversion of the Securities to be registered for resale from time to time. Any resale of a substantial number of shares, particularly by a significant stockholder, could at least temporarily depress the market for the Company's stock.

                       SUMMARY OF STOCK PURCHASE AGREEMENT


         The following summary of certain material terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement and the exhibits thereto, which are incorporated by reference herein and attached hereto as Appendix I through Appendix V, respectively, to this Proxy Statement.



REPRESENTATIONS AND WARRANTIES


         The Stock Purchase Agreement contains certain representations and warranties of the parties. The Company has made representations and warranties regarding, among other things, its organization, good standing and qualification, authority relative to the Stock Purchase Agreement and Registration Rights Agreement (the "Transaction Documents"), capitalization, subsidiaries and other investments, absence of conflicts with organizational documents or obligations of the Company, books and records, litigation, absence of material adverse changes, tax returns and payments, employee benefit plans, labor matters, brokerage fees and finders fees, material contracts, title to assets, insurance, intellectual property, licenses, validity of the securities issued pursuant to the Investment Proposal, the absence of undisclosed liabilities, receivables, business plan and the absence of misstatements and omissions in such representations and warranties and certain filings with the Securities and Exchange Commission.

         Crescent has made representations and warranties regarding its organization, good standing and qualification, authority relative to the Transaction Documents, absence of conflicts with organizational documents or obligations, required approvals, the status of the Convertible Preferred Stock under securities laws, ownership of the Company's stock and brokerage fees, finder's fees, compensation or other consideration payable in connection with the transactions contemplated by the Stock Purchase Agreement.


COVENANTS OF THE COMPANY AND CRESCENT


         The Company has agreed to certain covenants in connection with the conduct of its business between the signing of the Stock Purchase Agreement and the closing of Crescent's initial investment, including conducting its business in substantially the same manner as conducted before entering into the Stock Purchase Agreement, not permitting any changes which would have a material adverse effect on the Company's business and not performing any acts which would require the consent of Crescent pursuant to its special consent rights contained in the Certificates of Designation. In addition, the Company has agreed to allow Crescent or its representatives access to its books and records, including certain documents filed with the Securities and Exchange Commission. The Company has also agreed to (i) hold a meeting of stockholders to vote on the Investment Proposal, (ii) file the Certificates of Designation with the Delaware Secretary of State, (iii) indemnify any members of the Board of Directors elected by the holders of the Series A Preferred Stock including maintaining directors and officers liability insurance of more than $5,000,000 for each such Director and
(iv) use the proceeds of the Investment Proposal as provided in the Company's business plan, including future expansion, remodeling its restaurants, installing a point-of-sale system, upgrading its information systems and general working capital.

         The Company and Crescent have jointly agreed to (i) cooperate with each other in taking the appropriate actions necessary to consummate the Crescent Transaction, including the issuance of any press releases and/or any filings with agencies or exchanges and (ii) enter into the Registration Rights Agreement. Crescent also has agreed not to transfer the Series B Preferred Stock, or the shares of Series A Preferred Stock into which the Series B Preferred Stock converts, to any competitor of the Company without its express written consent.


CLOSING CONDITIONS


         The obligation of the Company to issue and sell the Securities on the Closing Date is subject to the satisfaction on or before the Closing of certain conditions, including (a) no order, injunction or action which prohibits the consummation of the Crescent Transaction is pending or threatened; (b) receipt of all consents, authorizations, orders and approvals required in connection with the Investment Proposal; (c) receipt of all necessary stockholder approvals; (d) receipt of a certificate from the secretary of Crescent certifying as to the officers of Crescent and the validity of the resolutions authorizing and approving the Investment Proposal; and (e) receipt of a certificate from the president or vice-president of Crescent certifying that Crescent has performed its covenants and agreements required to be performed by the Stock Purchase Agreement and that the representations and warranties of Crescent contained in the Stock Purchase Agreement are true and correct in all material respects.

         The obligation of Crescent to purchase the Securities is subject to the satisfaction of the following conditions: (a) no order, injunction or action which prohibits the consummation of the Investment Proposal is pending or threatened; (b) receipt of all consents, authorizations, orders and approvals required in connection with the Investment Proposal; (c) receipt of the Company's business plan and strategic plan, each of which shall be satisfactory in all respects to Crescent; (d) receipt by the Company of all necessary stockholder approvals; (e) the filing of the Certificates of Designation with the Secretary of State of Delaware; (f) delivery by the Company to Crescent of a certificate from the Secretary of State of Delaware certifying that the Company is duly incorporated, has a legal corporate existence and is in good standing in the State of Delaware; (g) receipt of a certificate from the secretary of the Company certifying as to the officers of the Company and the validity of the resolutions authorizing and approving the Investment Proposal and the Certificate of Incorporation and Bylaws; (h) receipt of a certificate from the president or vice-president of the Company certifying that the Company has performed its covenants and agreements required to be performed by the Stock Purchase Agreement and that the representations and warranties of the Company contained in the Stock Purchase Agreement are true and correct in all material respects; (i) no change in the financial condition, business, operations or prospects of the Company and any of its subsidiaries, taken as a whole, which would have or would be reasonably likely to have a material adverse effect on the Company; (j) execution and delivery by the Company of the Registration Rights Agreement; and (k) receipt of such other documents, instruments and certificates reasonably requested.


ANNUAL FEES AND EXPENSES

         The Stock Purchase Agreement provides that all fees and expenses up to $75,000 incurred by Crescent in connection with the Crescent Transaction and the transactions contemplated thereby, whether or not consummated, are to be reimbursed by the Company.


         The Stock Purchase Agreement also provides that the Company shall pay Crescent an initial fee of $75,000 and, so long as Crescent owns the Requisite Shares and does not have a representative on the Board of Directors, the Company shall pay Crescent an annual fee of $50,000, payable quarterly in arrears, and shall reimburse Crescent for all reasonably incurred out-of-pocket expenses (including legal fees) incurred in monitoring the investment in the Convertible Preferred Stock.

TERMINATION

         The Stock Purchase Agreement may be terminated at any time prior to the closing by the mutual consent of Crescent and the Company. In addition, the Stock Purchase Agreement may be terminated by either party if (a) the Closing has not occurred by August 31, 1996; (b) a court, agency or commission has issued an order, decree or ruling or taken other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Stock Purchase Agreement and such order, decree, ruling or other action is final and non-appealable; (c) the other party has not satisfied a closing condition and such condition has not been waived; or (d) the other party has materially breached its covenants contained in the Stock Purchase Agreement and has not cured such breach within 30 days after written notification of the breach.


         In the event of termination, any further obligation on the part of any party will terminate, other than the initial fee described above under "SUMMARY OF STOCK PURCHASE AGREEMENT -- Annual Fees and Expenses."


REGISTRATION RIGHTS


         Pursuant to a Registration Rights Agreement to be signed upon the closing of the Sale, holders of at least 50% of shares of Common Stock issued or issuable pursuant to the conversion of the Convertible Preferred Stock can require, no more than twice, that the Company use its best efforts to register the shares of Common Stock issued or issuable upon conversion of the Convertible Preferred Stock for sale in an offering; provided, however, that any such registration may be deferred by the Company for a period of not more that ninety
(90) days if the Company determines that proceeding with such registration would be seriously detrimental to the Company. The Company may include any other shares of Common Stock in such registration as long the inclusion of such shares will not limit the number of shares held by Crescent and/or its successors and assigns (collectively, "Holders") to be included in a registration pursuant to the Registration Rights Agreement.


         In addition, if at any time the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act") either for its own account or for the account of any stockholder (other than a registration relating solely to employee benefit plans, or a corporate reorganization or other transaction under Rule 145 of the Securities Act, or a registration on any registration form that does not permit secondary sales), it must use its best efforts to include, at a Holder's request, any of such Holder's shares of Common Stock in the registration statement. In connection with a firm commitment underwritten offering of shares to be issued by the Company, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be sold, the shares of Common Stock entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold on its own account, next to the Holder(s), and finally to all others. In addition, the Company is not required to include any Holder's shares in a firm commitment underwritten offering unless such shares are to be included in the underwriting on the same terms and conditions as the other shares of Common Stock being sold under such registration.




PREFERRED STOCK; CERTIFICATES OF DESIGNATION


         To issue or reserve for issuance any shares of a series of Preferred Stock, the Company must file a certificate of designation specifying the rights, preferences and privileges of such series. In order to create the three series of Convertible Preferred Stock contemplated by the Crescent Transaction, the Company must file a certificate of designation (each, a "Certificate of Designation") with respect to each of the Series A Voting Participating Convertible Preferred Stock, (the "Series A Preferred Stock"), Series B Non-Voting Participating Convertible Preferred Stock (the "Series B Preferred Stock") and Series C Non-Voting Participating Convertible Preferred Stock (the "Series C Preferred Stock; collectively, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are referred to herein as the "Convertible Preferred Stock").


         Certain provisions of the Certificates of Designation for the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock are summarized below. The following summary does not purport to be complete or to give effect to provisions of statutory or common law. The summary is qualified in its entirety by reference to the Certificates of Designation attached as Appendices II, III and IV hereto.


         Series A Preferred Stock. The Series A Preferred Stock is issuable upon conversion of the Series B Preferred Stock to be issued in the Investment Proposal. 1,187,906 shares of Series A Preferred Stock, par value $0.001 per share, are authorized under the Certificate of Designation for the Series A Preferred Stock. The Board of Directors may increase or decrease (but not below the number of shares outstanding or reserved for issuance) the number of authorized shares of Series A Preferred Stock.


         Holders of Series A Preferred Stock may convert their shares into Common Stock at their option at any time. In addition, the Company may require the conversion of the outstanding shares of Series A Preferred Stock into Common Stock if (i) either (A) the average closing price of the Company's Common Stock for 120 consecutive trading days is at least $15 per share, or (B) the Company has consummated a public offering of its Common Stock, at a price of at least $15 per share, as a result of which the total number of shares of the Company's stock outstanding is increased by 25%, and (ii) the Company has in effect a registration statement for the shares of Common Stock into which the Series A Preferred Stock are convertible, and such registration statement remains in effect until all such shares are sold.


         Each share of Series A Preferred Stock is initially convertible into one share of Common Stock, but such conversion ratio will be adjusted in certain circumstances, including if and when the Company combines, reclassifies, consolidates, subdivides or splits the Common Stock, or issues dividends payable in Common Stock with respect to the Common Stock; however, in order to maintain its status as a REIT, Crescent may not convert any shares of Convertible Preferred Stock, if such conversion would cause Crescent to hold more than 10% of the outstanding voting securities of the Company. In certain circumstances, including the consummation of a merger or the sale of substantially all of the assets of the Company, holders of Series A Preferred Stock will be entitled to receive the consideration paid to a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock held are convertible.


         The Company must reserve a sufficient number of authorized but unissued shares of its Common Stock to effect the conversion of all of the outstanding shares of Series A Preferred Stock, and if the number of shares of authorized but unissued shares of its Common Stock is insufficient for such reservation, the Company must take certain steps to increase its authorized shares of Common Stock.

         Holders of Series A Preferred Stock are entitled to vote, voting together with the holders of Common Stock as a single class, on all matters submitted to a vote of the stockholders. Each holder of Series A Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series A Preferred Stock held are then convertible.

         In addition, so long as the greater of (i) 593,953 shares of Series A, Series B and Series C Preferred Stock, taken together, or (ii) 50% of the total shares of Series A, Series B and Series C Preferred Stock issued on or after the date of the filing of the Certificates of Designation (the "Requisite Shares") remain outstanding, the holders of Series A Preferred Stock have additional voting rights with respect to various actions taken by the Company and with respect to the election of directors. In addition to voting with the shares of Common Stock, the holders of Series A Preferred Stock will also vote, as a separate class, on certain amendments of the Company's Restated Certificate of Incorporation or bylaws; the creation or increase in authorized number of shares of classes of stock with equal or greater liquidation or dividend rights; mergers or consolidations; any increase in the size of the Board of Directors above seven directors; certain fundamental change transactions of the Company; material deviations from the Company's operating or capital budgets; material changes in the Company's operating strategy; any acquisitions or repurchases of any securities of the Company; and the Company's incurrence of certain debts or amendments to instruments governing existing debts.



         As to the election of directors, so long as shares of the Requisite Shares are outstanding and certain defaults occur (each, an "Event of Non-Compliance"), the number of directors of the Company will automatically be increased so that a majority of the positions are vacant and the holders of the Series A Preferred Stock, whether or not Crescent is such a holder, voting separately and in addition to any other required vote, will be entitled to elect the directors to fill such vacancies. The default circumstances in which the Board of Directors will be increased are if and when (i) the Company's consolidated net income, before reserving of all amounts for interest, taxes, depreciation and amortization, is not equal to, unless the Board of Directors has approved a change, at least $1,500,000 for fiscal year 1996, $3,500,000 for fiscal year 1997, and $5,500,000 for fiscal year 1998 (each, an "EBITDA Target"); (ii) the Company fails to give notice as required under the Series A Preferred Stock Certificate of Designation of a permitted adjustment under the Certificate of Designation to such an EBITDA Target; or (iii) the Company is in monetary default or a material non-monetary default under any material bond, note or other evidence of indebtedness of the Company or under any indenture or other instrument under which any evidence of indebtedness has been issued or is governed, and such default has not been cured or waived. If the Board of Directors of the Company shall unanimously and specifically authorize and approve any act or activity of the Company, the result of which will be to reduce the Company's EBITDA for any EBITDA Period, and such reduction in the EBITDA is unanimously and specifically authorized and approved by the Board of Directors, the EBITDA Target or Targets, as the case may be, shall be deemed to be automatically reduced to the dollar amount equal to the amount calculated by multiplying the Company's new, revised budgeted EBITDA by a fraction, the numerator of which is the original EBITDA Target specified for the applicable EBITDA Period in the (i) of this paragraph, and the denominator of which is the originally budgeted EBITDA for such EBITDA Period as such originally budgeted EBITDA is set forth in the business plan of the Company as of April 26, 1996.


         In the event the Company's EBITDA for any EBITDA Period shall be an amount less that the EBITDA Target for such EBITDA Period, but shall be an amount equal to or greater than the product obtained by multiplying (i) the EBITDA Target for such EBITDA Period by (ii) .95 (the EBITDA Target less such amount being hereinafter called the "Shortfall"), then, in such event, the failure of the Company to earn an amount equal to or greater than the EBITDA Target for such EBITDA Period shall be deemed to have been cured if, for the first quarter of the Company's fiscal year next following the EBITDA Period during which the Company shall fail to have earned the EBITDA Target, the Company shall have earned the sum of (x) the Shortfall, plus (y) the First Quarter Projected EBITDA (as hereinafter defined). As used in the Certificates of Designation, the term "First Quarter Projected EBITDA" shall mean either (i) the amount determined by multiplying the Company's budgeted EBITDA for the applicable quarter by a fraction, the numerator of which is the EBITDA Target for the EBITDA Period in which the quarter falls, and the denominator of which is the Company's budgeted EBITDA for such EBITDA Period, or (ii) if the Company's budgeted EBITDA for the applicable quarter shall be a loss, then the Company's budgeted loss for such quarter, whichever of (i) or (ii) is less. For the purposes hereof, the references to budgeted amounts refer to the budgets of the Company duly approved by the Company's Board of Directors in the ordinary course of business and consistent with past practice.


         With respect to dividends, the Series A Preferred Stock is junior to the Series B Preferred Stock and Series C Preferred Stock, but senior to the Common Stock. No cash dividends or other distributions may be paid on any junior stock unless a dividend has been declared and set aside with respect to the Series A Preferred Stock. The per-share amount of the Series A Preferred Stock dividend must be equal to the amount that the holder thereof would be entitled to receive as dividends if such shares of Series A Preferred Stock were converted into Common Stock. In addition, holders of Series A Preferred Stock will be entitled to participate in any dividends that are paid on any junior stock.


         With respect to liquidation preference, the Series A Preferred Stock is junior to the Series B Preferred Stock and Series C Preferred Stock, but senior to the Common Stock. Upon liquidation of the Company, the holders of Series A Preferred Stock will be entitled to receive $4.63 per share plus, after an Event of Non-Compliance, cumulated preferential cash dividends at a rate of $0.56 annually per share. In addition, upon any merger, consolidation, or sale of substantially all of the assets of the Company, the holders of Series A Preferred Stock will be entitled to such cumulative preferential dividends prior to the consummation of such transaction.


         Series B Preferred Stock. The Series B Certificate of Designation authorizes 1,187,906 shares of Series B Preferred Stock, par value $0.001 per share, all of which will be issued in the Crescent Transaction. The Board of Directors may increase or decrease (but not below the number of shares outstanding or reserved for issuances) the number of shares authorized. With the exception of voting rights, liquidation preference, and conversion rights, the rights, preferences and privileges of the Series B Preferred Stock are identical to those of the Series A Preferred Stock described above.

         Except as required by law, holders of Series B Preferred Stock have no voting rights. With respect to dividends, the Series B Preferred Stock is junior to the Series C Preferred Stock, but senior to the Series A Preferred Stock and Common Stock. No cash dividends or other distributions may be paid on any junior stock unless a dividend has been declared and set aside with respect to the Series B Preferred Stock. The per-share amount of the Series B Preferred Stock dividend must be equal to the amount that the holder thereof would be entitled to receive as dividends if such shares of Series B Preferred Stock were converted into Common Stock. In addition, holders of Series B Preferred Stock will be entitled to participate in any dividends that are paid on Common Stock.

         As to liquidation preference, the Series B Preferred Stock is senior to the Series A Preferred Stock and Common Stock, but junior to the Series C Preferred Stock. Upon liquidation of the Company, the holders of Series B Preferred Stock will be entitled to receive $4.63 per share plus, after an Event of Non-Compliance, cumulated preferential cash dividends at a rate of

$0.56 annually per share. In addition, upon any merger, consolidation, or sale of substantially all of the assets of the Company, the holders of Series B Preferred Stock will be entitled to such cumulative preferential dividends prior to the consummation of such transaction. Each share of Series B Preferred Stock is convertible, at the option of the holder and subject to the Conversion Limitation, into (i) one share of Series A Preferred Stock, at any time up to and including the date on which the Series A Preferred Stock becomes mandatorily convertible into Common Stock, or (ii) one share of Common Stock at any time (in each case subject to adjustments to the conversion rate for stock splits, stock dividends and similar events).

         Series C Preferred Stock. The 593,953 shares of Series C Preferred Stock, par value $0.001, authorized for issuance under the Series C Preferred Stock Certificate of Designation are subject to the option to be granted to Crescent in the Investment Proposal. The Board of Directors may increase or decrease (but not below the number of shares outstanding or reserved for issuances) the number of shares authorized. With the exception of voting rights, liquidation preference, amount of dividends, and conversion rights, the rights, privileges and preferences of the Series C Preferred Stock are identical to those of the Series A Preferred Stock described above.

         Except as required by law, holders of the Series C Preferred Stock have no voting rights. The Series C Preferred Stock is senior to the Series A Preferred Stock, the Series B Preferred Stock and the Common Stock. No cash dividends or other distributions may be paid on any junior stock unless a dividend has been declared and set aside with respect to the Series C Preferred Stock. The per-share amount of the Series C Preferred Stock dividend must be equal to the amount that the holder thereof would be entitled to receive as dividends if such shares of Series C Preferred Stock were converted into Common Stock. In addition, holders of Series C Preferred Stock will be entitled to participate in any dividends that are paid on Common Stock.

         Upon liquidation of the Company, the holders of Series C Preferred Stock will be entitled to receive $6.00 per share plus, after an Event of Non-Compliance, cumulated preferential cash dividends at a rate of $0.72 annually per share. In addition, upon any merger, consolidation, or sale of substantially all of the assets of the Company, the holders of Series C Preferred Stock will be entitled to such cumulative preferential dividends prior to the consummation of such transaction. Each share of Series C Preferred Stock is convertible, at any time and at the option of the holder, subject to the Conversion Limitation, into one share of Common Stock, with adjustments to the conversion rate in the same circumstances as apply to the conversion rate for the Series A and Series B Preferred Stock.


FINANCIAL INFORMATION


         THE COMPANY'S 1995 ANNUAL REPORT AND THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED JUNE 16, 1996, EACH OF WHICH ACCOMPANIES THIS PROXY STATEMENT, INCLUDE THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS OF THE COMPANY AND THE RELATED NOTES THERETO, WHICH ARE INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. Additional copies of the financial information can be obtained at the principal office of the Company at 2901 Tasman Drive, Suite 109, Santa Clara, California. See "SELECTED FINANCIAL INFORMATION."

ANTI-TAKEOVER PROVISIONS AND EFFECT OF INVESTMENT PROPOSAL


         Certain provisions of the Company's Certificate of Incorporation and Bylaws could have the effect of delaying, deferring, or preventing a change in control of the Company. Such provisions may have the effect of depriving stockholders of the opportunity to receive a premium for their shares. These provisions include, among others, a classified Board of Directors, authorization for stockholders to act only at annual or special meetings, a requirement that stockholders give advance notice of director nominations and proposals for action, and the exclusive right of the Board to establish the size of the Board and to fill vacancies. In addition, the provisions described below may have a similar effect. The shares acquired by Crescent as part of the Investment Proposal will be exempt from certain of these anti-takeover provisions, as described below.



         Blank Check Preferred Stock. In addition, the Company's Certificate of Incorporation currently authorizes the issuance by the Company's Board of Directors, without the necessity of further notice or authorization by stockholders, of two hundred fifty thousand (250,000) shares of preferred stock (of which all such shares were unissued), and if the Proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized preferred stock is approved, 3.5 million shares of preferred stock will be authorized, (of which 2,969,765 shares will be issued or reserved as Series A, Series B or Series C Preferred Stock, as part of the Investment Proposal). The remaining preferred stock may be issued from time to time in one or more series, and may have such voting powers, preferences and relative rights, designations, qualifications, and limitations as the Board of Directors may fix by resolution at the time of issuance. The remaining preferred stock could be used to deter or discourage an unsolicited attempt by another person or entity to acquire control of the Company. Such stock could be issued, for example, with voting or conversion privileges intended to make an acquisition of the Company more difficult or more costly. The Company has no present intention to issue such stock to deter such a takeover bid. See "PREFERRED STOCK; CERTIFICATES OF DESIGNATION" and "AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION AND INCREASE IN AUTHORIZED CAPITAL STOCK."



         Special Consent Rights. In addition, the consummation of the Investment Proposal may diminish the ability of current stockholders to sell the Company without the concurrence of Crescent. See "INVESTMENT PROPOSAL - Certain Risks."



         Management Entrenchment. Assuming Conversion, the fact that Crescent owns the Securities could make it more difficult for a third party to cause a change in management of the Company, which could possibly lead to entrenchment of current or future management or could have the effect of making the Company less attractive to a potential acquiror. See "INFORMATION CONCERNING THE COMPANY
- - EXECUTIVE COMPENSATION - Change in Control and Severance Arrangements."

         Delaware Section 203. Section 203 of the GCL limits business combinations (as therein defined) between corporations and interested persons (as therein defined, which would include Crescent with respect to the Company following the Sale). However, the statute exempts business combinations with interested stockholders who became such in a transaction approved by the Board of Directors. Accordingly, this statute will not apply to the shares of stock acquired by Crescent pursuant to the Investment Proposal.

                         INFORMATION CONCERNING CRESCENT


        Crescent Real Estate Equities, Inc. ("Crescent Corporation") is a publicly traded, fully integrated real estate company, organized as a REIT, which owns a portfolio of properties located primarily in 16 metropolitan submarkets and consisting of 33 office properties, 3 full-service hotel properties, 2 retail properties, 1 destination health and fitness resort and debt and non-voting equity interests in 3 residential development corporations. Crescent Corporation was formed as a Maryland corporation in February 1994. In May 1994, Crescent Corporation issued 16,047,392 shares of common stock to public and private investors in an initial public offering and contributed the net offering proceeds to the purchaser, Crescent, through Crescent Real Estate Equities, Ltd. ("CREE, Ltd.") and CRE Limited Partner, Inc. ("CLP, Inc."), both of which are wholly-owned subsidiaries of Crescent Corporation, in consideration of which CREE, Ltd. received a 1% general partnership interest and CLP, Inc. received a 70.3% limited partnership interest in Crescent. Crescent Corporation owns its assets and carries on its operations and other activities relating to its properties directly through Crescent and certain of its other subsidiaries and indirectly through three residential development corporations. Because of Crescent's experience and presence in the commercial real estate industry, Crescent's investment in the Company may create certain business synergies for the Company such as added expertise in identifying future restaurant sites and therefore enhance Crescent's investment.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

        The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Absentions and broker non-votes each will be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the outcome of the vote. Approval of both Proposal 2, "AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION AND INCREASE IN AUTHORIZED PREFERRED STOCK," and Proposal 3, "AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION AND INCREASE IN AUTHORIZED COMMON STOCK," are also required for approval of this proposal.


        THE BOARD OF DIRECTORS BELIEVES THAT THE INVESTMENT PROPOSAL IS FAIR TO, AND IS ADVISABLE AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE INVESTMENT PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF THE INVESTMENT PROPOSAL.

                                   PROPOSAL 2
                                   ----------

                AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION
                    AND INCREASE IN AUTHORIZED PREFERRED STOCK

GENERAL

         The Company's Restated Certificate of Incorporation currently authorizes the issuance of up to two hundred fifty thousand (250,000) shares of Preferred Stock. The Board of Directors proposes that the Restated Certificate of Incorporation be amended to increase the number of shares of Preferred Stock authorized to three million five hundred thousand (3,500,000).

AUTHORIZED PREFERRED STOCK


         As of June 30, 1996, no shares of Preferred Stock were issued or outstanding. The Board of Directors believes that the Company needs to increase the authorized number of shares of Preferred Stock in order to consummate the Investment Proposal, and to have flexibility to raise capital in the future by selling shares of its Preferred Stock. An aggregate of 2,969,765 shares of the Preferred Stock will be designated as Series A, Series B or Series C Preferred Stock and issued or reserved for issuance as part of the Investment Proposal. The remaining 530,235 shares will be blank check preferred stock.

         The amendments to the Restated Certificate of Incorporation in Proposals 2 and 3 and the consummation of the Investment Proposal would increase the authorized number of shares of all classes of stock of the Company from 7,750,000 to 18,500,000 shares. The authorized number of shares of Preferred Stock would increase from 250,000 to 3,500,000 shares. The increase in the number of shares of Preferred Stock would serve principally to permit the creation of the Series A, Series B and Series C Preferred Stock and to therefore permit the consummation of the Investment Proposal. This amendment is therefore contingent upon approval of the Investment Proposal and the proposal to increase the Company's authorized Common Stock.


VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for approval of the proposal to amend the Restated Certificate of Incorporation to increase the authorized Preferred Stock. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will each have the same effect as a negative vote. Approval of this proposal is contingent on the approval of both Proposal 1, "INVESTMENT PROPOSAL," and Proposal 3, "AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION AND INCREASE IN AUTHORIZED COMMON STOCK."

         The Board believes that the proposed amendment to the Restated Certificate of Incorporation is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK.

                                   PROPOSAL 3
                                   ----------

                  AMENDMENT OF CERTIFICATE OF INCORPORATION AND
                       INCREASE IN AUTHORIZED COMMON STOCK

GENERAL

         The Company's Restated Certificate of Incorporation currently authorizes the issuance of up to seven million five hundred thousand (7,500,000) shares of Common Stock. The Board of Directors proposes that the Restated Certificate of Incorporation be amended to increase the number of shares of Common Stock authorized to fifteen million (15,000,000).

AUTHORIZED COMMON STOCK

         As of June 30, 1996, approximately 5,635,103 shares of the Company's Common Stock were outstanding, approximately 589,931 shares of the Company's Common Stock were reserved for issuance upon the exercise of outstanding options, an additional 198,928 were reserved for future issuance pursuant to the Company's stock option and stock purchase plans, and approximately 175,000 shares of the Company's Common Stock were reserved for issuance upon the exercise of outstanding warrants. The Board of Directors believes that the Company needs to increase the authorized number of shares of Common Stock in order to consummate the Crescent Transaction, to issue options to attract and motivate employees, and to have flexibility to raise capital in the future by selling shares of its Common Stock. As set forth elsewhere in this Proxy Statement, the Company plans to increase the share reserve under its Second Amended and Restated Stock Option Plan (the "Option Plan") by 700,000 shares, and to enter into the Crescent Transaction, subject to stockholder approval. Accordingly, if the amendment to the Option Plan and/or the Investment Proposal are approved, some of the shares by which the Company's authorized Common
Stock will be increased will be issued or reserved for issuance in the amendment to the Option Plan and the consummation of the Crescent Transaction, as the case may be.

         The amendments to the Restated Certificate of Incorporation in Proposals 2 and 3 and the consummation of the Crescent Transaction would increase the authorized number of shares of all classes of stock of the Company from 7,750,000 to 18,500,000 shares. The authorized number of shares of Common Stock would increase from 7,500,000 to 15,000,000 shares. The increase in the number of shares of Common Stock would make available shares of Common Stock for the conversion of the Preferred Stock into Common Stock, as contemplated by the Crescent Transaction, as well as making available shares for issuance upon exercise of options granted after the proposed increase in the share reserve under the Option Plan. See "PROPOSAL TO AMEND 1988 STOCK OPTION PLAN"; "INFORMATION CONCERNING THE COMPANY - EXECUTIVE COMPENSATION - Changes to Benefit Plans."

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         The affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting of Shareholders, at which a quorum is present and voting either in person or by proxy, is required for approval of the proposal to amend the Restated Certificate of Incorporation to increase the authorized Common Stock. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will each have the same effect as a negative vote. Approval of this proposal is not contingent upon the approval of any other proposal.

         The Board believes that the proposed amendment to the Restated Certificate of Incorporation is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                                   PROPOSAL 4
                                   ----------

                              ELECTION OF DIRECTORS

         The Company has a classified board of directors, consisting of three classes of directors. At each Annual Meeting of Stockholders, directors of the class are elected to serve three-year terms to succeed those directors whose terms expire on the date of such Annual Meeting. Prior to April 11, 1996, the Company's Board of Directors consisted of two Class II and Class III directors and one Class I director, resulting in a five-member Board of Directors. On April 11, 1996, the Board of Directors temporarily increased the size of the Board to seven members by increasing the number of Class III directors to three, and elected Vern O. Curtis to fill the then-existing Class I vacancy, and M. Michael Casey to fill the newly-created Class III position. Effective as of the 1996 Annual Meeting of Stockholders, the size of the Company's Board of Directors will automatically be decreased to five members, with two directors in Class II and Class III and one director in Class I.

         The Board currently consists of Wallace R. Hawley and Vern O. Curtis, the two Class I directors whose terms expire at the Annual Meeting of Stockholders in 1996; Carl R. Hays and Charles A. Lynch, the two Class II directors whose terms expire in 1997; and Robert Ferngren, M. Michael Casey and Byron K. Adams, the three Class III directors whose terms expire in 1998.

         Mr. Hawley's term as a Class I director expires immediately prior to the date of the 1996 Annual Meeting of Stockholders, and Mr. Hawley is not standing for re-election because of other commitments. Mr. Adams has determined that he will resign as a Class III director as of immediately prior to the 1996 Annual Meeting, also because of other commitments.


         The Board of Directors' nominee for election at the Annual Meeting of Stockholders to Class I of the Board of Directors is Vern O. Curtis. If elected, the nominee will serve as a director until the Company's Annual Meeting of Stockholders in 1999, and until his successor is elected and qualified. If the nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as management may designate.

         If a quorum is present and voting, the nominee for Class I director receiving the highest number of votes will be elected as Class I director. Abstentions and shares held by brokers that are present but not voted, because the brokers were prohibited from exercising discretionary authority (i.e., "broker non-votes"), will be counted as present for purposes of determining whether a quorum is present.

         The table below sets forth for the directors who will serve after the 1996 Annual Meeting of Stockholders, including the Class I nominee to be elected at this meeting, certain information with respect to age and background as of May 30, 1996:


       NAME             AGE         POSITIONS WITH THE COMPANY       DIRECTOR SINCE
- -------------------   -------     ------------------------------   ------------------

Class I Director and Nominee to be elected at the 1996 Annual Meeting of Stockholders:

Vern O. Curtis          62          Director                              1996

Class II Directors whose terms expire at the 1997 Annual Meeting of Stockholders:

Carl R. Hays            58          Director                              1989

Charles A. Lynch        68          Chairman of the Board of the          1989
                                    Company since March 1995 and
                                    Director

Class III Directors whose terms expire at the 1998 Annual Meeting of Stockholders:

M. Michael Casey        50          Director                              1996

Robert Ferngren         41          President, Chief                      1995
                                    Executive Officer,
                                    and Director


         Mr. Curtis has served as a director of the Company since April 1996. Since June 1991, Mr. Curtis has been self-employed as an investor. During this time Mr. Curtis devoted three years, between June 1992 and June 1995, to full-time service for the Church of Jesus Christ of Latter-Day Saints. From August 1988 to June 1991, Mr. Curtis was Dean of the School of Business and Economics of Chapman College, a liberal arts college in Orange, California. From 1968 to January 1987, Mr. Curtis served in various executive positions with Denny's, Inc., a diversified restaurant company of over 1,900 units, including serving as President and Chief Executive Officer from 1980 to 1987 and Chairman of the Board from 1985 to 1987. He currently serves on the Board of Directors of PIMCO Funds, a group of 18 mutual funds that manages approximately $15 billion, primarily in fixed income securities; PIMCO Commercial Mortgage Security Trust, Inc., a closed-end fund specializing in investment in commercial mortgage backed securities; and a group of 13 Real Estate Investment Trusts, each listed on the American Stock Exchange, which are affiliated with Storage Properties, Inc. the largest developer, manager and operator of mini-warehouses in the United States.

         Mr. Hays has served as a Director of the Company since March 1989. Mr. Hays currently is a franchisee of Outback Steakhouse in Northern California. From November 1989 to January 1993, Mr. Hays was the Chief Operating Officer of Al Copeland Enterprises, the parent company of Popeye's Famous Fried Chicken and Church's Fried Chicken. From March 1988 to November 1989, Mr. Hays served as a consultant to Al Copeland Enterprises. From July 1986 to March 1988, Mr. Hays was the President of Florentine Pasta Shops, a restaurant chain. Mr. Hays is also a Director of JB's Restaurant, Inc., a restaurant chain.

         Mr. Lynch was elected Chairman of the Board in March 1995 and has served as a Director of the Company since April 1989. Mr. Lynch also served as the Chief Executive Officer of the Company from May 1995 to November 1995. Since July 1989, Mr. Lynch has also served as the Chairman of Market Value Partners Company, an investment firm. From July 1988 to June 1989, he was the President and Chief Executive Officer of Levolor Corporation, a manufacturer of window coverings. From September 1986 to June 1988, he was the Chairman and Chief Executive Officer of DHL Airways, Inc., a provider of express courier service. From 1978 to 1986, Mr. Lynch was the Chairman of the Board and Chief Executive Officer of Saga Corporation, a diversified restaurant and food services company. Mr. Lynch is also a Director of Nordstrom, Inc., Pacific Mutual Insurance Companies, and PST Vans.

         Mr. Casey has been a Director of the Company since April 1996. Mr. Casey is currently Senior Vice President and Chief Financial Officer of Starbucks Corporation. From December 1986 to July 1995 Mr. Casey was Executive Vice President and Chief Financial Officer of Family Restaurants, Inc., the owner and operator of several restaurant chains, including Coco's, Carrow's, El Torito, Chi-Chi's, and Casa Gallardo. He also served from March 1988 to March 1993 as President and Chief Executive Officer of El Torito Restaurants, Inc., and from 1986 to 1993 as a Director of Family Restaurants, Inc. Prior to 1986 Mr. Casey was a Vice President of W.R. Grace & Co., and Deputy Group Executive of its restaurant group.

         Mr. Ferngren was elected President and Chief Executive Officer of the Company in November 1995 and a Director of the Company in December 1995. From June 1993 until November 1995 he was President and Chief Executive Officer of America's Clubhouse Grill, Inc., a sports theme restaurant. From 1981 until 1993, Mr. Ferngren was employed by Bennigan's Restaurants, a restaurant chain, where he last served as President.

         During the fiscal year ended December 31, 1995, the Board held 10 meetings. No director serving on the Board in fiscal year 1995 attended fewer than 75% of the aggregate of such meetings of the Board and of any Committee of the Board on which he served.

         The Company does not have a standing Nominating Committee, but does have an Audit and Finance Committee and a Compensation Committee.

         The Audit and Finance Committee's function is to review, with the Company's independent auditors and management, the results of the examination of the Company's financial statements by the independent auditors and the independent auditors' opinion. The Audit and Finance Committee also approves all professional services performed by the independent auditors, recommends the retention of the independent auditors to the Board, subject to ratification by the stockholders, and periodically reviews the Company's accounting policies and internal accounting and financial controls. At the commencement of fiscal 1995, the members of the Audit and Finance Committee were Messrs. Hawley and Hays. Mr. Adams joined the Audit and Finance Committee in March 1995. Mr. Hawley has resigned from the Audit and Finance Committee effective at the end of his term as a director immediately prior to the 1996 Annual Meeting, and Mr. Adams has also resigned from the Audit and Finance Committee effective immediately prior to the 1996 Annual Meeting. Messrs. Casey and Curtis joined the Audit and Finance Committee, and Mr. Casey was elected Chairman effective upon the 1996 Annual Meeting of Stockholders. The Audit and Finance Committee held one meeting during the fiscal year ended December 31, 1995.

         The Compensation Committee's function is to review and recommend executive compensation, including officer salary levels, incentive compensation programs, and stock option grants. At the commencement of fiscal 1995, the members of the Compensation Committee were Messrs. Adams, Hawley, Hays and Lynch. Mr. Lynch resigned from the Compensation Committee in March 1995 when he was elected Chairman of the Board. Mr. Hawley has resigned from the Compensation Committee effective at the end of his term as a director immediately prior to the 1996 Annual Meeting, and Mr. Adams has also resigned from the Compensation Committee effective immediately prior to the 1996 Annual Meeting. Messrs. Casey and Curtis joined the Compensation Committee, and Mr. Curtis was elected Chairman of the Compensation Committee effective upon the 1996 Annual Meeting of Stockholders. The Compensation Committee held two meetings during the fiscal year ended December 31, 1995. For additional information concerning the Compensation Committee, see "INFORMATION CONCERNING THE COMPANY - EXECUTIVE COMPENSATION - Compensation Committee Report on Executive Compensation" and "Compensation Committee Interlocks and Insider Participation."

                                   PROPOSAL 5
                                   ----------


                    PROPOSAL TO AMEND 1988 STOCK OPTION PLAN

         In February 1989 the Board of Directors adopted, and in November 1989 the stockholders of the Company approved, the 1988 Stock Option Plan. Amendments to the 1988 Stock Option Plan have been adopted by the Board of Directors and approved by the stockholders of the Company from time to time. The 1988 Stock Option Plan, as amended, is referred to as the "Option Plan." The Option Plan provides for the granting of options to purchase the Common Stock of the Company to eligible full-time employees (including officers) and directors of the Company or certain parent or subsidiary corporations of the Company (a "Participating Company"), or to individuals who are rendering services as consultants or other independent contractors to a Participating Company. As of April 30, 1996, a total of 129,278 shares of Common Stock remained available for option grants under the Option Plan out of a total authorized share reserve of 800,000 such shares. On March 18, 1996, the Board of Directors adopted an amendment to the Option Plan, subject to stockholder approval, to increase the maximum aggregate number of shares that may be issued under the Option Plan from 800,000 shares to 1,500,000 shares. This amendment will enable the Company to continue to grant options to eligible employees, directors and consultants under the terms and conditions of the Option Plan.

         Prior to its amendment, the Option Plan provided for an initial automatic grant to each new, eligible nonemployee director of an option to purchase shares of a share of the Company's Common Stock in an amount equal to $100,000 divided by the fair market value of the Company's Common Stock, and annual automatic grants of options to each eligible nonemployee director in an amount equal to $50,000 divided by the fair market value of a share of the Company's Common Stock. On March 18, 1996, the Board of Directors amended the Option Plan to further limit the total number of shares to be granted automatically to eligible nonemployee directors pursuant to the above-described formula to a number of shares equal to $100,000 divided by the fair market value of a share of the Company's Common Stock, up to a maximum of 10,000 shares, for the initial grant, and an amount equal to $50,000 divided by the fair market value of a share of the Company's Common Stock, up to a maximum of 3,000 shares, for each annual grant. This amendment limiting the number of options granted to the Company's eligible nonemployee directors is intended to avoid undue dilution of the stockholders' interests in the Company when the price of the Company's Common Stock is relatively low.

         The Board of Directors believes that approval of the amendment to increase the maximum aggregate number of shares issuable under the Option Plan is in the best interests of the Company and its stockholders because the availability of an adequate number of shares reserved for issuance under the Option Plan and the ability to grant stock options are important factors in the Company's ability to attract and retain key employees, directors and consultants who are expected to be important contributors to the Company's success, and to align their interests with those of the stockholders through the direct benefit employees, directors and consultants will receive as a result of improved stock performance.

SUMMARY OF THE PROVISIONS OF THE OPTION PLAN, AS AMENDED

         The following summary of the Option Plan, including the proposed amendments, is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request.

         IN GENERAL



         The Option Plan is administered by the Board of Directors and/or by a duly-appointed committee of the Board having such powers as specified by the Board (hereinafter referred to collectively as the "Board"). All options must be granted, if at all, by February 28, 1999. All full-time employees (including officers), eligible directors, consultants and other independent contractors of the Company or any present or future parent and/or subsidiary corporations of the Company, are eligible to participate in the Option Plan. As of April 30, 1996, approximately 216 employees, directors and consultants were eligible to participate in the Option Plan.



         Options granted under the Option Plan may be either incentive stock options as defined in section 422 of the Code or nonqualified stock options. As amended by the Board on March 18, 1996, subject to stockholder approval, a maximum of 1,500,000 (subject to adjustment in the event of stock dividends, stock splits, reverse stock splits, recapitalizations, combinations, reclassifications, or like changes in the capital structure of the Company) of the authorized but unissued or treasury shares of Common Stock of the Company may be issued under the Option Plan. In order to qualify compensation realized with respect to options granted under the Option Plan as "performance-based compensation" within the meaning of section 162(m) of the Code, the Option Plan provides that, subject to adjustment for changes in the capital structure of the Company, no person may be granted within any fiscal year options which in the aggregate are for the purchase of more than 100,000 shares.

         During the lifetime of the optionee, an option may be exercised only by the optionee. An option may not be transferred or assigned, except by will or the laws of descent and distribution.

         The Board may terminate or amend the Option Plan or outstanding options at any time, but without stockholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock reserved for Issuance pursuant to the Option Plan or change the class of persons eligible to receive options under the Option Plan. In general, no amendment may adversely affect any then-outstanding option without the optionee's consent.

         GRANTS TO EMPLOYEES, DIRECTORS WHO ARE ALSO EMPLOYEES AND
         CONSULTANTS

         The Board, in its sole discretion, may choose which employees, including directors who are also employees, and consultants will be granted options under the Option Plan. The exercise price of any nonqualified stock option granted under the Option Plan may not be less than 85% of the fair market value of a share of the Common Stock of the Company on the date of grant, while the exercise price of any incentive stock option granted under the Option Plan may not be less than 100% of the fair market value of a share of the Common Stock of the Company on the date of grant. In addition, the Option Plan provides that any incentive stock option granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "Ten Percent Owner") must have an exercise price not less than 110% of the fair market value of a share of the Common Stock of the Company on the date of grant.

         Options granted under the Option Plan may be exercised by payment of the exercise price (1) in cash, by check, or cash equivalent, (2) by tender to the Company of shares of the Common Stock of the Company which have a value, as determined by the Board, not less than the aggregate exercise price of the option being exercised, (3) by the optionee's recourse promissory note for no more than 95% of the aggregate exercise price and cash for the balance, (4) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an option, or (5) by any combination of the above.

         Subject to the terms of the Option Plan, the Board is authorized to set the time or times within which each option granted under the Option Plan will be exercisable or the event or events upon the occurrence of which all or a portion of each option will be exercisable and the term of each option. Options granted under the Option Plan generally become vested and exercisable as to 20% of the option on the "initial vesting date" and as to 1/60 of the option for each calendar month of service following the "initial vesting date," so long as the optionee remains in continuous employment with a Participating Company. The "initial vesting date" is either (i) the date one year after the date of option grant or (2) if the option is granted within six months of an optionee's commencement of employment, the date one year after commencement of employment. All incentive stock options must be exercised, if at all, not later than 10 years after the date the option is granted, provided that all nonqualified stock options must be exercised, if at all, not later than 10 years and one month after the date the option is granted, provided that an incentive stock option granted to a Ten Percent Owner must be exercised, if at all, not later than 5 years after the date the option is granted.

         In the event of a Transfer of Control (as defined in the Option Plan), the Board may, in its sole discretion, arrange with the acquiring or successor corporation to assume the Company's rights and obligations under the outstanding options or substitute an option for such corporation's stock for such outstanding options. Any options which are neither assumed or substituted for nor exercised will terminate as of the date of the Transfer of Control.

                  GRANTS TO ELIGIBLE NONEMPLOYEE DIRECTORS

                  Only members of the Board who are not employees of the Company and who are not individuals who perform services, whether as an employee, partner, principal, sole proprietor, director, trustee, independent contractor or consultant for any entity which owns more than 5% of the total combined voting power of all classes of stock of the Company are eligible to receive Options ("Director Options"), as described below. No member of the Board who is not an employee may receive options under the Option Plan except Director Options. Director Options are granted automatically under the terms of the Option Plan and are intended to qualify as "formula awards" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Board has no authority or discretion to select the nonemployee directors who will receive Director Options, to set the exercise price of, the number of shares subject to, or the duration of Director Options, or to determine the time at which Director Options will be granted.

         As amended, the Option Plan provides for an initial grant to a new, eligible nonemployee director for the number of shares of Common Stock equal to $100,000 divided by the fair market value of a share of Common Stock on the date of the option grant, rounded to the nearest whole share, but not to exceed 10,000 shares. Each eligible nonemployee director is also entitled under the Option Plan, as amended, to an annual grant for the number of shares of the Company's Common Stock equal to $50,000 divided by the fair market value of a share of the Company's Common Stock on the date of the option grant, rounded to the nearest whole share, but not to exceed 3,000 shares. The number of shares of Common Stock subject to the first annual grant to an eligible nonemployee director who has not served as a director of the Company for the full twelve-month period preceding the date of grant of that option is pro rated to reflect the actual period of time during that year actually served as a director, rounded to the nearest whole share.

         The initial grant to an eligible nonemployee director who has not previously received an option under the Option Plan occurs on the date that such individual becomes an eligible nonemployee director. Annual grants are made automatically to all those eligible nonemployee directors continuing to serve as directors on the date of the Company's meeting of the Board in the month of December, or, if no meeting of the Board is held in the month of December, on December 15.

         Director Options may only be nonqualified stock options, and all Director Options must have an exercise price equal to 100% of the fair market value of a share of the Company's Common Stock on the date of grant. Shares of Common Stock acquired upon the exercise of Director Options may be purchased with (1) cash, a check, or cash equivalent, (2) shares of the Company's Common Stock with a value not less than the option exercise price, (3) the assignment of proceeds from the immediate sale of the shares acquired upon exercise of the option or (4) a combination of the foregoing.

         Director Options vest and become exercisable in installments of 20% one year after the date of grant and 1/60 for each complete calendar month thereafter, provided that the individual continues to serve as a director continuously from the date of the option's grant until the relevant vesting date. Director Options are exercisable to the extent vested for a period of 10 years from the date of grant, subject to earlier termination in the event that the individual ceases to serve as a member of the Board or a Transfer of Control (as defined in the Option Plan) occurs with respect to the Company. Upon a Transfer of Control, Director Options automatically become fully vested.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF OPTION PLAN

         The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to participation in the Option Plan, and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of options are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

         Incentive Stock Options. Options designated as incentive stock options are intended to fall within the provisions of section 422 of the Code. An optionee recognizes no taxable income as the result of the grant or exercise of such an option.

         For optionees who do not dispose of their shares within two years following the date the option was granted or within one year following the transfer of the shares upon exercise of the option, the gain on sale of the shares (which is the difference between the sale price and the purchase price of the shares) will be taxed as long-term capital gain. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the lesser of (i) the difference between the option exercise price and the fair market value of the shares on the determination date of the option (see discussion under "Nonqualified Stock Options" below) or (ii) the gain realized on the disposition will be taxed as ordinary income at the time of disposition. Any additional gain and any loss will constitute a capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disposition of the shares should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

         The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonqualified Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income, and may be subject to an alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares, and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

         Nonqualified Stock Options. Nonqualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income equal to the excess (if any) of the fair market value of the shares on the determination date (as defined below) over the purchase price of the shares. If the Optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are not vested, in which case the determination date is the date on which the shares vest. If the determination date is after the exercise date, the optionee may elect, pursuant to section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months from the determination date. No tax deduction is available to the Company with respect to the grant of a nonqualified stock option, or the sale of the stock acquired pursuant to the exercise of a nonqualified stock option. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonqualified stock option or the vesting of shares, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

         The Board believes that the proposed amendment to the Option Plan to increase the maximum aggregate number of the Company's shares for which options may be granted under the Option Plan from 800,000 shares to 1,500,000 shares is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE INCREASE IN SHARE RESERVE OF THE OPTION PLAN FROM 800,000 SHARES TO 1,500,000 SHARES.



CHANGES TO BENEFIT PLANS

         1988 Stock Option Plan. The Board of Directors has amended the 1988 Stock Option Plan (the "Option Plan"), subject to stockholder approval, to increase the maximum aggregate number of the Company's shares that may be issued under the Option Plan from 800,000 shares of common stock to 1,500,000 shares. The Board also amended the Option Plan to limit the maximum number of shares granted to nonemployee directors. No option grants have been made under the Option Plan following these amendments, except for options for a total of 20,000 shares granted to two newly-appointed directors in April 1996.

         The New Plan Benefits Table sets forth grants of stock options received under the Option Plan during the fiscal year ended December 31, 1995 by (1) the persons listed in the Summary Compensation Table; (2) all current executive officers as a group; (3) all current directors who are not executive officers as a group; and (4) all non-executive officer employees as a group. The number of shares and exercise prices for Director Options are based on the fair market value of the Company's Common Stock on the date of their automatic grant as provided in the Option Plan. Other grants under the Option Plan are made at the discretion of the Board of Directors. Accordingly, future grants under the Option Plan are not yet determinable.

                              NEW PLAN BENEFITS


                                                   FRESH CHOICE, INC.
                                              SECOND AMENDED AND RESTATED
                                                 1988 STOCK OPTION PLAN
                                     ----------------------------------------------

                                          EXERCISE PRICE              NUMBER OF
      NAME AND POSITION                     (PER SHARE)                SHARES
- ------------------------------       ------------------------   -------------------

Robert Ferngren                               $6.875                  100,000(1)
President and Chief Executive
Officer

Charles A. Lynch                               $6.25                  100,000
Chairman of the Board and
Former Chief Executive Officer

David A. Anderson                              $6.75                    5,000
Vice President and Chief
Financial Officer

Michael G. Althouse                            $6.75                    5,000
Vice President and General
Counsel

Executive Group (3 persons)(2)                $6.875                  205,000

Non-Executive Director Group                  $6.875                   21,819(4)
(5 persons)(3)

Non-Executive Officer                          $
                                                ----                    ----
Employee Group                                 $
                                                ----                    ----
Former Officer:

Martin T. Culver                                ----                     0(5)
President, Chief Executive
Officer and Chairman of the
Board

- -------------------------
1 Does not include option grants to purchase an aggregate of 120,000 shares of common stock granted outside of the Option Plan.

2 Number of persons does not include Mr. Althouse, who ceased to be an executive officer of the Company on March 1, 1996.

3 Includes Messrs. Curtis and Casey, who did not become directors until April 1996 and received no option grants in fiscal 1995.

4 Represents grants to Mr. Hawley, Mr. Hays and Mr. Adams under the provisions of the Option Plan provisions providing for automatic grants to eligible non-employee directors.
         See "- Compensation of Directors."

5 Mr. Culver ceased to be an executive officer of the Company in May 1995, and therefore did not receive any option grants in fiscal year 1995.

                                   PROPOSAL 6
                                   ----------

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company selected, and by the affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders held on May 23, 1995 the stockholders approved Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the fiscal year 1995. No event described in paragraph (a)(1)(v) of Item 304 of Regulations S-K has occurred within the Company's fiscal year ended December 31, 1995.

         The Board of Directors of the Company has selected Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending December 29, 1996. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

         The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 29, 1996.

                       INFORMATION CONCERNING THE COMPANY

                             EXECUTIVE COMPENSATION

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 30, 1996, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company; (ii) each director and director-nominee of the Company; (iii) the executive officers named in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group.

     NAME AND ADDRESS OF BENEFICIAL OWNERS                             SHARES OWNED(1)
- -----------------------------------------------               -------------------------------
                                                               NUMBER OF          PERCENTAGE
                                                                 SHARES            OF CLASS
                                                              -----------        ------------

Rosewood Venture Capital, Inc.............................      507,431             9.00%
         100 Crescent Court, Suite 1700
         Dallas, TX  75201

Richard E. Rainwater......................................      496,400             8.81%
         777 Main Street, Suite 2700
         Fort Worth, TX  76102

T. Rowe Price Associates, Inc.............................      430,000             7.63%
         100 East Pratt Street
         Baltimore, MD  21202

Byron K. Adams, Jr........................................      43,597(2)             *

M. Michael Casey..........................................         0                  *

Vern O. Curtis............................................         0                  *

Robert Ferngren...........................................         0                  *

Wallace R. Hawley.........................................      24,926(3)             *

Carl R. Hays..............................................      10,075(4)             *

Charles A. Lynch..........................................      35,701(5)             *

David A. Anderson.........................................      10,499(6)             *

Michael G. Althouse.......................................        0(7)                *

Executive officers and directors as a group (9 persons)...     124,798(8)            2.21%

Former Officer:

Martin T. Culver..........................................     169,100(9)            3.00%

- ----------------------------
*        Less than 1%

1 Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

2 Includes 3,534 shares subject to stock options exercisable within 60 days of April 30, 1996. Does not include any shares beneficially owned by Rosewood Venture Capital, Inc. As of April 1, 1994, Mr. Adams advised the Company that he was no longer a principal or employee of Rosewood Venture Capital, Inc.

3 Includes 10,356 shares held as trustee for the Hawley Revocable Living Trust 7/30/92, and 14,570 shares subject to stock options exercisable within sixty days of April 30, 1996.

4 Includes 9,065 shares subject to stock options exercisable within sixty days of April 30, 1996.

5 Includes 34,324 shares subject to stock options exercisable within sixty days of April 30, 1996

6 Represents 10,499 shares subject to stock options exercisable within sixty days of April 30, 1996.

7 Mr. Althouse ceased to be an executive officer of the Company on March 1, 1996, and all of his unexercised options were canceled on March 31, 1996.

8 Includes an aggregate of 71,982 shares subject to stock options held by all executive officers and directors as a group exercisable within sixty days of April 30, 1996.

9        Includes 400 shares held by Mr. Culver as custodian for two minors.
         However, Mr. Culver disclaims beneficial ownership of such 400 shares. Mr. Culver ceased to be an executive officer of the Company on May 15, 1995.

EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following table sets forth information concerning the annual and long-term compensation of the Chief Executive Officer of the Company and the three other most highly-compensated executive officers of the Company as of December 31, 1995 whose total salary and incentive compensation for the fiscal year ended December 31, 1995 exceeded $100,000 for services in all capacities to the Company; also set forth is information regarding a former Chief Executive Officer of the Company who served during fiscal 1995. The following table also sets forth the total salary and incentive compensation for each of such executive officers for the fiscal years ended December 25, 1994 and December 26, 1993.

                           SUMMARY COMPENSATION TABLE

                                                                             Long-Term
                                       Annual Compensation                  Compensation
                              -----------------------------------------   -----------------
                                                                              Awards              All
                                                             Other        -----------------      Other
                                                            Annual            Options           Compen-
Name and Principal Position   Year      Salary(1)        Compensation        (Shares)           sation
- ---------------------------   ----    -------------    ----------------   -----------------   -----------
Robert Ferngren               1995      $26,442(2)        $1,367(3)           220,000            $13(4)
President and Chief           1994         --                   --               --                --
Executive Officer             1993         --                   --               --                --

Charles A. Lynch              1995      $182,694(5)       $7,612(6)           100,000           $840(4)
Chairman of the Board and     1994         --                   --             4,969           $4,000(7)
Former Chief Executive        1993         --                   --             4,042           $3,000(7)
Officer

David A. Anderson             1995      $185,000                --             5,000            $174(4)
Vice President and Chief      1994      $51,942(8)              --            30,000             $30(4)
Financial Officer             1993         --                   --               --                --

Michael G. Althouse           1995      $150,000(9)             --             5,000            $174(4)
Vice President and General    1994     $147,115(10)             --            10,000            $174(4)
Counsel                       1993              --              --               --                --

Former Officer:

Martin T. Culver              1995      $144,215(11)      $9,500(12)             0            $300,047(13)
President, Chief              1994      $238,461         $16,000(14)          20,000            $102(4)
Executive Officer and         1993      $232,000         $19,200(15)          45,000               --
Chairman of the Board

- ---------------------


1 No bonuses were paid to any of the named officers during fiscal years 1993, 1994 and 1995.

2 Mr. Ferngren joined the Company as President and Chief Executive Officer in November 1995.

3        Includes $250 in telephone allowance and $1,117 in car allowance.

4 Reflects premium payments for group life insurance paid for by the Company on behalf of each employee with a base salary in excess of $50,000 ("Premium Payments") in stated fiscal year.

5 Mr. Lynch, who has been a director of the Company since 1989, joined the Company as its Chairman of the Board in March 1995 and became Chief Executive Officer in May 1995. He served as Chief Executive Officer until the Company hired Mr. Ferngren in November 1995, and continues to serve as Chairman of the Board.

6        Includes $3,370 in telephone allowance and $4,242 in car allowance.

7 Reflects amount paid for services rendered as a director in stated fiscal year.

8 Mr. Anderson joined the Company as Vice President and Chief Financial Officer in September 1994.

9        Mr. Althouse ceased to be an executive officer of the Company in March
         1996.

10 Mr. Althouse joined the Company as Vice President and General Counsel in January 1994.

11 Mr. Culver ceased to be an executive officer of the Company on May 15, 1995.

12       Includes $2,700 in telephone allowance and $6,800 in auto allowance.

13       Includes $300,000 in severance pay and $47 in Premium Payments.

14       Includes $4,300 in telephone allowance and $11,700 in auto allowance.

15       Reflects combined telephone and auto allowance.

         The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the year ended December 31, 1995 to the persons named in the Summary Compensation Table:

                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                             POTENTIAL REALIZABLE
                                                                                VALUE AT ASSUMED
                                                                             ANNUAL RATES OF STOCK
                                                                             PRICE APPRECIATION FOR
                             INDIVIDUAL GRANTS IN FISCAL 1995                     OPTION TERM(1)
- -------------------------------------------------------------------------   ------------------------
                                      % OF TOTAL
                                        OPTIONS
                                      GRANTED TO    EXERCISE
                                      EMPLOYEES     OR BASE
                         OPTIONS      IN FISCAL     PRICE      EXPIRATION
      NAME            GRANTED(#)(2)     YEAR       ($/SH)(3)      DATE        5% ($)       10% ($)
- -------------------   -------------   ----------   ---------   ----------   ---------   ------------

Robert Ferngren        165,000(4)       39.40%      $6.875      12/14/05     $712,800    $1,808,400

                        55,000(5)       13.13%      $6.875      12/14/05     $237,600      $602,800

Charles A. Lynch        74,300(6)       17.74%      $6.25        4/17/05     $291,999      $740,028

                        25,700(7)        6.14%      $6.25        4/17/05     $101,001      $255,972



David A. Anderson        5,000           1.19%      $6.75        9/19/05     $21,250        $53,800

Michael G. Althouse      5,000           1.19%      $6.75        9/19/05     $21,250        $53,800

Former Officer:

Martin T. Culver             0           0.00%        --           --          --              --

- ----------------------

1 Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on a stock option exercise depends on the future performance of the Common Stock, overall market conditions, and the optionholder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. One share of stock purchased in 1995 at $6.25 would yield profits of $3.93 per share at 5% appreciation over ten years, or $9.96 per share at 10% appreciation over the same period. One share of stock purchased in 1995 at $6.75 would yield profits of $4.25 per share at 5% appreciation over ten years, or $10.76 per share at 10% appreciation over the same period. One share of stock purchased in 1995 at $6.875 would yield profits of $4.32 per share at 5% appreciation over ten years, or $10.96 per share at 10% appreciation over the same period.

2 Options granted during fiscal 1995 generally vest and become exercisable 20% one year from the date of grant, and 1/60 per month for each complete calendar month of continuous employment thereafter. See also footnotes 4, 5, and 6, and "EXECUTIVE COMPENSATION AND OTHER MATTERS--Change in Control and Severance Arrangements."

3        All options were granted at market value on the date of grant.

4 Includes option to purchase 65,000 shares granted outside the Option Plan, with the same terms and provisions as options granted under the Option Plan.

5 Option granted outside the Option Plan vests and becomes exercisable in one installment five years from December 15, 1995, the date of grant, but otherwise contains the same terms and provisions as options granted under the Option Plan.

6 18,575 shares are immediately exercisable as of April 17, 1995, the date of grant, and the remaining 55,725 will vest and become exercisable 1/60 per month beginning May 17, 1996; provided, however, that if the Company attains certain levels of profitability, the vesting of up to all of the remaining unvested shares may accelerate.

7 6,425 shares are immediately exercisable as of April 17, 1995, the date of grant, and the remaining 19,275 shares will vest and become exercisable 1/60 per month beginning May 17, 1996; provided, however, that if the Company attains certain levels of profitability, the vesting of up to all of the remaining unvested shares may accelerate.

         The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended December 31, 1995, and unexercised options held as of December 31, 1995 by the persons named in the Summary Compensation Table:

                              AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES(1)
- ------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                                                     OPTIONS AT DECEMBER 31,         MONEY OPTIONS AT
                                                             1995                DECEMBER 31, 1995(1,2,3)
                                                  ---------------------------   ----------------------------
                           SHARES
                          ACQUIRED
                             ON         VALUE
         NAME             EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
- ----------------------   ---------   ----------   -----------   -------------   -----------    -------------
Robert Ferngren                 0           --             0         220,000            --                0

Charles A. Lynch(4)             0           --        30,683          81,741       $11,142             $362

David A. Anderson(5)            0           --         7,498          27,502             0                0

Michael G. Althouse(6)          0           --        10,000           5,000             0                0

Former Officer:

Martin T. Culver            6,522      $48,404             0               0            --               --

- ----------------
1 Company stock option grants generally vest over five years and are exercisable only to the extent vested. Prior to March 1994, stock option grants were generally immediately exercisable, subject to the right of the Company to repurchase at the Optionee's original purchase price unvested shares held upon termination of service, and became vested over five years.

2        Values are net of exercise price.

3 Based on the 1995 year-end market price per share of $6.25 on December 29, 1995, the last trading date prior to the end of the Company's fiscal year.

4 As of December 31, 1995, 30,683 shares subject to Mr. Lynch's stock options were exercisable and the remaining 81,741 were unexercisable.

5 None of Mr. Anderson's shares have value in excess of their exercise price, based on the December 31, 1995 closing price of $6.25.

6 As of December 31, 1995, 10,000 shares subject to Mr. Althouse's stock options were exercisable (6,167 shares of which were subject to repurchase by the Company) and the remaining 5,000 shares were unexercisable. None of Mr. Althouse's shares have value in excess of their exercise price, based on the December 31, 1995 closing price of $6.25.

COMPENSATION OF DIRECTORS

         Each nonemployee director of the Company receives $750 cash compensation for each meeting of the Board of Directors that he attends. Each nonemployee director who is a member of a committee of the Board of Directors receives $500 cash compensation for attendance at each committee meeting. Each nonemployee director serving as a chairperson of a committee of the Board of Directors receives $1,000 cash compensation for such service during a fiscal year. The directors of the Company are reimbursed for expenses incurred in connection with attendance at Board of Directors or committee meetings.

         During fiscal 1993, the Company adopted, and the stockholders approved, an amendment to the Company's 1988 Stock Option Plan (the "Option Plan") to permit initial and annual automatic stock option grants ("Director Options") to certain nonemployee directors. In December 1995, each of the three eligible nonemployee directors (Messrs. Adams, Hawley, and Hays) received an annual option grant for 7,273 shares of the Company's common stock (an amount equal to $50,000 divided by the fair market value of a share of the Company's common stock on the date of the option grant, rounded to the nearest whole share). In 1996, the Board of Directors amended the Option Plan to limit the number of shares subject to the option initially granted to eligible nonemployee directors upon joining the Board to a number of shares with an aggregate fair market value of $100,000, up to a maximum of 10,000 shares, and the number of shares subject to the option granted annually to eligible nonemployee directors to a number of shares with an aggregate fair market value of $50,000, up to a maximum of 3,000 shares. See "PROPOSAL TO AMEND 1988 STOCK OPTION PLAN."

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). SEC regulations also require that such persons furnish the Company with copies of all Section 16(a) forms.

         Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors, and more than 10% stockholders were complied with, except that three statements of changes in beneficial ownership for J. Bradford Wells, a former officer of the Company, reporting an aggregate of seven transactions, were not timely filed.

CHANGE IN CONTROL AND SEVERANCE ARRANGEMENTS


         After Conversion and subject to the Conversion Limitation during an event of Non-Compliance the Series A Holders would have the right to elect a majority of the Board. See "INVESTMENT PROPOSAL--CERTAIN CONSIDERATIONS-- COMPOSITION OF THE COMPANY'S BOARD OF DIRECTORS FOLLOWING THE SALE"

         On or about November 9, 1995, the Company provided Robert Ferngren with an employment offer letter appointing him President and Chief Executive
Officer; the offer letter was amended on July 29, 1996 to clarify certain terms. The offer letter provides that if the Company terminates Mr. Ferngren's employment without cause within the first two years of his employment, Mr. Ferngren would receive severance pay equal to two years' salary at the then-current rate, which is currently $275,000. In the event of such termination without cause by the Company after the first two years, Mr. Ferngren would be entitled to severance pay equal to one year's salary at the then-current rate. "Cause" is defined as (a) the willful and intentional failure substantially to perform his duties (other than because of physical or mental incapacity), (b) the commission of an illegal act in connection with his reemployment, or (c) the commission of any act which falls outside the ordinary course of his responsibilities and which exposes the Company to a significant level of undue liability. A determination of "cause" requires the affirmative vote of at least two-thirds of all members of the Board of Directors. In the event of a change in control of the

Company, Mr. Ferngren's options to purchase the Company's Common Stock would become immediately vested and exercisable, and if he were terminated by the acquiring company, he would also be entitled to the above-described severance payments. Under the terms of the Offer Letter, "Change in Control" means an ownership change in which the stockholders of the Company before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company. The Investment Proposal is not a change in control under Mr. Ferngren's agreement.


         On or about May 15, 1995, the Company and Martin T. Culver, the Company's then President and Chief Executive Officer, entered into a severance agreement, which provided that his last day of employment would be May 15, 1995 and that he would receive a severance amount equal to one year of his current salary, or $300,000.

         On or about February 7, 1996, the Company entered into an agreement with Michael G. Althouse, the Company's then-Vice President and General Counsel, which provided that his last day of employment would be March 1, 1996, and that he would be paid severance payments totalling $78,750, payable in installments, with the last installment to be paid on August 29, 1996.


         Effective July 18, 1996, the Company entered into Severance Agreements with each of its vice presidents and Charles M. Lynch, its Chairman of the Board. These severance agreements provide that in the event of a layoff or a "Change in Control," the executive would be entitled to receive severance pay of nine months' continued salary for the vice presidents and 18 months' continued salary for Mr. Lynch. Under the terms of these severance agreements, "Change in Control" means an ownership change in which the stockholders of the Company before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company. The Investment Proposal is not a change in control for purposes of these severance agreements.


         The Company's 1988 Stock Option Plan, as amended (the "Option Plan"), provides that, with respect to options other than options granted to non-employee directors ("Director Options"), in the event of certain mergers, sale of assets, sale or exchange by the stockholders of their shares, or a liquidation or dissolution of the Company, in which the stockholders do not retain at least a majority of the voting stock of the Company or its successor (a "Transfer of Control"), the Board of Directors may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), to either assume the Company's rights and obligations under stock options outstanding under the Option Plan (the "Options"), or substitute options for the Acquiring Corporation's stock for such outstanding Options. Any Options which are neither assumed or substituted for by the Acquiring Corporation nor exercised as of the date of the Transfer of Control will terminate effective as of the date of the Transfer of Control.

         All shares subject to Director Options will become 100% vested and exercisable in the event of a Transfer of Control. Any Director Option not exercised as of the date of a Transfer of Control or assumed or substituted for by the Acquiring Corporation will terminate as of such date. The Investment Proposal is not a Transfer of Control under the Option Plan.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


         Byron K. Adams, Jr., Wallace R. Hawley, Carl R. Hays, and Charles A. Lynch served as members of the Board of Directors' Compensation Committee at the commencement of the year ended December 31, 1995. Mr. Lynch resigned from the Compensation Committee upon his election as Chairman of the Board in March 1995. The Compensation Committee granted salary adjustments, incentive compensation and stock options to executive officers in the fiscal year 1995, as ratified by the Board of Directors. Martin T. Culver, who served as the Company's Chairman of the Board until March 1995 and Chief Executive Officer until May 1995, was an employee of the Company and a member of the Board of Directors. Mr. Lynch became an employee of the Company upon his election as Chairman of the Board in March 1995; he continues to serve on the Board of Directors, although he resigned from the Compensation Committee at that time. Mr. Ferngren became President and Chief Executive Officer of the Company in November 1995 and a member of the Board of Directors in December 1995. None of Messrs. Culver, Lynch and Ferngren participated in determinations of their respective salaries, bonuses, or option grants.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors at the commencement of the 1995 fiscal year was constituted of the four nonemployee directors of the Company, Messrs. Adams, Hawley, Hays, and Lynch. Mr. Lynch resigned from the Compensation Committee upon his election as Chairman of the Board in March 1995. The Compensation Committee is responsible for setting and administering the policies governing compensation of the executive officers of the Company, including cash compensation and stock ownership programs. The goals of the Company's compensation policy are to attract and retain executive officers who contribute to the overall success of the Company, by offering compensation which is competitive in the restaurant industry for companies of the Company's size, to motivate executives to achieve the Company's business objectives, and to reward them for their achievements. The Company generally uses salary, incentive compensation, and stock options to meet these goals. Mr. Lynch became Chief Executive Officer upon Martin Culver's resignation in May 1995 and served until November 1995, when the Company completed its search for a new Chief Executive Officer and Robert Ferngren became Chief Executive Officer.


         For fiscal year 1995, salaries were set by the Compensation Committee for each executive officer, including each Chief Executive Officer, within the range of salary for similar positions in other companies of similar size in Fresh Choice's industry, based on a number of available surveys obtained by the Company's Human Resources Department and by outside consultants retained by the Company. Salaries were generally targeted at the median of salaries among comparable companies, although the salaries are also adjusted based on each officer's experience, tenure, and prior performance. Considering these factors, the Compensation Committee determined to raise Mr. Culver's salary in view of the increasing demands on the Chief Executive Officer due to the Company's continued growth plans at that time. In determining the compensation to offer Mr. Lynch as Chairman of the Board, the Compensation Committee evaluated Mr. Lynch's expected contributions as Chairman, including the increased responsibilities of developing and implementing a restructuring plan for the Company. Mr. Lynch's compensation was not increased when he assumed the additional role of Chief Executive Officer. The Company recruited a new Chief Executive Officer, Robert Ferngren, in November 1995. The Committee based Mr. Ferngren's salary on the ranges suggested by the above surveys and on negotiations with Mr. Ferngren to induce him to join the Company. The Chief Executive Officers' salaries for fiscal 1995 were in approximately the lower half of the applicable range of salaries for chief executive officers in similar-sized companies in the restaurant industry.

         In preparing the performance graph for this Proxy Statement, the Company has selected The University of Chicago Graduate School of Business Center for Research in Security Prices Index for Nasdaq Retail Eating and Drinking Places Stocks ("Nasdaq RE&D"). The companies that the Company included in its stratified salary surveys are not necessarily those included in the indices, as such companies may not be competitive with the Company for executive talent.
[/R]

         No incentive compensation plan was adopted for fiscal 1995 and, because of the financial condition of the Company, incentive compensation was paid to only one executive officer, who received a small bonus in connection with her promotion.

         The Company believes that employee equity ownership provides executive officers with significant additional motivation to maximize value for the Company's stockholders. Because the stock options are granted at the prevailing market price, the stock options will only have value if the Company's stock price increases over the exercise price. Therefore, the Committee believes that stock options will serve to align the interests of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock performance.

         In fiscal 1995, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, stock option grants to certain of the executive officers, including each of the two new Chief Executive Officers, both under the Company's Option Plan and outside the Option Plan. Grants in 1995 were recommended on the basis of the achievement of clearly-defined objectives, and in each case the size of each grant was based upon the relative seniority and responsibilities of each executive officer, historical and expected contributions of each executive officer to the Company, and previous stock option grants. The Committee considered it crucial to provide equity incentives to Mr. Lynch as he developed and implemented the restructuring plan for the Company. The Committee therefore granted Mr. Lynch an option to purchase 100,000 shares that vests over a five-year period, with vesting of portions of the grant to accelerate upon the Company's achievement of certain levels of profitability. When hiring Mr. Ferngren, the Committee considered it important to provide him with long-term incentives. The Committee therefore granted Mr. Ferngren three options to purchase an aggregate of 220,000 shares. Two options, one for 100,000 shares under the Option Plan and the other for 65,000 shares outside the Option Plan, vest over the Company's normal five-year vesting schedule. The third option, for 55,000 shares granted outside the Option Plan, vests in one installment on the fifth anniversary of the grant.

         Options were granted with exercise prices equal to the fair market value per share of Common Stock on the date of the grant, as determined by the Board of Directors. In order to encourage executive officers to remain in the Company's employ, stock option grants generally vest over five years. Options granted in fiscal 1995 vest over a five-year period, except for the above-described grants to Mr. Ferngren and Mr. Lynch. All options granted by the Company are exercisable only to the extent vested.

         In July 1996, the Compensation Committee considered methods to encourage senior management to maximize stockholder value in case of a "Transfer of Control." The Compensation Committee determined that agreements with severance provisions triggered under certain circumstances following a "Transfer of Control" would encourage management to remain with the Company during the negotiation of a merger, providing both the strongest possible negotiating team and strong management to make a successful transition, and would allow management to negotiate the terms of a merger without being distracted by concerns over the possible loss of their employment. In addition, the Committee determined to include provisions triggered by a layoff of the executive to enhance the likelihood of retaining key officers, even during periods when the Company's financial condition is not improving or is worsening. Accordingly, the Compensation Committee authorized the Company to enter into employment agreements with severance provisions with each of its vice presidents and Charles M. Lynch, its Chairman of the Board. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Change in Control and Severance
Arrangements."

         Due to negotiations to retain him and the above reason, Mr. Ferngren's offer letter, as amended, contains provisions for severance payments in the event he is terminated not for cause or after a "change in control." See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Change in Control and Severance Arrangements."



DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Effective January 1, 1994, the Internal Revenue Code (the "Code") was amended to impose a limit under section 162(m) on the amount of compensation which may be deducted by a publicly-held corporation with respect to the corporation's chief executive officer and its four other most highly-compensated offers, set at $1,000,000 per executive per year. Exemptions from this deductibility limit are provided for certain types of "performance-based compensation," including compensation related to stock option plans meeting certain criteria. In order to permit compensation under the Company's 1988 Stock Option Plan (the "Option Plan") to qualify for this exemption, the Board of Directors concluded that it would be advisable to establish certain restrictions on the granting of options under the Option Plan. These restrictions were approved at the 1994 Annual Meeting of Stockholders. The Compensation Committee does not believe that other components of the Company's compensation will be likely in the aggregate to exceed $1,000,000 for any executive officer in any year in the foreseeable future, and therefore concluded that no further action with respect to qualifying its executive compensation for deductibility of such compensation was necessary at this time. The policy of the Committee is to qualify executive compensation for deductibility under the applicable tax laws as practicable. In the future, the Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

                                            COMPENSATION COMMITTEE

                                            Byron K. Adams, Jr.
                                            Wallace R. Hawley
                                            Carl R. Hays








                        COMPARISON OF STOCKHOLDER RETURN

         Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of The University of Chicago Graduate School of Business Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. Companies) ("Nasdaq US") and the CRSP Index for Nasdaq Retail Eating and Drinking Places Stocks ("Nasdaq RE&D") for the period commencing on December 8, 1992(1) and ending on December 31, 1995(2).

           COMPARISON OF CUMULATIVE TOTAL RETURN FROM DECEMBER 8, 1992
                          THROUGH DECEMBER 31, 1995(3):

                 FRESH CHOICE, INC., CRSP INDEX FOR NASDAQ STOCK
                   MARKET (U.S. COMPANIES) AND CRSP INDEX FOR
                 NASDAQ RETAIL EATING AND DRINKING PLACES STOCKS


                                    [CHART]


                  Dec. 8, 1992   Dec. 24, 1992   Dec. 23, 1993   Dec. 23, 1994   Dec. 31, 1995
                  ------------   -------------   -------------   -------------   -------------

Fresh Choice         $100.00        $180.77         $200.00          $ 75.00        $ 48.08
Nasdaq US            $100.00        $ 99.79         $113.52          $112.30        $160.98
Nasdaq RE&D          $100.00        $ 97.64         $100.56          $100.56        $ 90.67

1        The Company's initial public offering commenced on December 9, 1992.
         For purposes of this presentation, the Company has assumed that its initial offering price of $13.00 would have been the closing sales price on December 8, 1992, the day prior to commencement of trading.

2 The last trading days in each of fiscal 1992, 1993, 1994 and 1995 were December 24, December 23, December 23 and December 29, respectively.

3 Assumes that $100.00 was invested on December 8, 1992 in the Company's Common Stock at the Company's initial offering price of $13.00 and at the closing sales price for each index on that date and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

PRICE RANGE OF COMMON STOCK

         The following table sets forth, for the periods indicated, the range of high and low closing sales prices of the common stock on the Nasdaq National Market.


                                Period                         High                  Low
                                ------                         ----                  ---

1994

             First Quarter.................................   $32.50                $24.75

             Second Quarter................................    32.25                 22.50

             Third Quarter.................................    25.25                 19.00

             Fourth Quarter................................    23.50                  9.00

1995

             First Quarter.................................   $12.50                $ 7.00

             Second Quarter................................    11.75                 5.125

             Third Quarter.................................    11.75                  6.00

             Fourth Quarter................................     8.25                  6.00

1996


             First Quarter.................................   $6.625                $ 5.50

             Second Quarter ...............................    8.625                  6.00

             Third Quarter through July 17, 1996 ..........    7.875                  6.50


             Closing Price on:

             February 29, 1996(1)..........................               $ 5.75

             March 13, 1996(2).............................                 6.00

             April 29, 1996(3).............................                7.375

             April 30, 1996(4).............................                 8.00

             July 17, 1996.................................                6.875


- ------------------
1 The trading day ten trading days prior to the execution of the letter of intent of a possible investment by Crescent (and the first day of the period determining the price of the Series B Stock).

2 The day before the Company and Crescent signed the letter of intent (and the last day of the price determination period).

3 The day the Company and Crescent publicly announced the signing of the Stock Purchase Agreement.

4 The day after the Company and Crescent publicly announced the signing of the Stock Purchase Agreement.

         The Company has not paid cash dividends on its common stock, and presently intends to continue this policy in order to retain its earnings for the development of the Company's business. In addition, the Company's current bank line of credit prohibits the payment of dividends.


                         SELECTED FINANCIAL INFORMATION

                                                    Twelve Weeks Ended
                               --------------------------------------------------------------
                                 June 16,              June 11,       March 24,     March 19,
                                   1996                  1995           1996          1995
                               --------------------------------------------------------------
                                        (In thousands except per share amounts)
Net sales                          $18,793             $19,175        $18,061        $16,934

Operating income (loss)                158              (2,298)         (795)        (2,145)

Net income (loss)                       95              (1,562)         (866)        (1,284)

Net income per common
and equivalent share                  0.02               (0.28)        (0.16)         (0.23)

Total assets                        34,574              59,882        36,241         57,144

Working capital (deficiency)        (9,152)             (8,912)       (9,582)        (1,918)

Long-term debt and capital
lease obligations, including
current portion                        378                 813           496            907

Stockholders' equity               $21,920             $46,688       $21,431        $48,122

Number of restaurants
open at end of period                   53                  57            54             53

For further selected financial information, see the Company's 1995 Annual
Report.

                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING


         Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 2901 Tasman Drive, Suite 109, Santa Clara, California 95054, no later than March 15, 1997, and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals in order to be included in the Company's proxy statement for that meeting.


                          TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Commission on April 1, 1996; (2) the amendment on Form 10-K/A to the Company's Annual Report, as filed with the Securities and Exchange Commission on April 29, 1996; (3) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 24, 1996, as filed with the Securities and Exchange Commission on May 8, 1996; and (4) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 16, 1996. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


         The Company will provide without charge to each person to whom this Proxy Statement is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated by reference in this Proxy Statement (other than any exhibits thereto). Requests for such documents should be directed to Fresh Choice, Inc., 2901 Tasman Drive, Suite 109, Santa Clara, California 95054, Attn: Chief Financial Officer, (408) 986-8661.

                                          By Order of the Board of Directors




                                         JOAN M. MILLER
                                           Secretary

August ___, 1996

                                                                     APPENDIX I

                                                                 SIGNATURE COPY
- --------------------------------------------------------------------------------


                       PREFERRED STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                                       AND

                               FRESH CHOICE, INC.

                         -------------------------------

                           DATED AS OF APRIL 26, 1996

                         -------------------------------


- --------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
                                    ARTICLE 1

                               PURCHASE AND SALE OF SHARES

         Section 1.1.          Purchase and Sale of Shares......................................................  1
         Section 1.2.          Purchase Price...................................................................  1

                                    ARTICLE 2

                                   THE CLOSING

         Section 2.1.          The Closing......................................................................  2

                                    ARTICLE 3

                                     OPTION

         Section 3.1.          Grant of Option..................................................................  2
         Section 3.2.          Exercise of Option...............................................................  2
         Section 3.3.          Exercise Price...................................................................  3

                                    ARTICLE 4

                               REPRESENTATIONS AND WARRANTIES

         Section 4.1.          Representations and Warranties of the Company....................................  3
                  4.1.1.       Existence; Good Standing; Corporate Authority; Compliance
                               with Law.........................................................................  3
                  4.1.2.       Authorization, Validity and Effect of Agreements.................................  3
                  4.1.3.       Capitalization...................................................................  4
                  4.1.4.       Subsidiaries.....................................................................  4
                  4.1.5.       Other Interests..................................................................  5
                  4.1.6.       No Violation.....................................................................  5
                  4.1.7.       Books and Records................................................................  6
                  4.1.8.       SEC Documents....................................................................  6

                  4.1.9.       Litigation.......................................................................  6
                  4.1.10.      Absence of Certain Changes.......................................................  6
                  4.1.11.      Tax Returns......................................................................  8
                  4.1.12.      Employee Benefit Plans...........................................................  8
                  4.1.13.      Labor Matters....................................................................  9
                  4.1.14.      No Brokers.......................................................................  9
                  4.1.15.      Agreements.......................................................................  9
                  4.1.16.      Title to Assets.................................................................. 10
                  4.1.17.      Insurance........................................................................ 10
                  4.1.18.      Environmental Matters............................................................ 11
                  4.1.19.      Intellectual Property............................................................ 11
                  4.1.20.      Licenses......................................................................... 11
                  4.1.21.      Preferred Stock to be Delivered to Purchaser..................................... 11
                  4.1.22.      Disclosure....................................................................... 12
                  4.1.23.      No Undisclosed Liabilities....................................................... 12
                  4.1.24.      Receivables...................................................................... 12
                  4.1.25.      Business Plan.................................................................... 12
         Section 4.2.          Representations and Warranties of Purchaser...................................... 12
                  4.2.1.       Existence; Good Standing......................................................... 12
                  4.2.2.       Authorization, Validity and Effect of Agreements................................. 12
                  4.2.3.       No Violation..................................................................... 13
                  4.2.4.       No Brokers....................................................................... 13
                  4.2.5.       Investment Intent................................................................ 13

                                    ARTICLE 5

                                    COVENANTS

         Section 5.1.          Fees............................................................................. 14
         Section 5.2.          Expenses......................................................................... 14
         Section 5.3.          Conduct of Business.............................................................. 15
         Section 5.4.          Other Action..................................................................... 15
         Section 5.5.          Inspection of Records............................................................ 15
         Section 5.6.          Publicity........................................................................ 15
         Section 5.7.          Meeting of Stockholders.......................................................... 16
         Section 5.9.          Quarterly, Annual and Special Reports............................................ 16
         Section 5.10.         Use of Proceeds.................................................................. 16
         Section 5.11.         Continuation of Indemnification; Insurance....................................... 16
         Section 5.12.         Registration Rights.............................................................. 17
         Section 5.13.         No Transfer to a Competitor...................................................... 17

                                    ARTICLE 6

                                   CONDITIONS

         Section 6.1.          Conditions to Each Party's Obligation to Close................................... 17
         Section 6.2.          Conditions to Obligation of the Company to Close................................. 18
         Section 6.3.          Conditions to Obligation of Purchaser to Close................................... 18

                                    ARTICLE 7

                                   TERMINATION

         Section 7.1.          Termination by Mutual Consent.................................................... 20
         Section 7.2.          Termination by Either Purchaser or the Company................................... 20
         Section 7.3.          Termination by the Company....................................................... 20
         Section 7.4.          Termination by Purchaser......................................................... 20
         Section 7.5.          Effect of Termination............................................................ 20

                                    ARTICLE 8

                               DEFINITIONS AND CONSTRUCTION

         Section 8.1.          Definition of Certain Terms...................................................... 21
         Section 8.2.          Rules of Construction............................................................ 26

                                    ARTICLE 9

                               GENERAL PROVISIONS

         Section 9.1.          Survival of Representations and Warranties....................................... 26
         Section 9.2.          Severability..................................................................... 27
         Section 9.3.          Notices.......................................................................... 27
         Section 9.4.          Headings......................................................................... 28
         Section 9.5.          Entire Agreement................................................................. 28
         Section 9.6.          Counterparts..................................................................... 28
         Section 9.7.          Governing Law, Etc............................................................... 29
         Section 9.8.          Binding Effect................................................................... 29
         Section 9.9.          Assignment....................................................................... 29
         Section 9.10.         No Third Party Beneficiaries..................................................... 29
         Section 9.11.         Amendment; Waivers, Etc.......................................................... 29

                                 APPENDIX LIST

Appendix II - Form of Certificate of Designation for Series A
Appendix III - Form of Certificate of Designation for Series B
Appendix IV - Form of Certificate of Designation for Series C
Appendix V - Form of Registration Rights Agreement

                       PREFERRED STOCK PURCHASE AGREEMENT

         This PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of April 26, 1996, and is being entered into by and between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Purchaser"), and FRESH CHOICE, INC., a Delaware corporation (the "Company").

                                    RECITALS

         A. The Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, 1,187,906 the Company's Preferred Stock, par value $0.001 per share (the "Preferred Stock"), Series B Non-Voting Participating Convertible Preferred Stock (the "Series B Preferred Stock"), upon the terms and subject to the conditions hereinafter set forth. The Series B Preferred Stock is convertible, at the option of the holder thereof, into shares of Preferred Stock, Series A Voting Participating Convertible Preferred Stock (the "Series A Preferred Stock").

         B. The Company desires to grant Purchaser an option to purchase up to 593,953 shares of Preferred Stock, Series C Participating Non-Voting Convertible Preferred Stock (the "Series C Preferred Stock"), upon the terms and subject to the conditions hereof.


         C. Unless the context indicates otherwise, each capitalized term used herein is defined in Section 8.1.


         NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF SHARES

         SECTION 1.1. PURCHASE AND SALE OF SHARES. On the basis of the representations and warranties herein contained and subject to the terms and conditions hereof, the Company agrees to issue, sell and deliver to Purchaser, and Purchaser agrees to purchase from the Company, at the Closing, 1,187,906 shares of Series B Preferred Stock (the "Shares").

         SECTION 1.2. PURCHASE PRICE. In consideration of the issuance and sale by the Company of the Shares, and in full and complete payment therefor, on the Closing Date, Purchaser shall pay the Company an aggregate purchase price (the "Purchase Price") equal to the product of (i) $4.63 and (ii) 1,187,906, i.e., $5,500,004.78. The Purchase Price shall be paid to the Company in currently available funds by federal funds wire transfer on the Closing Date.

                                    ARTICLE 2

                                   THE CLOSING


         SECTION 2.1. THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Cooley Godward Castro Huddleson & Tatum, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306-2155, at 10:00 a.m., local time, on the later of (a) the Stockholder Meeting Date, or (b) the date which is three Business Days after the satisfaction or waiver of all conditions to the consummation of the transactions contemplated hereby, or at such other time, date or place as the Company and Purchaser may agree. The date on which the Closing occurs is referred to herein as the "Closing Date". At the Closing, the Company will issue and transfer to Purchaser good and valid title in and to the Shares, free and clear of all Liens, by delivering to Purchaser a certificate or certificates representing the Shares, in genuine and unaltered form. At the Closing, there shall also be delivered to Purchaser and the Company the other Transaction Documents, certificates and other instruments to be delivered under Article 6.


                                    ARTICLE 3

                                     OPTION

         SECTION 3.1. GRANT OF OPTION. The Company hereby grants to Purchaser an irrevocable option (the "Option") to purchase up to 593,953 shares (the "Option Shares") of Series C Preferred Stock, in the manner and at the purchase price set forth below.


         SECTION 3.2. EXERCISE OF OPTION. The Option may be exercised by Purchaser, in whole or in part, at any time or from time to time, after the Closing Date and prior to the third anniversary of the Closing Date. If Purchaser desires to exercise the Option, Purchaser shall send a written notice to the Company specifying the number of Option Shares it will purchase and a date (not earlier than seven nor later than 14 Business Days from the date such notice is given) for the closing of such purchase (the "Option Closing"). The Option Closing shall take place (a) at the offices of Cooley Godward Castro Huddleson & Tatum, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306-2155, at 10:00 o'clock a.m. local time on the date specified in such notice or (b) at such other place and time as the Company and Purchaser may agree. At each Option Closing, the Company will issue and transfer to Purchaser good and valid title in and to the Option Shares being purchased, free and clear of all Liens, by delivering to Purchaser a certificate or certificates representing the Option Shares being purchased, in genuine and unaltered form, and certificates similar to those certificates that the Company is required to deliver to Purchaser under Section 6.3.

         SECTION 3.3. EXERCISE PRICE. In consideration of the issuance and sale by the Company of the Option Shares, and in full and complete payment therefor, at each Option Closing, Purchaser shall pay an aggregate price equal to the product of (i) $6.00 multiplied by (ii) the number of Option Shares being purchased.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Purchaser (the "Disclosure Letter"), the Company represents and warrants to Purchaser, as of the date of this Agreement, as follows:


         4.1.1. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE WITH LAW. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of State of Delaware. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of those jurisdictions specified in Section 4.1.1 of the Disclosure Letter, which are the only jurisdictions in which the character of the properties owned, used or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial or other condition or prospects of the Company and its Subsidiaries taken as a whole (a "Company Material Adverse Effect"). The Company has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. The Company represents and warrants that its principal line of business is the operation of casual upscale restaurants, operating under the name "Fresh Choice." The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in Section
4.1.1 of the Disclosure Letter. Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in those jurisdictions in which the ownership of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice that it is in violation of any order, writ, judgment, decree, injunction or similar pronouncement (each, an "Order"), of any court, governmental authority or arbitration board or tribunal, or any law, statute, ordinance, governmental rule or regulation (each, a "Law") to which the Company or any of its Subsidiaries or any of their respective properties or assets is subject. The copies of the Company's Certificate of Incorporation and Bylaws previously delivered to Purchaser are true and correct and are the Certificate of Incorporation and the Bylaws as in effect on the date hereof.


         4.1.2. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights

Agreement (collectively, the "Transaction Documents"), and, subject to stockholder approval of an amendment to its certificate of incorporation, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, to issue, sell and transfer the Shares and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the other Transaction Documents and the performance and consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of the Company other than the necessary approval of its stockholders. Subject to stockholder approval, this Agreement has been duly and validly executed and delivered by the Company and constitutes, and the other Transaction Documents (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws relating to creditors' rights generally or general principles of equity (whether considered in a proceeding in equity or at law) or by public policy applicable to securities laws.


         4.1.3. CAPITALIZATION. The authorized capital stock of the Company consists solely of 7,500,000 shares of common stock, par value $0.001 per share ("Common Stock"), and 250,000 shares of preferred stock, par value $0.001 per share. As of February 29, 1996 there were 5,583,737 shares of Common Stock issued and outstanding. As of the date hereof, no shares of Preferred Stock were issued and outstanding. The Certificates of Designation for the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are attached hereto as Exhibits A, B and C, respectively. Except as specified on
Section 4.1.3 of the Disclosure Letter, since such date, no additional shares of capital stock of the Company have been issued. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matters. All such issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than as contemplated by this Agreement or as disclosed in the Company Reports, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, phantom stock rights, or other rights, agreements or commitments (each, a "Warrant") which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of the Company or any of its Subsidiaries, or any obligation of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding capital stock of the Company or any of its Subsidiaries, or otherwise entitle the holder thereof to receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of the Company, including any right to participate in the equity or income of the Company. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in Section 2.1 will transfer to Purchaser good and valid title to the Shares, free and clear of all Liens.



         4.1.4. SUBSIDIARIES. Section 4.1.4 of the Disclosure Letter lists the name of each Subsidiary and all lines of business in which each Subsidiary is participating or engaged.

Section 4.1.4 of the Disclosure Letter also lists for each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owners of such outstanding capital stock. The Company owns directly or indirectly each of the outstanding shares of capital stock of each of its Subsidiaries. Except as disclosed in Section 4.1.4 of the Disclosure Letter, each of the outstanding shares of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of all Liens. There are no outstanding Warrants with respect to any Subsidiary. The name of each director and officer of each Subsidiary on the date hereof, and the position with such Subsidiary held by each, are listed in Section 4.1.4 of the Disclosure Letter. The Company has prior to the execution of this Agreement delivered to Purchaser true and complete copies of the certificate or articles of incorporation and bylaws (or other comparable corporate charter documents) of each of the Subsidiaries as in effect on the date hereof.


         4.1.5. OTHER INTERESTS. Except for interests in the Company's Subsidiaries, neither the Company nor any Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities and corporate, partnership, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of the Company's business).

         4.1.6. NO VIOLATION. Neither the execution and delivery by the Company of this Agreement or of the other Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby in accordance with the terms hereof and thereof, will (i) conflict with or result in a breach or violation of any provisions of the certificate or articles of incorporation or bylaws of the Company or any Subsidiary (or other comparable corporate charter documents); (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, the Second Amended and Restated 1988 Stock Option Plan and the 1992 Employee Stock Purchase Plan (collectively, the "Stock Plans"), or any grant or award made thereunder, (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any property of the Company or its Subsidiaries under, or result in any additional rights under or in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract (whether written or oral), agreement or other instrument, commitment or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties is bound or affected; (iv) require any consent, approval or authorization of, or declaration, filing or registration with, any third party or any domestic or foreign governmental or regulatory authority; or (v) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Company or any Subsidiary or any of their respective assets and properties.

         4.1.7. BOOKS AND RECORDS. Except as set forth in Section 4.1.7 of the Disclosure Letter, the minute books and other similar records of the Company and its Subsidiaries as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and its Subsidiaries.


         4.1.8. SEC DOCUMENTS. The Company has delivered to Purchaser each Company Report. As of their respective dates, the Company Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of the Company included in the Company Reports (including the related notes and schedules) fairly represents the consolidated financial position of the Company and the its Subsidiaries as of its date and each of the consolidated statements of operations, stockholders' equity and cash flow of the Company included in the Company Reports (including any related notes and schedules) fairly presents the results of operations, stockholders' equity or cash flow, as the case may be, of the Company and its Subsidiaries for the periods set forth therein. Except as and to the extent set forth on the consolidated balance sheet of the Company and its Subsidiaries at December 31, 1995, including all notes thereto, or as set forth in the Company Reports, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date.


         4.1.9. LITIGATION. Except as disclosed in the Company Reports, there are no Actions pending against, relating to or affecting the Company or any of its Subsidiaries or any of their respective assets and properties or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality. There are no Orders outstanding against the Company or any Subsidiary. Except as set forth in
Section 4.1.9 of the Disclosure Letter, prior to the execution of this Agreement, the Company has delivered to Purchaser all responses of counsel for the Company and its Subsidiaries to auditors' requests for information delivered in connection with the Financial Statements and/or the interim financial statements contained in the Company Reports (together with any updates provided by such counsel) regarding such Actions pending or threatened against, relating to or affecting the Company or any Subsidiary.


         4.1.10. ABSENCE OF CERTAIN CHANGES. Since December 31, 1995, there has been no event or condition of any character (whether actual, threatened or contemplated) that has had, or can reasonably be anticipated to have, individually or together with such other events or conditions, a Company Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in Section 4.1.10 of the Disclosure Letter (with paragraph references corresponding to those set forth below), neither the Company nor any Subsidiary has, since December 31, 1995:


                  (a) borrowed any funds or, except in the ordinary course of the Company's business consistent with past practices, (i) mortgaged or otherwise subjected to any Lien or other liability any of its assets or properties, (ii) sold, assigned or transferred any of its assets in excess of $250,000 in the aggregate, or (iii) incurred any liability, commitment, indebtedness or obligation (of any kind whatsoever, whether accrued or contingent, matured or unmatured) in an amount, individually or in the aggregate, in excess of $250,000;

                  (b) suffered any damage, destruction or loss, whether or not covered by insurance in an amount, individually or in the aggregate, in excess of $250,000, except for losses adequately reserved against on the date of this Agreement;

                  (c) received notice or had knowledge or reasonable grounds to believe that any labor unrest exists among any of its employees or that any group, organization or union has attempted to organize any of its employees;

                  (d) received notice or had knowledge or reasonable grounds to believe that any of its franchisees or developers has terminated or intends to terminate its relationship with the Company or any Subsidiary;

                  (e) failed to operate its business in the ordinary course consistent with past practices, or failed to preserve its business organization intact or to preserve the goodwill of its developers, suppliers, customers and others with whom it has business relations;

                  (f) incurred any loss in an amount in excess of $250,000, except for losses adequately reserved against on the date of this Agreement, or waived any material right in connection with any aspect of its business, whether or not in the ordinary course of its business;

                  (g) cancelled any debt owed to it, or cancelled any of its claims, or paid any of its noncurrent obligations or liabilities;

                  (h) made any capital expenditure or capital addition or betterment in an amount in excess of $250,000 individually or $1,500,000 in the aggregate;

                  (i) entered into any agreement requiring the payment, conditionally or otherwise, of any salary, bonus, extra compensation, pension or severance payment to any of its present or former directors, officers or employees, except such agreements as are terminable at will without any penalty or other payment by it, or increased the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar payments) of any such person whose annual compensation would, following such increase, exceed $100,000;

                  (j) declared, set aside, increased or paid any dividend, or declared or made any distribution on, or directly or indirectly combined, redeemed, reclassified, purchased or otherwise acquired, any shares of Common Stock;

                  (k) authorized, issued, sold or otherwise disposed of any shares of capital stock of or Warrant with respect to the Company or any Subsidiary, or modified or amended any right of any holder of any outstanding shares of capital stock or Warrant with respect to the Company or any Subsidiary;

                  (l) changed any accounting, financial reporting or tax practice or policy or any method of calculating any bad debt, contingency or other reserve of the Company or any Subsidiary for accounting, financial reporting or tax purposes, or any change in the fiscal year of the Company or any Subsidiary;

                  (m) engaged in any transaction with any officer, director or Affiliate of the Company or any Subsidiary (A) outside the ordinary course of business consistent with past practice of (B) other than on an arm's-length basis; or

                  (n) entered into any agreement, contract or commitment to do any of the foregoing after the date hereof.

         4.1.11. TAX RETURNS. The Company has accurately and timely filed all federal, state and other tax returns which are required to be filed and has timely paid all taxes covered by such returns which have become due and payable. The Company has not been advised that any of its returns, federal, state or other, have been or are being audited as of the date hereof. The Company is not delinquent in taxes or assessments and has no tax deficiency proposed or assessed and no waiver of the statute of limitations and assessment or collections.

         4.1.12. EMPLOYEE BENEFIT PLANS. All material employee benefit plans, programs, policies, or arrangements (including, without limitation, each employee benefit plan within the meaning of Section 3(3) of ERISA) that are sponsored, maintained or contributed to or required to be contributed to by the Company for the benefit of any active, former, or retired employee of the Company or its Subsidiaries are listed in the Disclosure Letter (the "Company Plans"). Each Company Plan has been maintained and administered in all material respects with its terms and applicable law, including ERISA and the Code. Any Company Plan intended to be qualified under Section 401(a) of the Code has either obtained a favorable determination letter as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. No Company Plan is covered by Title IV of ERISA or Section 412 of the Code. To the Knowledge of the Company, neither the Company nor any officer or director of the Company has incurred any liability or penalty under Sections 4975 through 4980 of the Code or Title I of ERISA. No suit, action, or other litigation (excluding claims for benefits incurred in the ordinary course of the Company Plan activities) has been brought or, to the Knowledge of the Company, is threatened against or with respect to any such Company Plan. All material contributions, reserves, or premium payments required to be made or accrued as of the date hereof to the Company Plans have been made or accrued.


         4.1.13. LABOR MATTERS. Section 4.1.13 of the Disclosure Letter contains a list of names of each officer and employee of the Company or its Subsidiaries having an annual base salary or wages of at least $100,000 at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date. No employee of the Company or any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice, sex, age, race or other discrimination or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries relating to their business. To the Knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries. To the best of the Company's Knowledge, the Company and the Subsidiaries have complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation, those relating to wages, hours and collective bargaining.


         4.1.14. NO BROKERS. The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company, any Subsidiary or Purchaser to pay any finder's fees, brokerage or agent's commission, or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. The Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         4.1.15.  AGREEMENTS.

                  (a) Neither the Company nor any of its Subsidiaries is a party to:

                           (i) any agreement, contract or commitment containing
                  any covenant limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or to compete with any person in any line of business permitted by its or their Certificate of Incorporation or by applicable law;

                           (ii) any written agreement, order or decree of or with any federal or state regulatory agency; or

                           (iii) any obligation of guaranty or indemnity, other
                  than obligations of Subsidiaries guaranteed by the Company and obligations of the Company guaranteed by Subsidiaries.

                  (b) The list of exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, contains a true and complete list of each of the material Contracts or other arrangements required to be filed therewith (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which the Company or any Subsidiary is a party or by which any of their respective assets and properties is bound.


                  (c) To the best of the Company's Knowledge, each of such Contracts is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 4.1.15(c) of the Disclosure Letter, neither the Company, any Subsidiary nor, to the Knowledge of the Company, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

                  (d) To the best of the Company's Knowledge, except as disclosed in Section 4.1.15(d) of the Disclosure Letter, neither the Company nor any Subsidiary is a party to or bound by any Contract that has resulted in, or could reasonably be expected, individually or in the aggregate with any other such contracts, to result in a Company Material Adverse Effect.


         4.1.16. TITLE TO ASSETS. The Company has good and marketable title to its properties and assets, and has good title to all of its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances that do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have not arisen otherwise than in the ordinary course of business.


         4.1.17. INSURANCE. Except as set forth in Section 4.1.17 of the Disclosure Letter, the Company and each of its Subsidiaries maintain in force insurance policies and bonds in such amounts and against such liabilities and hazards as are reasonable and customary for persons engaged in such business and operations and having such assets and properties. A true and complete list of all such insurance policies is contained in Section 4.1.17 of the Disclosure Letter. Neither the Company nor any of its Subsidiaries is now liable, nor to the Knowledge of the Company, will it or any of them become liable, for any material retroactive premium adjustment not recorded on its books or otherwise provided for. All policies are valid and enforceable and in full force and effect, no premiums due thereunder have not been paid and neither the Company nor any of its Subsidiaries has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds or of any default thereunder. Within the last three years, neither the Company nor any of its Subsidiaries has been refused any basic insurance coverage sought or applied for, and the Company has no reason to believe that its existing insurance coverage cannot be renewed as and when same shall expire, upon terms and conditions standard in the market at the time renewal is sought. The insurance coverage provided by any of the policies set forth in Section 4.1.17 of the Disclosure Letter will not terminate or lapse by reason of the transactions contemplated by this Agreement.


         4.1.18. ENVIRONMENTAL MATTERS. To the best Knowledge of the Company, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and, to the best Knowledge of the Company, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         4.1.19. INTELLECTUAL PROPERTY. The Company Reports disclose all of the Intellectual Property owned or used by or licensed to the Company or any Subsidiary (the "Company Intellectual Property"). Except as disclosed in the Company Reports, no licenses, sublicenses or other agreements in respect of such Company Intellectual Property have been granted or entered into by the Company or any Subsidiary. The Company and each of its Subsidiaries owns or has the legal right to use all Company Intellectual Property.

         4.1.20. LICENSES. To the best Knowledge of the Company, each of the Company and its Subsidiaries has all necessary Licenses required to lawfully conduct its respective business as presently conducted, including but not limited to all material Licenses, permits, certifications, and other regulatory authorizations required for each of the Company and its Subsidiaries to operate as they currently operate and in accordance with all applicable laws, rules, regulations, ordinances, or orders of any governmental authority, and, to the best Knowledge of the Company, (a) each such License is valid, binding and in full force and effect, (b) no such License is subject to revocation or forfeiture by virtue of any existing circumstance, (c) there is no pending or, to the Knowledge of the Company, threatened proceeding to modify in any material respect or revoke any material License, (d) no such License is subject to any outstanding order, decree, judgment, stipulation, or investigation known to the Company that would materially affect such License, and (e) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.


         4.1.21. PREFERRED STOCK TO BE DELIVERED TO PURCHASER. The issuance and delivery by the Company to Purchaser of the Shares and the Option Shares have been duly and validly authorized by all necessary corporate action on the part of the Company except for actions to be taken and approved under Section 5.7. The Shares, and the Option Shares, if and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of all Liens.

         4.1.22. DISCLOSURE. None of the representations or warranties made by the Company in this Agreement, and no information in the Exhibits hereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.


         4.1.23. NO UNDISCLOSED LIABILITIES. To the best Knowledge of the Company, except as reflected or reserved against in the balance sheet or in the notes thereto included in the Company Reports or as disclosed in Section of the Disclosure Letter or any other Section 4.1.23 of the Disclosure Letter, there are no indebtedness of any kind or obligations or other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) against, relating to or affecting the Company or any Subsidiary or any of their respective assets and properties, other than such indebtedness and liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate do not have a Company Material Adverse Effect.


         4.1.24. RECEIVABLES. All receivables of the Company (including accounts receivable, loans receivable and advances) which are reflected in the balance sheet or the notes thereto included in the Company Reports, and all such receivables which shall have arisen since the date thereof and prior to the Closing Date (including those that will exist on the Closing Date), have arisen and shall have arisen only from bona fide transactions and represent bona fide claims for sales or other charges arising in the ordinary course of business and, to the best Knowledge of the Company, will be (or have been) fully collectible when due, or in the case of each account receivable within 90 days after the invoice date, without resort to litigation and without offset or counterclaim, in the aggregate face amounts thereof.

         4.1.25. BUSINESS PLAN. The Company has previously presented and delivered to Purchaser the Company's Business Plan in the form most recently approved by the Board of Directors. The pro forma financial statements, projections and other estimates contained in the Business Plan are based upon factual assumptions that were reasonably made by the Company and were made in good faith at the time such projections and estimates were made, and such factual assumptions remain reasonable and good faith assumptions. There has been no material change in the business prospects of the Company or in any other fact or circumstance which would or could reasonably be expected to render any such projections or estimates, or the assumptions upon which they were based, unreasonable or not made in good faith in any material respect.

         SECTION 4.2. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Company, as of the date of this Agreement, as follows:

         4.2.1. EXISTENCE; GOOD STANDING. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         4.2.2. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction

Documents. The consummation by Purchaser of the transactions contemplated hereby and thereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and the other Transaction Documents (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws relating to creditors' rights generally or general principles of equity (whether considered in a proceeding in equity or at law) or by public policy applicable to securities laws.

         4.2.3. NO VIOLATION. Neither the execution and delivery by Purchaser of this Agreement nor the consummation by Purchaser of the transactions contemplated hereby in accordance with the terms hereof, will (i) conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of Purchaser; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Purchaser is a party, or by which Purchaser or any of its properties is bound or affected, (iii) require any material consent, approval or authorization of, or declaration, filing or registration with, any third party or any domestic or foreign governmental or regulatory authority, or (iv) violate any statute, rule, regulation, order or decree of any public body or authority by which Purchaser or any of its assets or properties is bound, except for any of the foregoing matters in clauses (i),
(ii), (iii) or (iv) above which, either individually or in the aggregate, would not prevent Purchaser from performing its obligations under this Agreement or consummating the transactions contemplated hereby and thereby.

         4.2.4. NO BROKERS. Neither Purchaser nor its Affiliates have entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Purchaser, any Affiliate of Purchaser or the Company to pay any finder's fees, brokerage or agent's commission or like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Purchaser is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         4.2.5.   INVESTMENT INTENT.

                  (a) Purchaser is acquiring the Shares, the Option and the Option Shares, if any, solely for the purpose of investment for its own account and not with a view to or for sale in connection with any distribution thereof within the meaning of Section 2(11) of the Securities Act. Purchaser acknowledges that the Shares (and the Option Shares, if any) are being issued to Purchaser in reliance upon one or more exemptions from registration contained in the Securities Act and applicable state securities laws. The reliance by the Company upon such exemptions is based in part upon the representations set forth in this Section 4.2.5.


                  (b) Purchaser understands that the Shares and the Option Shares have not been registered under the Securities Act, and that it has no right, except as provided in the Registration Rights Agreement, to cause the Shares and the Option Shares to be so registered.

                  (c) Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision.

                  (d) Purchaser is an Accredited Investor.

                  (e) Purchaser acknowledges and agrees that the certificates representing the Shares issued to Purchaser or any subsequent holder thereof who acquires the Shares (and the Option Shares, if any) in a transaction exempt from registration under the Securities Act may be imprinted with an appropriate restrictive legend concerning registration.


                  (f) Purchaser acknowledges and agrees that the Company's stock records may be marked to indicate the provisions of this Section 4.2.5 and the Company may direct any transfer agent to enter a stop transfer order in its records with respect to the Shares in accordance with this
         Section 4.2.5.


                                    ARTICLE 5

                                    COVENANTS


         SECTION 5.1. FEES. At the Closing, the Company shall pay Purchaser, in addition to any reimbursements for expenses under Section 5.2, a financing fee of $75,000. For so long as the Purchaser shall own the Requisite Shares (as defined in the Series A Certificate of Designation), and for such time or times as a Series A Designee (as defined in Section 5.11) shall not be serving as a member of the Board of Directors, the Company shall pay Purchaser an annual fee of $50,000, payable quarterly in arrears, plus shall reimburse Purchaser for all reasonably incurred out-of-pocket expenses (including legal fees) incurred in monitoring the investment in the Preferred Stock.



         SECTION 5.2. EXPENSES. Whether or not the Closing occurs, all costs and expenses of the Company and Purchaser incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company directly or paid by the Company to Purchaser to reimburse Purchaser for any such expenses; provided, however, that the Company shall not be obligated to pay on behalf of or reimburse Purchaser for its out-of-pocket costs in excess of $75,000. The Company shall reimburse Purchaser for its costs and expenses at the earlier of (i) the Termination of this Agreement or (ii) the Closing.

         SECTION 5.3. CONDUCT OF BUSINESS. Prior to the Closing, except as contemplated by any other provision of this Agreement, unless Purchaser has consented in writing thereto, the Company:

                  (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  (b) shall not permit any change in the financial condition, business, operations or prospects of the Company and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Company Material Adverse Effect; or

                  (c) shall not do, or enter into any agreement to do, any of those acts set forth in clauses (i) through (x) of Section 6 of the Certificates of Designation.

         SECTION 5.4. OTHER ACTION. Subject to the terms and conditions herein provided, the Company and Purchaser shall (a) use all reasonable efforts to cooperate with one another in (i) determining whether any filings are required to be made prior to the Closing with, and whether any consents, approvals, permits or authorizations are required to be obtained prior to the Closing from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making any such filings and timely seeking any such consents, approvals, permits or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing, any further action is necessary or desirable to carry out the purpose of or to consummate the transactions contemplated by this Agreement, the Purchaser and the Company shall use all reasonable efforts to cooperate with one another in taking all such necessary action.

         SECTION 5.5. INSPECTION OF RECORDS. From the date hereof through the Closing, the Company shall allow, upon reasonable notice, all designated officers, attorneys, accountants and other representatives of Purchaser access at all reasonable times during normal business hours to the records and files, correspondence, audits, properties and personnel, as well as to all information relating to commitments, contracts, titles, franchise compliance and financial position, or otherwise pertaining to the business and affairs, of the Company and its Subsidiaries.

         SECTION 5.6. PUBLICITY. The initial press release relating to this Agreement shall be a joint press release and thereafter the Company and Purchaser shall, subject to their respective legal obligations (including, without limitation, requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

         SECTION 5.7. MEETING OF STOCKHOLDERS. The Company will take all necessary action in accordance with applicable law, the requirements of The Nasdaq Stock Market, and the Company's certificate of incorporation and bylaws to commence a meeting of its stockholders to consider and vote upon any and all actions which the stockholders must take in order for this Agreement and the transactions contemplated hereby to be consummated, including, without limitation, amending the Company's certificate of incorporation to increase the number of authorized shares of Common Stock and Preferred Stock and to authorize the issuance of the Shares and Option Shares. The Board of Directors of the Company shall recommend such approval, and the Company shall take all lawful action to solicit such approval, including, without limitation, timely mailing of a proxy statement.

         SECTION 5.8. FILING OF CERTIFICATES OF DESIGNATION. Subject to the approval of the stockholders of the Company of the amendments to the Company's certificate of incorporation to increase the authorized number of shares of Common Stock and Preferred Stock, the Company shall file the Certificates of Designation with the Secretary of State of the State of Delaware.

         SECTION 5.9. QUARTERLY, ANNUAL AND SPECIAL REPORTS. The Company will furnish to Purchaser copies of all Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, Current Reports on Form 8-K, Proxy Statements and any other registration statement, report, proxy statement or information statement filed with the Commission within three (3) days of the date any such registration statement, report, proxy statement or information statement is filed with the Commission.

         SECTION 5.10. USE OF PROCEEDS. The Company will apply the proceeds from the sale of Shares as provided in the business plan of the Company, a copy of which has been delivered to Purchaser. The Company shall not use such proceeds for any other purposes.

         SECTION 5.11.     CONTINUATION OF INDEMNIFICATION; INSURANCE.

                  (a) From and after the Closing, the Company shall indemnify, defend and hold harmless each person who has been elected by the holders of the Series A Preferred Stock, or appointed, pursuant to the provisions of the Series A Certificate of Designation and who is serving in the capacity of a director of the Company (a "Series A Designee") from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees) based upon or arising from his acts or omissions as a director of the Company to the fullest extent permitted under the laws of the State of Delaware.

                  (b) From and after the Closing, the Company shall not amend, alter or repeal its certificate of incorporation or bylaws, except as required by law, if the effect of such amendment, alteration or repeal would be to increase the potential liability of a director of the Company to the Company or to its stockholders for monetary damages for breach of fiduciary duty, or to lessen or otherwise adversely affect the indemnification rights of directors, officers, employees or agents of the Company as provided in such certificate of incorporation or bylaws as in effect on the date of this Agreement.

                  (c) The Company shall cause to be maintained, at its sole cost, at all times following the Closing, directors and officers liability insurance in an amount equal to or greater than $5,000,000 covering any Series A Designee serving in the capacity of a director of the Company.


                  (d) This Section 5.11 is intended to benefit each Series A Designee serving in the capacity of a director of the Company, each of whom shall be entitled to enforce the provisions hereof as if they were a party hereto. The Company shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Series A Designee serving in the capacity of a director of the Company in enforcing the provisions of this Section 5.11.

                  (e) For purposes of this Section 5.11, "Series A Designee" shall include any person that the holders of the Series A Preferred Stock are entitled to nominate or elect to the Board of Directors as a result of an "Event of Non-Compliance" as defined in the Series A Certificate of Designation.


         SECTION 5.12. REGISTRATION RIGHTS. At the Closing, the Company and Purchaser will enter into a Registration Rights Agreement in substantially the form of Exhibit A (the "Registration Rights Agreement").

         SECTION 5.13. NO TRANSFER TO A COMPETITOR. The Purchaser will not transfer the Shares, or, if converted into Series A Preferred Stock, the shares of the Series A Preferred Stock, to any competitor of the Company without the express written consent of the Company. The foregoing shall not apply to any business combination approved by the Board of Directors or to sales made on the open market by Purchaser.

                                    ARTICLE 6

                                   CONDITIONS

         SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO CLOSE. The respective obligation of each party to close the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions:

                  (a) Neither of the parties hereto shall be subject to any Order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement or any of the other Transaction Documents or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated hereby or thereby to Purchaser. In the event any such

         Order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such Order or injunction lifted. There shall not be pending or threatened on the Closing Date any Action which could reasonably be expected to result in the issuance of any such Order or injunction.

                  (b) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents shall have been obtained or made, except for any other documents required to be filed after the Closing Date, which are set forth in the Disclosure Letter.

         SECTION 6.2. CONDITIONS TO OBLIGATION OF THE COMPANY TO CLOSE. The obligation of the Company to close the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (which may be waived in whole or in part by the Company in its sole discretion):

                  (a) The Company shall have received all necessary stockholder approvals.

                  (b) The Company shall have received a certificate, dated the Closing Date, of the Secretary of Purchaser, certifying as to the incumbency of the officers of Purchaser executing this Agreement, the validity and effect of the resolutions of the directors and stockholders of Purchaser authorizing and approving this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and such other matters as Purchaser or its counsel may reasonably request.

                  (c) Purchaser shall have performed its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Purchaser contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date in all material respects, and the Company shall have received a certificate of the President or a Vice President of Purchaser, dated the Closing Date, certifying to such effect.

         SECTION 6.3. CONDITIONS TO OBLIGATION OF PURCHASER TO CLOSE. The obligations of Purchaser to close the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

                  (a) The Purchaser shall have received the Business Plan of the Company and the Strategic Plan of the Company, in each case as will be in effect on and as of the Closing Date, and each shall be satisfactory to Purchaser in all respects.

                  (b) The Company shall have received all necessary stockholder approvals.

                  (c) The Company shall have filed the Certificates of Designation with the Secretary of the State of Delaware.

                  (d) The Company shall have performed and complied with each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and Purchaser shall have received a certificate, dated the Closing Date, of the President or a Vice President of the Company, certifying to such effect.

                  (e) From the date of this Agreement through the Closing, there shall not have occurred any change in the financial condition, business, operations or prospects of the Company and its Subsidiaries, taken as whole, that would have or would be reasonably likely to have a Company Material Adverse Effect.

                  (f) Purchaser shall have received a certificate, dated the Closing Date, of the Secretary of the Company, certifying as to the incumbency of the officers of the Company executing this Agreement, the validity and effect of the resolutions of the directors and stockholders of the Company authorizing and approving this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, the validity and effect of the Certificate of Incorporation and Bylaws of the Company, and such other matters as Purchaser or its counsel may reasonably request.

                  (g) The Company shall have delivered to Purchaser a certificate, dated the day prior to the Closing Date, from the Secretary of State of the State of Delaware, certifying that the Company is duly incorporated under the laws of the State of Delaware and is in good standing and has a legal corporate existence at such date.

                  (h) The Company shall have executed and delivered to Purchaser the Registration Rights Agreement.

                  (i) Purchaser shall have received such other documents, instruments or certificates incident to the transactions contemplated by this Agreement or by the other Transaction Documents as it or its counsel may reasonably request.

                                    ARTICLE 7

                                   TERMINATION

         SECTION 7.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing by the mutual consent of Purchaser and the Company.

         SECTION 7.2. TERMINATION BY EITHER PURCHASER OR THE COMPANY. This Agreement may be terminated by action of the Board of Directors of either Purchaser or the Company if (a) the Closing shall not have occurred by August 31, 1996, or (b) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an Order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order, decree, ruling or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (b) shall have used all reasonable efforts to remove such Order, injunction or decree; and further provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause.


         SECTION 7.3. TERMINATION BY THE COMPANY. This Agreement may be terminated at any time prior to the Closing by action of the Board of Directors of the Company if (a) any condition in Section 6.2 has not been satisfied as of the Closing Date, or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company to comply fully with its obligations under this Agreement) and the Company has not waived such condition on or before the Closing Date, or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Purchaser, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Purchaser.

         SECTION 7.4. TERMINATION BY PURCHASER. This Agreement may be terminated at any time prior to the Closing by action of the Board of Directors of Purchaser if (a) any condition in Section 6.3 has not been satisfied as of the Closing Date, or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply fully with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing Date, or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Purchaser to the Company.

         SECTION 7.5. EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to this Article 7, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 7.5 and Section 5.2 and except for the provisions of Articles 8 and 9, which will remain in effect. Moreover, in the event of termination of this Agreement pursuant to Sections 7.3 or 7.4, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.


                                    ARTICLE 8

                          DEFINITIONS AND CONSTRUCTION


         SECTION 8.1. DEFINITION OF CERTAIN TERMS. Except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this
Section 8.1, whenever used in this Agreement (including in the Schedules), shall have the respective meanings assigned to them in this Section for all purposes of this Agreement, and include the plural as well as the singular.


                  ACCREDITED INVESTOR: as defined in Regulation D promulgated under the Securities Act.

                  ACTION: any claim, action, suit, proceeding, arbitration or investigation that would have a Company Material Adverse Effect.

                  AFFILIATE: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

                  AGREEMENT: this instrument as originally executed, including the Schedules hereto, or as it may be from time to time supplemented or amended by one or more supplements or amendments hereto entered pursuant to the applicable provisions hereof.

                  APPLICABLE LAW: all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

                  BUSINESS: the business of the Company described in the Company's Annual Report of From 10-K filed with the Commission for the fiscal year ended December 31, 1995.

                 BUSINESS DAY: shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

                 CERTIFICATES OF DESIGNATION: collectively, the Series A Certificate of Designation, the Series B Certificate of Designation and the Series C Certificate of Designation.

                 CLOSING: as defined in Section 2.1.

                 CLOSING DATE: as defined in Section 2.1.

                 CODE: the Internal Revenue Code of 1986, as amended.

                 COMMON STOCK: as defined in Section 4.1.3.

                 COMMISSION: Securities and Exchange Commission of the United States of America and any successor commission, service, agency or bureau.

                 COMPANY: as defined in the first paragraph of this Agreement.

                 COMPANY INTELLECTUAL PROPERTY: as defined in Section 4.1.19.

                 COMPANY MATERIAL ADVERSE EFFECT: as defined in Section 4.1.1.

                 COMPANY PLANS: as defined in Section 4.1.12.

                 COMPANY REPORT: each registration statement, report, proxy statement or information statement prepared by the Company since December 31, 1995, including without limitation the Company's Annual Report on Form 10-K for the year ended December 31, 1995, each in the form (including exhibits and any amendments thereto) filed with the Commission.

                 CONSENT: any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including but not limited to any Governmental Authority.

                 CONTRACT: any agreement, license, lease, evidence of indebtedness, mortgage, indenture or other contract (whether written or oral).

                 DISCLOSURE LETTER: as defined in Section 4.1.

                 DOLLARS OR $: lawful money of the United States.

                 ERISA: the Employee Retirement Income Security Act of 1974, as amended.

                 GAAP: generally accepted accounting principles as in effect in the United States.

                 GOVERNMENT APPROVAL: any Consent of, with or to any Governmental Authority.

                 GOVERNMENTAL AUTHORITY: any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

                 INTELLECTUAL PROPERTY: any and all United States and foreign:
         (a) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (c) copyrights (including software) and registrations thereof; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) mask work and other semiconductor chip rights and registrations thereof; (f) intellectual property rights similar to any of the foregoing; (g) copies and tangible embodiments thereof (in whatever form or medium, including electronic media).

                 IRS: the Internal Revenue Service of the United States of America and any successor commission, service, agency or bureau.

                 KNOWLEDGE: An individual will be deemed to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

                 LAW: as defined in Section 4.1.1.

                 LICENSE: any permit, license and other authorization, approval, registration and similar consent.

                 LIEN: any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Contracts.

                 OPTION: as defined in Section 3.1.

                 OPTION CLOSING: as defined in Section 3.2.

                 OPTION SHARES: as defined in Section 3.1.

                 ORDER: as defined in Section 4.1.1.

                 PERSON: any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

                 PREFERRED STOCK: as defined in the Recitals.

                 PURCHASE PRICE: as defined in Section 1.2.

                 PURCHASER: as defined in the first paragraph of this Agreement.

                 REGISTRATION RIGHTS AGREEMENT: as defined in Section 5.12.

                 REMEDIAL ACTION: all actions required to (i) clean up, remove, treat or in any other way remediate any Hazardous Substances; (ii) prevent the release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (iii) perform studies, investigations and care related to any such Hazardous Substances.

                 RESTRUCTURING PLAN: the restructuring plan announced by the Company in December 1995 to return the Company to profitability.

                 SECURITIES ACT: the Securities Act of 1933, as amended.

                 SERIES A PREFERRED STOCK: as defined in the Recitals hereto.

                 SERIES B PREFERRED STOCK: as defined in the Recitals hereto.

                 SERIES C PREFERRED STOCK: as defined in the Recitals hereto.

                 SERIES A CERTIFICATE OF DESIGNATION: the Certificate of Designation of the Series A Preferred Stock, to be filed with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit A.

                 SERIES B CERTIFICATE OF DESIGNATION: the Certificate of Designation of the Series B Preferred Stock, to be filed with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit B.

                 SERIES C CERTIFICATE OF DESIGNATION: the Certificate of Designation of the Series C Preferred Stock, to be filed with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit C.

                 SHARES: as defined in Section 1.1.

                 STOCKHOLDER MEETING DATE: the date on which the Company shall hold the meeting of stockholders contemplated by Section 5.7.

                 STOCK PLANS: as defined in Section 4.1.6.

                 SUBSIDIARIES: each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

                 TAX: any federal, state, provincial, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).

                 TAX RETURN: any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                 TRANSACTION DOCUMENTS: as defined in Section 4.1.2.

                 WARRANT: as defined in Section 4.1.3.

         SECTION 8.2.     RULES OF CONSTRUCTION.

                 (a) "This Agreement" means this instrument as originally executed, including the Exhibits hereto, or as it may be from time to time supplemented or amended by one or more supplements or amendments hereto entered pursuant to the applicable provisions hereof;

                 (b) "includes" and "including" are not limiting, and, in each case, shall be construed as if followed by the words "without limitation," "but not limited to" or words of similar import;

                 (c)      "may not" is prohibitive, and not permissive;

                 (d)      "shall" is mandatory, and not permissive;

                 (e)      "or" is not exclusive [i.e., if a party "may do (a),
         (b) or (c)," then the party may do all of, any one of, or any combination of, (a), (b) or (c)] unless the context expressly provides otherwise;

                 (f) all references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed;

                 (g) the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                 (h) all terms used herein which are defined in the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder have the meanings assigned to them therein unless otherwise defined herein; and

                 (i) all accounting terms not otherwise defined herein have the meaning assigned to them in accordance with GAAP.


                                   ARTICLE 9

                               GENERAL PROVISIONS

         SECTION 9.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement shall survive the execution and delivery of this

Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, but only to the extent specified below:

                 (a) except as set forth in clauses (b) and (c) below, the representations and warranties contained in Section 4.1 and Section
         4.2 shall survive for a period of two years following the Closing Date and the date of each Option Closing;

                 (b) the representations and warranties contained in Sections 4.1.1, 4.1.2, 4.1.6, 4.2.1 and 4.2.2 shall survive without limitation; and

                 (c) the representations and warranties of the Company contained in Section 4.1.11 shall survive as to any Tax covered by such representations and warranties for so long as any statute of limitations for such Tax remains open, in whole or in part, including without limitation by reason of waiver of such statute of limitations.

         SECTION 9.2. SEVERABILITY. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

         SECTION 9.3. NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram:

                 (a)      if to Purchaser, to:
                          Crescent Real Estate Equities Limited Partnership 777 Main Street, Suite 2100
                          Fort Worth, TX 76102
                          Attention: Gerald W. Haddock, President and Chief
                              Operating Officer
                          Fax No. (817) 878-0429

                          with copies to:

                          David M. Dean, Esq.
                          Senior Vice President, Law
                          Crescent Real Estate Equities, Ltd.
                          777 Main Street, Suite 2100
                          Fort Worth, TX 76102
                          Fax No. (817) 878-0429

                          Bruce A. Cheatham, Esq.
                          Winstead Sechrest & Minick P.C.
                          1201 Elm Street, Suite 5400
                          Dallas, Texas 75270
                          Fax No. (214) 745-5390

                 (b)      if to the Company, to:

                          Fresh Choice, Inc.
                          2901 Tasman Drive, Suite 109
                          Santa Clara, CA 95054
                          Fax No. (408) 986-8427
                          Attention: Charles A. Lynch, Chairman

                          with a copy to:

                          Robert J. Brigham, Esq.
                          Cooley Godward Castro Huddleson & Tatum
                          Five Palo Alto Square
                          3000 El Camino Real
                          Palo Alto, CA 94306-2155
                          Fax No. (415) 857-0663

or, in each case, at such other address as may be specified in writing to the other parties hereto.

         All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

         SECTION 9.4. HEADINGS. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

         SECTION 9.5. ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto) and the other Transaction Documents (when executed and delivered) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         SECTION 9.6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

         SECTION 9.7. GOVERNING LAW, ETC. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the conflict of laws rules thereof. Purchaser and the Company hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. Purchaser and the Company hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.7, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         SECTION 9.8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

         SECTION 9.9. ASSIGNMENT. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto, provided that Purchaser may assign this Agreement to (i) any Subsidiary of Purchaser, (ii) Purchaser may assign this Agreement to any lender to Purchaser or any Subsidiary or Affiliate thereof as security for obligations to such lender in respect of the financing arrangements entered into in connection with the transactions contemplated hereby and any refinancings, extensions, refundings or renewals thereof, provided, further, that no assignment to any such lender shall in any way affect Purchaser's obligations or liabilities under this Agreement; and (iii) Purchaser may assign the Option, in whole or in part.

         SECTION 9.10. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

         SECTION 9.11. AMENDMENT; WAIVERS, ETC. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of the Company shall not be affected or deemed waived by reason of any investigation made by or on behalf of Purchaser (including but not limited to by any of their respective advisors, consultants or representatives) or by reason of the fact that Purchaser or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate. The representations and warranties of Purchaser shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Company (including but not limited to by any of their respective advisors, consultants or representatives) or by reason of the fact that the Company or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.




                     [This space left blank intentionally.]



                        [Signatures on following page.]

                       PREFERRED STOCK PURCHASE AGREEMENT
                                 Signature Page


         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                        CRESCENT REAL ESTATE EQUITIES LIMITED
                                           PARTNERSHIP

                                        By: CRESCENT REAL ESTATE EQUITIES, LTD.
                                           General Partner


                                        By: /s/ DAVID M. DEAN
                                           _____________________________________
                                           David M. Dean
                                           Senior Vice President, Law and
                                             Secretary


                                        FRESH CHOICE, INC.


                                        By: /s/ CHARLES A. LYNCH
                                           _____________________________________
                                           Charles A. Lynch
                                           Chairman

                                                                     APPENDIX II



                           CERTIFICATE OF DESIGNATION
                                       OF
            SERIES A VOTING PARTICIPATING CONVERTIBLE PREFERRED STOCK
                                       OF
                               FRESH CHOICE, INC.

         Fresh Choice, Inc., a Delaware corporation, DOES HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors of said corporation by virtue of its Certificate of Incorporation as amended and in accordance with Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors has duly adopted a resolution providing for the issuance of a series of Preferred Stock, par value $0.001 per share, designated as Series A Voting Participating Convertible Preferred Stock, which resolution reads as follows:

         "BE IT RESOLVED, that the Board of Directors (the "Board of Directors") of Fresh Choice, Inc., a Delaware corporation (the "Corporation"), hereby authorizes the issuance of a series of Preferred Stock and fixes its designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, as follows:

         SECTION 1. DESIGNATION. The distinctive serial designation of said series shall be "Series A Voting Participating Convertible Preferred Stock" (hereinafter called "Series A"). Each share of Series A shall be identical in all respects with all other shares of Series A except as to the dates from and after which dividends thereon shall be cumulative.

         SECTION 2. NUMBER OF SHARES. The number of shares in Series A shall initially be 1,187,906, which number may from time to time be increased or decreased (but not below the total number thereof then outstanding and reserved for issuance) by the Board of Directors. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

         SECTION 3. DIVIDENDS. So long as any share of Series A remains outstanding, the holders of shares of Series A shall be entitled to participate, on an "as converted" basis, in and to receive, when, as and if declared by the Board of Directors of the Corporation, but only out of funds legally available therefore, any and all cash dividends and other distributions paid or made with respect to any junior stock. So long as any share of Series A remains outstanding, no dividend whatever shall be paid or declared and no distribution shall be made on any junior stock, unless, contemporaneously therewith, a dividend or other distribution on the shares of the Series A then outstanding shall have been declared and set apart for payment as hereinafter provided. All dividends and other distributions paid or made by the Corporation at any time as any share of the Series A remains outstanding shall be paid or distributed among the holders of the Common Stock and the Series A in proportion to the shares of Common Stock then held by the holders of the Common Stock and the shares of Common Stock which the holders of the Series A then have the right to acquire upon conversion of the shares of Series A then held by them.

         In addition to the foregoing, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation") following the occurrence of an Event of Non-Compliance, and continuing through and including the date on which any such Liquidation occurs, the holders of the Series A shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, but only out of funds legally available therefore, cumulative preferential cash dividends at the annual rate of $0.56 per share, and no more, calculated from the first date of the occurrence of an Event of Non-Compliance, and payable pursuant to Section 4 hereof. So long as any share of Series A remains outstanding, no dividend whatever shall be paid or declared and no distribution shall be made on any junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, unless all accrued dividends on all outstanding shares of Series A shall have been paid. For the sole purpose of this paragraph, any merger, consolidation or sale of substantially all the assets of the Corporation shall be deemed to be a Liquidation for the purposes of such rights to cumulative preferential dividends, and shall be paid prior to the consummation of any such transaction.

         SECTION 4. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, after payment in full of all amounts, if any, owing to the holders of the Corporation's Series B Non-Voting Participating Convertible Preferred Stock (hereinafter called "Series B") and Series C Non-Voting Participating Convertible Preferred Stock (hereinafter called "Series C"), but before any distribution or payment shall be made to the holders of any junior stock, the holders of shares of Series A shall be entitled to be paid in full an amount equal to $4.63 per share, together with all accrued dividends to such distribution or payment date whether or not earned or declared. After payment in full of all amounts owing to the holders of shares of Series A as herein provided, the remaining assets of the Corporation, if any, may be distributed by the Corporation as provided in Section 281 of the General Corporation Law of the State of Delaware or other controlling provision of applicable law, and the holders of shares of Series A shall have no right to participate in any such distributions.

         SECTION 5. CONVERSION RIGHTS. The holders of shares of Series A shall have conversion rights as follows (the "Conversion Rights"):

                  (a) RIGHT TO CONVERT. Each share of Series A shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock of the Corporation as is determined by dividing $4.63 by the Current Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A (the "Stated Conversion Price") shall initially be $4.63 per share of Common Stock. The Stated Conversion Price shall be adjusted from and after the date of filing this Certificate (the "Original Filing Date") as hereinafter provided. The Stated Conversion Price at any time in effect or, in the case of any such adjustment, such Stated Conversion Price as most recently so adjusted, is herein called the "Current Conversion Price."

                  (b) MANDATORY CONVERSION. At the option of the Corporation, each share of Series A shall be converted into shares of Common Stock at the Current Conversion Price then in effect at any time after both the following conditions shall have been satisfied: (i) either (A) the average Closing Prices (as hereinafter defined) for the Common Stock during any 120-day consecutive Trading Day (as hereinafter defined) period beginning on the first anniversary following the filing of this Certificate shall equal or exceed $15.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), or (B) the Corporation shall have consummated the sale of originally issued shares of Common Stock equal to or greater than 25% of the total number of shares outstanding immediately preceding the date of such original issuance (calculated on a fully diluted basis) at a price per share (prior to underwriters' discounts and expenses) of Common Stock equal to or greater than $15.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) pursuant to a firm commitment, underwritten public offering registered pursuant to the provisions of the Securities Act of 1933, as amended, other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation; and (ii) the shares of the Common Stock issuable upon conversion of the Series A shall have been registered for resale in the open market without restriction by any holder of the Series A who receives Common Stock pursuant to this mandatory conversion provision pursuant to an effective shelf registration statement under the Securities Act of 1933, as amended, and the Corporation shall have agreed to keep such registration effective until the holder of the Series A receiving Common Stock pursuant to this mandatory conversion provision shall be free to resell such Common Stock in the open market without restrictions. The Corporation may exercise its option by delivering to the holders of the Series A and the transfer agent for the Series A a certificate from the Corporation's independent certified public accountants certifying compliance with both of the conditions set forth above. As used herein, the term "Closing Price" on any day shall mean the reported last sale price per share of Common Stock regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such exchange, on the American Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on The Nasdaq Stock Market, or if the Common Stock is not listed or admitted to trade thereon, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or market, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of that National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose; and the term "Trading Day" shall mean a day on which the principal national securities exchange or market on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, The City of New York, are not authorized or obligated by law or executive order to close.

                  (c) MECHANICS OF CONVERSION. Before any holder of Series A shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (d) ADJUSTMENTS TO CURRENT CONVERSION PRICE FOR STOCK DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that the Corporation at any time or from time to time after the Original Filing Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Current Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                  (e) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If at any time after the Original Filing Date the Common Stock issuable upon conversion of the Series A shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the Current Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A immediately before that change.

                  (f) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Filing Date there is a capital reorganization or reclassification of the capital stock of the Corporation (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5) or a merger, consolidation or sale of all or substantially all of the assets of the Corporation, as a part of and as a condition to such capital reorganization or reclassification, merger, consolidation or sale of assets provision shall be made so that the holders of the Series A shall thereafter be entitled to receive upon conversion of the Series A the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series A would have been entitled on such capital reorganization or reclassification, merger, consolidation or sale of assets, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this
         Section 5 with respect to the rights of the holders of Series A after the capital reorganization, merger, consolidation or sale of assets to the end that the provisions of this Section 5 (including adjustment of the Current Conversion Price then in effect and the number of shares issuable upon conversion of the Series A) shall be applicable after that event and be as nearly equivalent as practicable.

                  (g) NO IMPAIRMENT. From and after the Original Filing Date, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5, and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A against impairment.

                  (h) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Current Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A and Series B Non-Voting Participating Convertible Preferred Stock (hereinafter called "Series B") a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A or Series B, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Current Conversion Price for such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A.

                  (i) NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time after the Original Filing Date: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;
         (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other, rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series A and Series B:

                           (i) at least twenty (20) days' prior written notice
                  of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

                           (ii) in the case of the matters referred to in (iii)
                  and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                  (j) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

                  (l) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series A. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                  (m) NOTICES. Any notice required by the provisions of this
         Section 5 to be given to the holders of shares of Series A and Series B shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

                  (n) MEANING OF "COMMON STOCK". For the purpose of this Section 5, the term "Common Stock" shall include any stock of any class or series of the Corporation which has no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which is not subject to redemption by the Corporation. However, shares issuable upon conversion of shares of Series A shall include only shares of the class designated as Common Stock as of the original date of issuance of shares of Series A or shares of the Corporation of any classes or series resulting from any reclassification or reclassifications thereof and which have no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation, provided that if at any time there shall be more than one such resulting class or series, the shares of each such class and series then so issuable shall be substantially in the proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.


                  (o) POSTPONEMENT OF ADJUSTMENTS; CALCULATIONS. Any adjustment in the conversion price otherwise required by this Section 5 to be made may be postponed if such adjustment (plus any other adjustments postponed pursuant to this paragraph 5(o) and not theretofore made) would not require an increase or decrease of more than 1% in such price. All calculations hereunder shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.


                  (p) TAX ADJUSTMENTS. The Board of Directors may make such adjustments in the conversion price, in addition to those required by this Section 5, as shall be determined by the Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients. The Board of Directors shall have the power to resolve any ambiguity or correct any error in this Section 5, and its action in so doing shall be final and conclusive.

                  (q) ADJUSTMENTS APPLICABLE TO NEW SECURITIES. In the event that any time, as a result of an adjustment made pursuant to the provisions hereof, the holder of any shares of Series A thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, thereafter the number of such other shares so receivable upon conversion of such shares of Series A shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 5 with respect to the Common Stock shall apply on like terms to any such other shares.

                  (r) ACCOUNTANTS' CERTIFICATE. The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this Section 5.

         SECTION 6. VOTING RIGHTS. The holders of shares of Series A shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

         The holders of Series A shall be entitled to vote, voting together with the holders of Common Stock as a single class, on all matters submitted to a vote of, or approval by, the Corporation's stockholders. Each holder of Series A shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series A held by such holder are, at the time of any vote or approval, then convertible (in each case, rounded up to the next whole share).

         At any time when the Requisite Shares shall be outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the consent of the holders of at least a majority of the shares of Series A at the time outstanding, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for authorizing, effecting or validating any of the following actions; provided, however, if there are members of the Corporation's Board of Directors who have been elected to hold such office by the holders of the Series A, or appointed to hold such office, pursuant to, or in accordance with, the provisions hereof, then the approval of the holders of the Series A shall be necessary only for authorizing, effecting or validating any of the following actions which have not been approved by each of such members:

                           (i) Any amendment, alteration or repeal of any of the
                  provisions of the Certificate of Incorporation, or of the Bylaws, of the Corporation affecting in any manner whatsoever meetings of stockholders, special meetings, meeting notices, quorums, size of board, vacancies on the board, or provisions relating to the amendment of the Certificate of Incorporation or Bylaws;

                           (ii) The authorization or creation of, or the
                  increase in the authorized number of, any shares of any class or series or any security convertible into shares of any class or series ranking prior or senior to, or pari passu or on a parity with, the shares of Series A in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends or otherwise, or any increase or decrease (but not below the number of shares thereof then outstanding) in the authorized number of shares of Series A;

                           (iii) The merger or consolidation of the Corporation
                  with or into any other corporation or other entity, or the sale of all or substantially all of the assets of the Corporation, or any other business combination (as such term is defined in Section 203 of the Delaware General Corporation Law;

                           (iv) Any increase in the number of Directors
                  constituting the whole Board of Directors of the Corporation to more than seven;

                           (v) Any "fundamental change" transaction, including,
                  without limitation, any transaction or other event pursuant to which the Corporation would change its principal business activity or add additional business activities or other lines of business;

                           (vi) Material deviations from annual operating or
                  capital budgets;

                           (vii) Material changes in the operating strategy of
                  the Corporation;

                           (viii) Any acquisition or repurchase of any security
                  of the Corporation except as permitted or required by any employee benefit plan of the Corporation duly authorized and approved by the Corporation's stockholders prior to its implementation by the Corporation;

                           (ix) Any incurrence of, or the entering into any
                  contract or agreement to alter or amend the instruments governing, any indebtedness for borrowed money or capital leases (including liens and leases) in an aggregate amount greater than $5,000,000; or

                           (x) The creation of or investment in any subsidiary
                  of the Corporation.

         So long as the Requisite Shares of Series A are outstanding, if and whenever an Event of Non-Compliance shall occur, and for so long as any Event of Non-Compliance shall be continuing, the number of Directors then constituting the whole Board of Directors shall be automatically increased to create such number of vacancies as are necessary so that such vacancies constitute a majority of the whole Board of Directors, and the holders of shares of Series A at the time outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose,voting separately as a class, shall be entitled to elect the additional directors necessary to fill such newly created vacancies. Whenever all Events of Non-Compliance shall have been cured or waived, then the right of the holders of the shares of Series A to elect such additional directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future occurrences), and the terms of office of all persons elected as Directors by the holders of the shares of Series A shall forthwith terminate and the number of Directors constituting the whole Board of Directors shall be reduced accordingly.

         At any time after any additional voting power shall have been so vested in the holders of shares of Series A, the Secretary of the Corporation may, and upon the written request of any holder of shares of Series A (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the shares of Series A for the election of the Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Series A may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The Directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the Directors elected by the holders of the shares of Series A, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination of the then remaining Directors elected by the holders of the shares of Series A or the successor of such remaining Directors. Any Directors who shall have been elected by the holders of Series A or by any Directors so elected may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of the Series A, voting separately as a single class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of Series A represented at such meeting or pursuant to such written consent. If the holders of shares of Series A become entitled under the foregoing provisions to elect or participate in the election of Directors, such entitlement shall not affect the right of such holders to vote as stated in the first paragraph of this Section 6.

         SECTION 7. COVENANTS; "EVENT OF NON-COMPLIANCE" DEFINED. For so long as the Requisite Shares shall be outstanding, the Corporation shall do each of the following:

                  (a) PROFITABILITY. The Corporation's consolidated net income before all amounts properly recorded for interest, taxes, depreciation and amortization ("EBITDA"), in each case, as set forth in the audited financial statements of the Corporation for the fiscal years indicated, shall be, (i) for fiscal year 1996, $1,500,000; (ii) for fiscal year 1997, $3,500,000; and (iii) for fiscal year 1998, $5,500,000. As used herein, the term "EBITDA Period" means each fiscal year of the Corporation ending in December 1996, December 1997, and December 1998; and the term "EBITDA Target" for any EBITDA Period means the dollar amount of EBITDA required to be earned by the Corporation for each such EBITDA Period as set forth in the preceding sentence, or as subsequently modified as hereinafter provided. If the Board of Directors of the Corporation shall unanimously and specifically authorize and approve any act or activity of the Corporation the result of which will be to reduce the Corporation's EBITDA for any EBITDA Period, and such reduction in the EBITDA is unanimously and specifically authorized and approved by the Board of Directors, the EBITDA Target or Targets, as the case may be, shall be deemed to be automatically reduced to the dollar amount equal to the amount calculated by multiplying the Corporation's new, revised budgeted EBITDA by a fraction the numerator of which is the original EBITDA Target specified for the applicable EBITDA Period in the first sentence of this paragraph and the denominator of which is the originally budgeted EBITDA for such EBITDA Period as such originally budgeted EBITDA is set forth in the Business Plan of the Corporation as of April 26, 1996.

                  (b) MATTERS REQUIRING NOTICE. The Corporation shall notify the holders of the Series A (i) ten days prior to the taking of any action to reduce any EBITDA Target, and (ii) promptly upon acquiring knowledge of the occurrence of any Event of Non-Compliance.

                  (c) "EVENT OF NON-COMPLIANCE" DEFINED. As used herein, an "Event of Non-Compliance" means (i) the breach of or violation by the Corporation of any covenant of the Corporation set forth in paragraphs
         (a) and (b) of this Section 7, and such violation is not cured or waived within 30 days, or (ii) either a monetary default or a material non-monetary default, or both, under any material bond, note or other evidence of indebtedness of the Corporation or under any indenture or other instrument under which any such evidence if indebtedness has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness; provided, however, that, if such default under such evidence of indebtedness, indenture or other instrument shall be cured by the Corporation, or be waived by the holders of such indebtedness, in each case as may be permitted by such evidence of indebtedness, indenture or other instrument, the Event of Non-Compliance hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived. In the event the Corporation's EBITDA for any EBITDA Period shall be an amount less than the EBITDA Target for such EBITDA Period, but shall be an amount equal to or greater than the product obtained by multiplying (i) the EBITDA Target for such EBITDA Period by (ii) .95 (the EBITDA Target less such amount being hereinafter called the "Shortfall"), then, in such event, the failure of the Corporation to earn an amount equal to or greater than the EBITDA Target for such EBITDA Period shall be deemed to have been cured if, for the first quarter of the Corporation's fiscal year next following the EBITDA Period during which the Corporation shall fail to have earned the EBITDA Target, the Corporation shall have earned the sum of (x) the Shortfall, plus (y) the First Quarter Projected EBITDA (as hereinafter defined). As used herein, the term "First Quarter Projected EBITDA" shall mean either (i) the amount determined by multiplying the Corporation's budgeted EBITDA for the applicable quarter by a fraction the numerator of which is the EBITDA Target for the EBITDA Period in which the quarter falls and the denominator of which is the Corporation's budgeted EBITDA for such EBITDA Period, or
         (ii) if the Corporation's budgeted EBITDA for the applicable quarter shall be a loss, then the Corporation's budgeted loss for such quarter, whichever of (i) or (ii) is less. For the purposes hereof, the references to budgeted amounts refer to the budgets of the Corporation duly approved by the Corporation's Board of Directors in the ordinary course of business and consistent with past practice.

         SECTION 8. REDUCTION IN VALUE OR SECURITY. The Corporation shall not in any manner, whether by amendment of the Certificate of Incorporation (including, without limitation, any Certificate of Designations), merger, reorganization, recapitalization, consolidation, sale of assets, sale of stock, tender offer, dissolution or otherwise, take any action, or permit any action to be taken, solely or primarily for the purpose of increasing the value of any class of stock of the Corporation if the effect of such action is to reduce the value or security of the Series A.

         SECTION 9. DEFINITIONS. As used herein with respect to Series A, the following terms shall have the following meanings:

                  (a) The term "accrued dividends," with respect to any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

                  (b) The term "business day" shall mean each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, The City of New York, are not authorized or obligated by law or executive order to close.

                  (c) The term "junior stock" shall mean the Common Stock and any other series of Preferred Stock of the Corporation, or any other class or series of the capital stock of the Corporation, authorized or issued after the date on which this Certificate is filed other than the Series B Non-Voting Participating Convertible Preferred Stock of the Corporation and the Series C Non-Voting Participating Convertible Preferred Stock of the Corporation, which Series B Non-Voting Participating Convertible Preferred Stock and Series C Non-Voting Participating Convertible Preferred Stock are senior to, and have preference and priority in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation over, the Series A.

                  (d) The term "person" shall mean any individual, corporation, partnership, joint venture, joint stock association, business trust and other business entity, trust, unincorporated organization, governmental agency or authority or any other form of entity.

                  (e) The term "Requisite Shares" means the greater of (i) 593,953 shares of the Series A, Series B and Series C, taken together, or (ii) 50% of the total shares of the Series A, Series B and Series C issued on or after the date of filing this Certificate.

                  (f) The term "subsidiary" shall mean, as to a particular parent corporation, any person of which 50% or more of the indicia of equity rights is at the time directly or indirectly owned by such parent corporation or by one or more persons controlled by, controlling or under common control with such parent corporation.

         SECTION 10. OTHER RIGHTS. The shares of Series A shall not have any powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein.

         IN WITNESS WHEREOF, Fresh Choice, Inc. has caused this Certificate to be signed by _____________________, its President, this _____ day of _____________, _____.

                                        Fresh Choice, Inc.



                                        By__________________________
                                          Robert Ferngren, President

                                                                    APPENDIX III


                           CERTIFICATE OF DESIGNATION
                                       OF
          SERIES B NON-VOTING PARTICIPATING CONVERTIBLE PREFERRED STOCK
                                       OF
                               FRESH CHOICE, INC.

         Fresh Choice, Inc., a Delaware corporation, DOES HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors of said corporation by virtue of its Certificate of Incorporation as amended and in accordance with Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors has duly adopted a resolution providing for the issuance of a series of Preferred Stock, par value $0.001 per share, designated as Series B Non-Voting Participating Convertible Preferred Stock, which resolution reads as follows:

         "BE IT RESOLVED, that the Board of Directors (the "Board of Directors") of Fresh Choice, Inc., a Delaware corporation (the "Corporation"), hereby authorizes the issuance of a series of Preferred Stock and fixes its designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, as follows:

         SECTION 1. DESIGNATION. The distinctive serial designation of said series shall be "Series B Non-Voting Participating Convertible Preferred Stock" (hereinafter called "Series B"). Each share of Series B shall be identical in all respects with all other shares of Series B except as to the dates from and after which dividends thereon shall be cumulative.

         SECTION 2. NUMBER OF SHARES. The number of shares in Series B shall initially be 1,187,906, which number may from time to time be increased or decreased (but not below the total number thereof then outstanding and reserved for issuance) by the Board of Directors. Shares of Series B that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

         SECTION 3. DIVIDENDS. So long as any share of Series B remains outstanding, the holders of shares of Series B shall be entitled to participate, on an "as converted" basis, in and to receive, when, as and if declared by the Board of Directors of the Corporation, but only out of funds legally available therefore, any and all cash dividends and other distributions paid or made with respect to any junior stock. So long as any share of Series B remains outstanding, no dividend whatever shall be paid or declared and no distribution shall be made on any junior stock, unless, contemporaneously therewith, a dividend or other distribution on the shares of the Series B then outstanding shall have been declared and set apart for payment as hereinafter provided. All dividends and other distributions paid or made by the Corporation at any time as any share of the Series B remains outstanding shall be paid or distributed among the holders of the Common Stock and the Series B in proportion to the shares of Common Stock then held by the holders of the Common Stock and the shares of Common Stock which the holders of the Series B then have the right to acquire upon conversion of the shares of Series B then held by them.

         In addition to the foregoing, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation") following the occurrence of an Event of Non-Compliance, and continuing through and including the date on which any such Liquidation occurs, the holders of the Series B shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, but only out of funds legally available therefore, cumulative preferential cash dividends at the annual rate of $0.56 per share, and no more, calculated from the first date of the occurrence of an Event of Non-Compliance, and payable pursuant to Section 4 hereof. So long as any share of Series B remains outstanding, no dividend whatever shall be paid or declared and no distribution shall be made on any junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, unless all accrued dividends on all outstanding shares of Series B shall have been paid. For the sole purpose of this paragraph, any merger, consolidation or sale of substantially all the assets of the Corporation shall be deemed to be a Liquidation for the purposes of such rights to cumulative preferential dividends, and shall be paid prior to the consummation of any such transaction.

         SECTION 4. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, after payment in full of all amounts, if any, owing to the holders of the Corporation's Series C Non-Voting Participating Convertible Preferred Stock, but before any distribution or payment shall be made to the holders of any junior stock, the holders of shares of Series B shall be entitled to be paid in full an amount equal to $4.63 per share, together with all accrued dividends to such distribution or payment date whether or not earned or declared. After payment in full of all amounts owing to the holders of shares of Series B as herein provided, the remaining assets of the Corporation, if any, may be distributed by the Corporation as provided in Section 281 of the General Corporation Law of the State of Delaware or other controlling provision of applicable law, and the holders of shares of Series B shall have no right to participate in any such distributions.

         SECTION 5. CONVERSION RIGHTS. The holders of shares of Series B shall have conversion rights as follows (the "Conversion Rights"):

                  (a) RIGHT TO CONVERT. Each share of Series B shall be convertible at the office of the Corporation or any transfer agent for such stock, at the option of the holder thereof, into either (i) at any time after the date of issuance of such share through and including the date on which the Series A shall have become mandatorily convertible one fully paid and nonassessable share of Series A Voting Participating Convertible Preferred Stock

                                     III-2

         (hereinafter called "Series A") of the Corporation or (ii) at any time after the date of issuance of such share such number of fully paid and nonassessable shares of Common Stock of the Corporation as is determined by dividing $4.63 by the Current Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate representing such share is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B (the "Stated Conversion Price") shall initially be $4.63 per share of Common Stock. The Stated Conversion Price shall be adjusted from and after the Original Issue Date as hereinafter provided. The Stated Conversion Price at any time in effect or, in the case of any such adjustment, such Stated Conversion Price as most recently so adjusted, is herein called the "Current Conversion Price."

                  (b) MECHANICS OF CONVERSION. Before any holder of Series B shall be entitled to convert the same into shares of Series A or Common Stock, as the case may be, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Series A or Common Stock, as the case may be, to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B, a certificate or certificates for the number of shares of Series A or Common Stock, as the case may be, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series B to be converted, and the person or persons entitled to receive the shares of Series A or Common Stock, as the case may be, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Series A or Common Stock, as the case may be, on such date.

                  (c) ADJUSTMENTS TO CURRENT CONVERSION PRICE FOR STOCK DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Current Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the

                                     III-3

         Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                  (d) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If at any time after the Original Issue Date the Common Stock issuable upon conversion of the Series B shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the Current Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series B shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B immediately before that change.

                  (e) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date there is a capital reorganization or reclassification of the capital stock of the Corporation (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5) or a merger, consolidation or sale of all or substantially all of the assets of the Corporation, as a part of and as a condition to such capital reorganization or reclassification, merger, consolidation or sale of assets provision shall be made so that the holders of the Series B shall thereafter be entitled to receive upon conversion of the Series B the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series B would have been entitled on such capital reorganization or reclassification, merger, consolidation or sale of assets, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this
         Section 5 with respect to the rights of the holders of Series B after the capital reorganization or reclassification, merger, consolidation or sale of assets to the end that the provisions of this Section 5(including adjustment of the Current Conversion Price then in effect and the number of shares issuable upon conversion of the Series B) shall be applicable after that event and be as nearly equivalent as practicable.

                  (f) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action,

                                     III-4
         avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B against impairment.

                  (g) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Current Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
         (ii) the Current Conversion Price for such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B.

                  (h) NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time after the Original Issue Date: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other, rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series B:

                           (i) at least twenty (20) days' prior written notice
                  of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

                           (ii) in the case of the matters referred to in (iii)
                  and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                                     III-5

                  (i) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Series A or Common Stock, as the case may be, on conversion of Series B pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series A and Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B, such number of its shares of Series A and Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B; and if at any time the number of authorized but unissued shares of Series A or Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series A or Common Stock, as the case may be, to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation of the Corporation.

                  (k) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series B. All shares of Series A or Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Series A or Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                  (l) NOTICES. Any notice required by the provisions of this
         Section 5 to be given to the holders of shares of Series B shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

                  (m) MEANING OF "COMMON STOCK". For the purpose of this Section 5, the term "Common Stock" shall include any stock of any class or series of the Corporation which has no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up

                                     III-6
         of the Corporation which is not subject to redemption by the Corporation. However, shares issuable upon conversion of shares of Series B shall include only shares of the class designated as Common Stock as of the original date of issuance of shares of Series B or shares of the Corporation of any classes or series resulting from any reclassification or reclassifications thereof and which have no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation, provided that if at any time there shall be more than one such resulting class or series, the shares of each such class and series then so issuable shall be substantially in the proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.

                  (n) POSTPONEMENT OF ADJUSTMENTS; CALCULATIONS. Any adjustment in the conversion price otherwise required by this Section 5 to be made may be postponed if such adjustment (plus any other adjustments postponed pursuant to this paragraph 5(n) and not theretofore made) would not require an increase or decrease of more than 1% in such price. All calculations hereunder shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  (o) TAX ADJUSTMENTS. The Board of Directors may make such adjustments in the conversion price, in addition to those required by this Section 5, as shall be determined by the Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients. The Board of Directors shall have the power to resolve any ambiguity or correct any error in this Section 5, and its action in so doing shall be final and conclusive.

                  (p) ADJUSTMENTS APPLICABLE TO NEW SECURITIES. In the event that any time, as a result of an adjustment made pursuant to the provisions hereof, the holder of any shares of Series B thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than Series A or Common Stock, thereafter the number of such other shares so receivable upon conversion of such shares of Series B shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 5 with respect to the Common Stock shall apply on like terms to any such other shares.

                  (q) ACCOUNTANTS' CERTIFICATE. The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this Section 5.


                                     III-7

                  (r) REIT SAVINGS CLAUSE. The Conversion Rights with respect to the Series B shall not exist to the extent that immediately after the conversion of such shares of Series B into Series A or Common Stock, Crescent Real Estate Equities, Inc., a Maryland corporation (together with its successors, "Crescent"), would be treated as owning more than 10 percent of the outstanding voting securities of the Corporation for purposes of Section 856(c)(5) of the Internal Revenue Code of 1986, as amended (the "Code"). Any request by any holder of the Series B to exercise such holder's Conversion Rights must be accompanied by an opinion of counsel, which counsel and the form, scope and substance of such opinion must be satisfactory to Crescent in its sole and absolute discretion, stating that any proposed exercise of any holder's Conversion Rights will not cause Crescent to be treated as owning more than 10 percent of the outstanding voting securities of the Corporation for purposes of Section 856(c)(5) of the Code. Any exercise or purported exercise of any Conversion Rights in violation of this
         Section 5(r) shall be void ab initio.

         SECTION 6. VOTING RIGHTS. The holders of shares of Series B shall not have any voting rights except as from time to time required by law.

         SECTION 7. COVENANTS; "EVENT OF NON-COMPLIANCE" DEFINED. For so long as the Requisite Shares shall be outstanding, the Corporation shall do each of the following:

                  (a) PROFITABILITY. The Corporation's consolidated net income before all amounts properly recorded for interest, taxes, depreciation and amortization ("EBITDA"), in each case, as set forth in the audited financial statements of the Corporation for the fiscal years indicated, shall be, (i) for fiscal year 1996, $1,500,000; (ii) for fiscal year 1997, $3,500,000; and (iii) for fiscal year 1998, $5,500,000. As used herein, the term "EBITDA Period" means each fiscal year of the Corporation ending in December 1996, December 1997, and December 1998; and the term "EBITDA Target" for any EBITDA Period means the dollar amount of EBITDA required to be earned by the Corporation for each such EBITDA Period as set forth in the preceding sentence, or as subsequently modified as hereinafter provided. If the Board of Directors of the Corporation shall unanimously and specifically authorize and approve any act or activity of the Corporation the result of which will be to reduce the Corporation's EBITDA for any EBITDA Period, and such reduction in the EBITDA is unanimously and specifically authorized and approved by the Board of Directors, the EBITDA Target or Targets, as the case may be, shall be deemed to be automatically reduced to the dollar amount equal to the amount calculated by multiplying the Corporation's new, revised budgeted EBITDA by a fraction the numerator of which is the original EBITDA Target specified for the applicable EBITDA Period in the first sentence of this paragraph and the denominator of which is the originally budgeted EBITDA for such EBITDA Period as such originally budgeted EBITDA is set forth in the Business Plan of the Corporation as of April 26, 1996.

                                     III-8

                  (b) MATTERS REQUIRING NOTICE. The Corporation shall notify the holders of the Series B (i) ten days prior to the taking of any action to reduce any EBITDA Target, and (ii) promptly upon acquiring knowledge of the occurrence of any Event of Non-Compliance.

                  (c) "EVENT OF NON-COMPLIANCE" DEFINED. As used herein, an "Event of Non-Compliance" means (i) the breach of or violation by the Corporation of any covenant of the Corporation set forth in paragraphs
         (a) and (b) of this Section 7, and such violation is not cured or waived within 30 days, or (ii) the default under any material bond, note or other evidence of indebtedness of the Corporation or under any indenture or other instrument under which any such evidence if indebtedness has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness; provide, however, that, if such default under such evidence of indebtedness, indenture or other instrument shall be cured by the Corporation, or be waived by the holders of such indebtedness, in each case as may be permitted by such evidence of indebtedness, indenture or other instrument, the Event of Non-Compliance hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived. In the event the Corporation's EBITDA for any EBITDA Period shall be an amount less than the EBITDA Target for such EBITDA Period, but shall be an amount equal to or greater than the product obtained by multiplying (i) the EBITDA Target for such EBITDA Period by (ii) .95 (the EBITDA Target less such amount being hereinafter called the "Shortfall"), then, in such event, the failure of the Corporation to earn an amount equal to or greater than the EBITDA Target for such EBITDA Period shall be deemed to have been cured if, for the first quarter of the Corporation's fiscal year next following the EBITDA Period during which the Corporation shall fail to have earned the EBITDA Target, the Corporation shall have earned the sum of (x) the Shortfall, plus (y) the First Quarter Projected EBITDA (as hereinafter defined). As used herein, the term "First Quarter Projected EBITDA" shall mean either (i) the amount determined by multiplying the Corporation's budgeted EBITDA for the applicable quarter by a fraction the numerator of which is the EBITDA Target for the EBITDA Period in which the quarter falls and the denominator of which is the Corporation's budgeted EBITDA for such EBITDA Period, or (ii) if the Corporation's budgeted EBITDA for the applicable quarter shall be a loss, then the Corporation's budgeted loss for such quarter, whichever of (i) or (ii) is less. For the purposes hereof, the references to budgeted amounts refer to the budgets of the Corporation duly approved by the Corporation's Board of Directors in the ordinary course of business and consistent with past practice.

         SECTION 8. REDUCTION IN VALUE OR SECURITY. The Corporation shall not in any manner, whether by amendment of the Certificate of Incorporation (including, without limitation, any Certificate of Designations), merger, reorganization, recapitalization, consolidation, sale of assets, sale of stock, tender offer, dissolution or otherwise, take any action, or permit any action


                                     III-9
to be taken, solely or primarily for the purpose of increasing the value of any class of stock of the Corporation if the effect of such action is to reduce the value or security of the Series B.

         SECTION 9. DEFINITIONS. As used herein with respect to Series B, the following terms shall have the following meanings:

                  (a) The term "accrued dividends," with respect to any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

                  (b) The term "business day" shall mean each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, The City of New York, are not authorized or obligated by law or executive order to close.

                  (c) The term "junior stock" shall mean the Common Stock and any other series of Preferred Stock of the Corporation, or any other class or series of the capital stock of the Corporation, authorized or issued after the Original Issue Date other than the Series C Non-Voting Participating Convertible Preferred Stock of the Corporation, which Series C Non-Voting Participating Convertible Preferred Stock is senior to, and has preference and priority in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation over, the Series B.

                  (d) The term "Original Issue Date" shall mean the date on which a share of Series B was first issued.

                  (e) The term "person" shall mean any individual, corporation, partnership, joint venture, joint stock association, business trust and other business entity, trust, unincorporated organization, governmental agency or authority or any other form of entity.

                  (f) The term "Requisite Shares" means the greater of (i) 593,953 shares of the Series A, Series B and Series C, taken together, or (ii) 50% of the total shares of the Series A, Series B and Series C issued on or after the date of filing this Certificate.

                  (g) The term "subsidiary" shall mean, as to a particular parent corporation, any person of which 50% or more of the indicia of equity rights is at the time directly or indirectly owned by such parent corporation or by one or more persons controlled by, controlling or under common control with such parent corporation.


                                     III-10

         SECTION 10. OTHER RIGHTS. The shares of Series B shall not have any powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein.

         IN WITNESS WHEREOF, Fresh Choice, Inc. has caused this Certificate to be signed by _____________________, its President, this _____ day of _____________, _____.

                                        Fresh Choice, Inc.


                                        By______________________________
                                           Robert Ferngren, President


                                     III-11

                                                                     APPENDIX IV

                           CERTIFICATE OF DESIGNATION

                                       OF

          SERIES C NON-VOTING PARTICIPATING CONVERTIBLE PREFERRED STOCK

                                       OF

                               FRESH CHOICE, INC.

         Fresh Choice, Inc., a Delaware corporation, DOES HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors of said corporation by virtue of its Certificate of Incorporation as amended and in accordance with Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors has duly adopted a resolution providing for the issuance of a series of Preferred Stock, par value $0.001 per share, designated as Series C Non-Voting Participating Convertible Preferred Stock, which resolution reads as follows:

         "BE IT RESOLVED, that the Board of Directors (the "Board of Directors") of Fresh Choice, Inc., a Delaware corporation (the "Corporation"), hereby authorizes the issuance of a series of Preferred Stock and fixes its designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, as follows:

         SECTION 1. DESIGNATION. The distinctive serial designation of said series shall be "Series C Non-Voting Participating Convertible Preferred Stock" (hereinafter called "Series C"). Each share of Series C shall be identical in all respects with all other shares of Series C except as to the dates from and after which dividends thereon shall be cumulative.

         SECTION 2. NUMBER OF SHARES. The number of shares in Series C shall initially be 593,953, which number may from time to time be increased or decreased (but not below the total number thereof then outstanding and reserved for issuance) by the Board of Directors. Shares of Series C that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

         SECTION 3. DIVIDENDS. So long as any share of Series C remains outstanding, the holders of shares of Series C shall be entitled to participate, on an "as converted" basis, in and to receive, when, as and if declared by the Board of Directors of the Corporation, but only out of funds legally available therefore, any and all cash dividends and other distributions paid or made with respect to any junior stock. So long as any share of Series C remains outstanding, no dividend whatever shall be paid or declared and no distribution shall be made on any junior stock, unless, contemporaneously therewith, a dividend or other distribution on the shares of the Series C then outstanding shall have been declared and set apart for payment as hereinafter provided. All dividends and other distributions paid or made by the Corporation at any time as any share of the Series C remains outstanding shall be paid or distributed among the holders of the Common Stock and the Series C in proportion to the shares of Common Stock then held by the holders of the Common Stock and the shares of Common Stock which the holders of the Series C then have the right to acquire upon conversion of the shares of Series C then held by them.

         In addition to the foregoing, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation") following the occurrence of an Event of Non-Compliance, and continuing through and including the date on which any such Liquidation occurs, the holders of the Series C shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, but only out of funds legally available therefore, cumulative preferential cash dividends at the annual rate of $0.72 per share, and no more, calculated from the first date of the occurrence of an Event of Non-Compliance, and payable pursuant to Section 4 hereof. So long as any share of Series C remains outstanding, no dividend whatever shall be paid or declared and no distribution shall be made on any junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, unless all accrued dividends on all outstanding shares of Series C shall have been paid. For the sole purpose of this paragraph, any merger, consolidation or sale of substantially all the assets of the Corporation shall be deemed to be a Liquidation for the purposes of such rights to cumulative preferential dividends, and shall be paid prior to the consummation of any such transaction.

         SECTION 4. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of shares of Series C shall be entitled to be paid in full an amount equal to $6.00 per share, together with all accrued dividends to such distribution or payment date whether or not earned or declared. After payment in full of all amounts owing to the holders of shares of Series C as herein provided, the remaining assets of the Corporation, if any, may be distributed by the Corporation as provided in Section 281 of the General Corporation Law of the State of Delaware or other controlling provision of applicable law, and the holders of shares of Series C shall have no right to participate in any such distributions.

         SECTION 5. CONVERSION RIGHTS. The holders of shares of Series C shall have conversion rights as follows (the "Conversion Rights"):

                  (A) RIGHT TO CONVERT. Each share of Series C shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock of the Corporation as is determined by dividing $4.63 by the Current Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series C (the "Stated Conversion Price") shall initially be $4.63 per share of Common Stock. The Stated Conversion Price shall be adjusted from and after the Original Issue Date as hereinafter provided. The Stated Conversion Price at any time in effect or, in the case of any such adjustment, such Stated Conversion Price as most recently so adjusted, is herein called the "Current Conversion Price."

                  (B) MECHANICS OF CONVERSION. Before any holder of Series C shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series C to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (C) ADJUSTMENTS TO CURRENT CONVERSION PRICE FOR STOCK DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Current Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                  (D) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If at any time after the Original Issue Date the Common Stock issuable upon conversion of the Series

         C shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the Current Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series C shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series C immediately before that change.


                  (E) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date there is a capital reorganization or reclassification of the capital stock of the Corporation (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5) or a merger, consolidation or sale of all or substantially all of the assets of the Corporation, as a part of and as a condition to such capital reorganization or reclassification, merger, consolidation or sale of assets provision shall be made so that the holders of the Series C shall thereafter be entitled to receive upon conversion of the Series C the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series C would have been entitled on such capital reorganization or reclassification, merger, consolidation or sale of assets, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this
         Section 5 with respect to the rights of the holders of Series C after the capital reorganization, merger, consolidation or sale of assets to the end that the provisions of this Section 5 (including adjustment of the Current Conversion Price then in effect and the number of shares issuable upon conversion of the Series C) shall be applicable after that event and be as nearly equivalent as practicable.

                  (F) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C against impairment.

                  (G) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Current Conversion Price pursuant to this Section 5, the

         Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C, furnish or cause to be furnished to such holder a like certificate setting forth
         (i) such adjustments and readjustments, (ii) the Current Conversion Price for such series of Preferred Stock at the time in effect, and
         (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series C.

                  (H) NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time after the Original Issue Date: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other, rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series C:

                           (i) at least twenty (20) days' prior written notice
                  of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

                           (ii) in the case of the matters referred to in (iii)
                  and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                  (I) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series C pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (J) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation of the Corporation.

                  (K) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series C. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series C by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).


                  (L) NOTICES. Any notice required by the provisions of this
         Section 5 to be given to the holders of shares of Series C shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

                  (M) MEANING OF "COMMON STOCK". For the purpose of this Section 5, the term "Common Stock" shall include any stock of any class or series of the Corporation which has no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which is not subject to redemption by the Corporation. However, shares issuable upon conversion of shares of Series C shall include only shares of the class designated as Common Stock as of the original date of issuance of shares of Series C or shares of the Corporation of any classes or series resulting from any reclassification or reclassifications thereof and which have no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation, provided that if at any time there shall be more than one such resulting class or series, the shares of each such class and series then so issuable shall be substantially in the proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.


                  (N) POSTPONEMENT OF ADJUSTMENTS; CALCULATIONS. Any adjustment in the conversion price otherwise required by this Section 5 to be made may be postponed if such adjustment (plus any other adjustments postponed pursuant to this paragraph 5(n) and not theretofore made) would not require an increase or decrease of more than 1% in such price. All calculations hereunder shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  (O) TAX ADJUSTMENTS. The Board of Directors may make such adjustments in the conversion price, in addition to those required by this Section 5, as shall be determined by the Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients. The Board of Directors shall have the power to resolve any ambiguity or correct any error in this Section 5, and its action in so doing shall be final and conclusive.


                  (P) ADJUSTMENTS APPLICABLE TO NEW SECURITIES. In the event that any time, as a result of an adjustment made pursuant to the provisions hereof, the holder of any shares of Series C thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, thereafter the number of such other shares so receivable upon conversion of such shares of Series C shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section with respect to the Common Stock shall apply on like terms to any such other shares.

                  (Q) ACCOUNTANTS' CERTIFICATE. The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this Section 5.

                  (R) REIT SAVINGS CLAUSE. The Conversion Rights with respect to the Series C shall not exist to the extent that immediately after the conversion of such shares of Series C into Common Stock, Crescent Real Estate Equities, Inc., a Maryland corporation (together with its successors, "Crescent"), would be treated as owning more than 10 percent of the outstanding voting securities of the Corporation for purposes of Section 856(c)(5) of the Internal Revenue Code of 1986, as amended (the "Code"). Any request by any holder of the Series C to exercise such holder's Conversion Rights must be accompanied by an opinion of counsel, which counsel and the form, scope and substance of such opinion must be satisfactory to Crescent in its sole and absolute discretion, stating that any proposed exercise of any holder's Conversion Rights will not cause Crescent to be treated as owning more than 10 percent of the outstanding voting securities of the Corporation for purposes of Section 856(c)(5) of the Code. Any exercise or purported exercise of any Conversion Rights in violation of this Section 5(r) shall be void ab initio.


         SECTION 6. VOTING RIGHTS. The holders of shares of Series C shall not have any voting rights except as from time to time required by law.

         SECTION 7. COVENANTS; "EVENT OF NON-COMPLIANCE" DEFINED. For so long as the Requisite Shares shall be outstanding, the Corporation shall do each of the following:

                  (A) PROFITABILITY. The Corporation's consolidated net income before all amounts properly recorded for interest, taxes, depreciation and amortization ("EBITDA"), in each case, as set forth in the audited financial statements of the Corporation for the fiscal years indicated, shall be, (i) for fiscal year 1996, $1,500,000; (ii) for fiscal year 1997, $3,500,000; and (iii) for fiscal year 1998, $5,500,000. As used herein, the term "EBITDA Period" means each fiscal year of the Corporation ending in December 1996, December 1997, and December 1998; and the term "EBITDA Target" for any EBITDA Period means the dollar amount of EBITDA required to be earned by the Corporation for each such EBITDA Period as set forth in the preceding sentence, or as subsequently modified as hereinafter provided. If the Board of Directors of the Corporation shall unanimously and specifically authorize and approve any act or activity of the Corporation the result of which will be to reduce the Corporation's EBITDA for any EBITDA Period, and such reduction in the EBITDA is unanimously and specifically authorized and approved by the Board of Directors, the EBITDA Target or Targets, as the case may be, shall be deemed to be automatically reduced to the dollar amount equal to the amount calculated by multiplying the Corporation's new, revised budgeted EBITDA by a fraction the numerator of which is the original EBITDA Target specified for the applicable EBITDA Period in the first sentence of this paragraph and the denominator of which is the originally budgeted EBITDA for such EBITDA Period as such originally budgeted EBITDA is set forth in the Business Plan of the Corporation as of April 26, 1996.

                  (B) MATTERS REQUIRING NOTICE. The Corporation shall notify the holders of the Series C (i) ten days prior to the taking of any action to reduce any EBITDA Target, and (ii) promptly upon acquiring knowledge of the occurrence of any Event of Non-Compliance.

                  (C) "EVENT OF NON-COMPLIANCE" DEFINED. As used herein, an "Event of Non-Compliance" means (i) the breach of or violation by the Corporation of any covenant of the Corporation set forth in paragraphs
         (a) and (b) of this Section 7, and such violation is not cured or waived within 30 days, or (ii) the default under any material bond, note or other evidence of indebtedness of the Corporation or under any indenture or other instrument under which any such evidence if indebtedness has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness; provide, however, that, if such default under such evidence of indebtedness, indenture or other instrument shall be cured by the Corporation, or be waived by the holders of such indebtedness, in each case as may be permitted by such evidence of indebtedness, indenture or other instrument, the Event of Non-Compliance hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived. In the event the Corporation's EBITDA for any EBITDA Period shall be an amount less than the EBITDA Target for such EBITDA Period, but shall be an amount equal to or greater than the product obtained by multiplying (i) the EBITDA Target for such EBITDA Period by (ii) .95 (the EBITDA Target less such amount being hereinafter called the "Shortfall"), then, in such event, the failure of the Corporation to earn an amount equal to or greater than the EBITDA Target for such EBITDA Period shall be deemed to have been cured if, for the first quarter of the Corporation's fiscal year next following the EBITDA Period during which the Corporation shall fail to have earned the EBITDA Target, the Corporation shall have earned the sum of (x) the Shortfall, plus (y) the First Quarter Projected EBITDA (as hereinafter defined). As used herein, the term "First Quarter Projected EBITDA" shall mean either (i) the amount determined by multiplying the Corporation's budgeted EBITDA for the applicable quarter by a fraction the numerator of which is the EBITDA Target for the EBITDA Period in which the quarter falls and the denominator of which is the Corporation's budgeted EBITDA for such EBITDA Period, or (ii) if the Corporation's budgeted EBITDA for the applicable quarter shall be a loss, then the Corporation's budgeted loss for such quarter, whichever of (i) or (ii) is less. For the purposes hereof, the references to budgeted amounts refer to the budgets of the Corporation duly approved by the Corporation's Board of Directors in the ordinary course of business and consistent with past practice.


         SECTION 8. REDUCTION IN VALUE OR SECURITY. The Corporation shall not in any manner, whether by amendment of the Certificate of Incorporation (including, without limitation, any Certificate of Designations), merger, reorganization, recapitalization, consolidation, sale of assets, sale of stock, tender offer, dissolution or otherwise, take any action, or permit any action to be taken, solely or primarily for the purpose of increasing the value of any class of stock of the Corporation if the effect of such action is to reduce the value or security of the Series C.

         SECTION 9. DEFINITIONS. As used herein with respect to Series C, the following terms shall have the following meanings:

                  (a) The term "accrued dividends," with respect to any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

                  (b) The term "business day" shall mean each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, The City of New York, are not authorized or obligated by law or executive order to close.

                  (c) The term "junior stock" shall mean the Common Stock, the Series A Voting Participating Convertible Preferred Stock of the Corporation, the Series B Non-Voting Participating Convertible Preferred Stock of the Corporation, and any other series of Preferred Stock of the Corporation, or any other class or series of the capital stock of the Corporation, authorized or issued after the date on which this Certificate is filed.

                  (d) The term "Original Issue Date" shall mean the date on which a share of Series B was first issued.

                  (e) The term "person" shall mean any individual, corporation, partnership, joint venture, joint stock association, business trust and other business entity, trust, unincorporated organization, governmental agency or authority or any other form of entity.

                  (f) The term "Requisite Shares" means the greater of (i) 593,953 shares of the Series A, Series B and Series C, taken together, or (ii) 50% of the total shares of the Series A, Series B and Series C issued on or after the date of filing this Certificate.

                  (g) The term "subsidiary" shall mean, as to a particular parent corporation, any person of which 50% or more of the indicia of equity rights is at the time directly or indirectly owned by such parent corporation or by one or more persons controlled by, controlling or under common control with such parent corporation.

         SECTION 10. OTHER RIGHTS. The shares of Series C shall not have any powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein.

         IN WITNESS WHEREOF, Fresh Choice, Inc. has caused this Certificate to be signed by _____________________, its President, this _____ day of _____________, _____.

                                       Fresh Choice, Inc.

                                       By
                                         ---------------------------------
                                          Robert Ferngren, President

                                                                    APPENDIX V

                         REGISTRATION RIGHTS AGREEMENT



                                TABLE OF CONTENTS

                                                                                                               Page
                                    ARTICLE 1

                               REGISTRATION RIGHTS

         Section 1.1       Certain Definitions..................................................................  1
         Section 1.2       Demand Registration Rights...........................................................  3
         Section 1.3       Company Registration.................................................................  6
         Section 1.4       Expenses of Registration.............................................................  8
         Section 1.5       Registration Procedures..............................................................  9
         Section 1.6       Indemnification...................................................................... 11
         Section 1.7       Information by Holder................................................................ 14
         Section 1.8       Limitations on Subsequent Registration Rights........................................ 14
         Section 1.9       Rule 144 Reporting................................................................... 14
         Section 1.10      Transfer or Assignment of Registration Rights........................................ 15
         Section 1.11      "Market Stand-Off" Agreement......................................................... 15
         Section 1.12      Allocation of Registration Opportunities............................................. 16
         Section 1.13      Termination of Registration Rights................................................... 16

                                    ARTICLE 2

                                  MISCELLANEOUS

         Section 2.1       Governing Law........................................................................ 17
         Section 2.2       Successors and Assigns............................................................... 17
         Section 2.3       Entire Agreement; Amendment; Waiver.................................................. 18
         Section 2.4       Notices, Etc......................................................................... 18
         Section 2.5       Delays or Omissions.................................................................. 18
         Section 2.6       Rights; Separability................................................................. 18
         Section 2.7       Information Confidential............................................................. 19
         Section 2.8       Titles and Subtitles................................................................. 19
         Section 2.9       Counterparts......................................................................... 19

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of the ____ day of __________, 1996, and is being entered into by and between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Stockholder") and FRESH CHOICE, INC., a Delaware corporation (the "Company").

                                    RECITALS

         This is the Registration Rights Agreement referred to in that certain Preferred Stock Purchase Agreement (herein so called) dated as of April 26, 1996, by and between the Company and the Stockholder, and is being entered pursuant to the provisions thereof.

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants and agreements set forth herein and in the Preferred Stock Purchase Agreement, and intending to be legally bound, the paries hereto hereby agree as follows:

                                    ARTICLE 1

                               REGISTRATION RIGHTS

         SECTION 1.1       CERTAIN DEFINITIONS.

                  As used in this Agreement, the following terms shall have the meanings set forth below:

                           (A) CLOSING. "Closing" shall mean the Closing under
                  the Preferred Stock Purchase Agreement.

                           (B) COMMISSION. "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                           (C) EXCHANGE ACT. "Exchange Act" shall mean the
                  Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.


                           (D) HOLDER. "Holder" shall mean any holder of Shares
                  or Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section
                  1.10 hereof.

                           (E) INITIATING HOLDERS. "Initiating Holders" shall
                  mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the Registrable Securities, or who in the aggregate have the right to acquire fifty percent (50%) of the Registrable Securities upon conversion of the Shares. It shall not be necessary that a Holder convert the Shares into Registrable Securities to be an "Initiating Holder."

                           (F) OTHER STOCKHOLDERS. "Other Stockholders" shall
                  mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

                           (G) REGISTRABLE SECURITIES. "Registrable Securities"
                  shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

                           (H) REGISTER, REGISTERED AND REGISTRATION. The terms
                  "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                           (I) REGISTRATION EXPENSES. "Registration Expenses"
                  shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

                           (J) RULE 144. "Rule 144" shall mean Rule 144 as
                  promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

                           (K) RULE 145. "Rule 145" shall mean Rule 145 as
                  promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

                           (L) SECURITIES ACT. "Securities Act" shall mean the
                  Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                           (M) SELLING EXPENSES. "Selling Expenses" shall mean
                  all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

                           (N) SHARES. "Shares" shall mean, collectively, the
                  Company's Series A Voting Participating Convertible Preferred Stock, par value $0.001 per share, Series B Non-Voting Participating Convertible Preferred Stock, par value $0.001 per share, and the Company's Series C Non-Voting Participating Convertible Preferred Stock, par value $0.001 per share.

         SECTION 1.2       DEMAND REGISTRATION RIGHTS.

                           (A) REQUEST FOR REGISTRATION. If the Company shall
                  receive from Initiating Holders at any time or from time to time after the date hereof a written request that the Company effect any registration with respect to all or a part of the Registrable Securities the Company shall:

                                    (i)     promptly give written notice of the
                           proposed registration to all other Holders; and

                                    (ii) as soon as practicable, use its best
                           efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.


                                    The Company shall not be obligated to
                           effect, or to take any action to effect, any such registration pursuant to this Section 1.2:


                                            (A) In any particular jurisdiction
                                    in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;


                                            (B) After the Company has initiated
                                    two such registrations pursuant to this
                                    Section 1.2(a) (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to
                                    Section 1.4 hereof and would, absent such election, have been required to bear such expenses); or


                                            (C) During the period starting with
                                    the date sixty (60) days prior to the
                                    Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                           (B) FILING OF REGISTRATION STATEMENT. Subject to the
                  foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing (except as provided in clause (C) above) for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.


                           The registration statement filed pursuant to the
                 request of the Initiating Holders may, subject to the provisions of Sections 1.2(b) and 1.12 hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

                           (C) UNDERWRITING. If the registration of which the
                 Initiating Holders give notice is for a registered public offering involving an underwriting, the Initiating Holders shall so advise the Company as a part of the written request given pursuant to Section 1.2(a). In such event, the right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities held by such Holder.

                           (D) PROCEDURES. If the Company shall request
                  inclusion in any registration pursuant to Section 1.2 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to
                  Section 1.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the registration, and may condition such offer on their acceptance of the further applicable provisions of this Article 1 (including
                  Section 1.2). If such registration be an underwritten firm-commitment offering, the Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.12 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(d), then the Company shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such holders requesting additional inclusion in accordance with Section 1.12.


         SECTION 1.3       COMPANY REGISTRATION.

                           (A) NOTICE OF REGISTRATION. If the Company shall, at
                  any time or from time to time after the date hereof, determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2 hereof), other than a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction under Rule 145, or a registration on any registration form that does not permit secondary sales, the Company shall:



                                    (i) promptly give to each Holder written
                           notice thereof; and


                                    (ii) use its best efforts to include in such
                           registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within ten (10) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

                           (B) UNDERWRITING. If the registration of which the
                  Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to
                  Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

                           Notwithstanding any other provision of this Section
                  1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in
                  Section 1.12. If any person does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                           If shares are so withdrawn from the registration or
                  if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with
                  Section 1.12 hereof.


         SECTION 1.4       EXPENSES OF REGISTRATION.


                  All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.3 hereof, and the first two registrations pursuant to Section 1.2 hereof and reasonable fees of one counsel for the selling stockholders in the case of registrations pursuant to Section 1.2 shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.2 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.2 hereof. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under
Section 1.2, such registration shall not be treated as a counted registration for purposes of Section 1.2 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities.

         SECTION 1.5       REGISTRATION PROCEDURES.


                  In the case of each registration effected by the Company pursuant to Article 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:


                           (A) Keep such registration effective for a period of
                  one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; or, in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415 permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

                           (B) Prepare and file with the Commission such
                  amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                           (C) Furnish such number of prospectuses and other
                  documents thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

                           (D) Notify each seller of Registrable Securities
                  covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                           (E) Cause all such Registrable Securities registered
                  pursuant hereunder to be listed on each securities exchange or market on which similar securities issued by the Company are then listed or admitted to trading;

                           (F) Provide a transfer agent and registrar for all
                  Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                           (G) Otherwise use its best efforts to comply with all
                  applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and


                           (H) In connection with any underwritten offering
                  pursuant to a registration statement filed pursuant to
                  Section 1.2
                  hereof, the Company will enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

         SECTION 1.6       INDEMNIFICATION.


                           (A) The Company will indemnify each Holder, each of
                  its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Article 1, and each underwriter, if any, and each person who controls within the meaning of
                  Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).


                           (B) Each Holder will, if Registrable Securities held
                  by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of my such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 1.6 exceed the gross proceeds from the offering received by such Holder.

                           (C) Each party entitled to indemnification under this
                  Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                           (D) If the indemnification provided for in this
                  Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                           (E) Notwithstanding the foregoing, to the extent that
                  the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         SECTION 1.7       INFORMATION BY HOLDER.


                  Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Article 1.


         SECTION 1.8       LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS.

                  From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.

         SECTION 1.9       RULE 144 REPORTING.

                  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the restricted securities to the public without registration, the Company agrees to use its best efforts to:

                           (A) Make and keep public information regarding the
                  Company available as, those terms are understood and defined in Rule 144, at all times from and after the date hereof;

                           (B) File with the Commission in a timely manner all
                  reports and other documents required of the Company under the Securities Act and the Exchange Act;

                           (C) So long as a Holder owns any restricted
                  securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         SECTION 1.10      TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS.


                  The rights to cause the Company to register securities granted to a Holder by the Company under this Article 1 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 250,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Article 1.


         SECTION 1.11      "MARKET STAND-OFF" AGREEMENT.

                  If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, a Stockholder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Stockholder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

                           (A) such agreement shall only apply to the first such
                  registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering, filed after the date hereof; and

                           (B) all officers and directors of the Company and
                  holders of at least one percent (1%) of the Company's voting securities are bound by and have entered into similar agreements other than holders who have purchased shares in the public markets and are affiliates of the Company based solely on the size of their holdings.

                  The obligations described in this Section 1.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.


         SECTION 1.12      ALLOCATION OF REGISTRATION OPPORTUNITIES.


                  In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration. If any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to such Holder or other stockholder pursuant to the above-described procedure, the remaining portion of such Holder's or other stockholder's allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include any shares of stock issued to employees, officers, directors, or consultants pursuant to the Company's Second Amended and Restated 1988 Stock Option Plan, 1992 Employee Stock Purchase Plan, or any other compensatory plan or agreement, or, with respect to registration under Sections
1.2 hereof, in order to include in such registration securities registered for the Company's own account.



         SECTION 1.13      TERMINATION OF REGISTRATION RIGHTS.


                           (A) Except as set forth in subparagraph (b) below,
                  the right of any Holder to request registration or inclusion in any registration pursuant to Section 1.2 or 1.3 shall terminate on such date as all Registrable Securities held by such Holder may immediately be sold by such Holder in the open market without limitations as to the manner of such sale or the volume of such sale and without having to file any forms or reports with the Commission with respect to such sale under the Securities Act.

                           (B) The provisions of subparagraph (a) above shall
                  not apply to any Holder who owns more than one percent (1%) of the Company's outstanding stock until such time as such Holder beneficially owns less than one percent (1%) of the outstanding securities of the Company.

                                    ARTICLE 2

                                  MISCELLANEOUS

         SECTION 2.1       GOVERNING LAW.


                  This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the conflict of laws rules thereof. Holder and the Company hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware, City and County of Dallas, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. Holder and the Company hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 2.4, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.


         SECTION 2.2       SUCCESSORS AND ASSIGNS.

                  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         SECTION 2.3       ENTIRE AGREEMENT; AMENDMENT; WAIVER.

                  This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written assignment signed by the Company and the holders of at least fifty percent (50%) of the Registrable Shares and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

         SECTION 2.4       NOTICES, ETC.

                  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United Stan first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated on the list of Holders attached hereto as Exhibit A, or at such other address as such holder or permitted assignee shall have furnished to the Company in writing, or
(b) if to the Company, at such address or facsimile number as the Company shall have furnished to each Holder in writing. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

         SECTION 2.5       DELAYS OR OMISSIONS.

                  No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

         SECTION 2.6       RIGHTS; SEPARABILITY.

                  Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 2.7       INFORMATION CONFIDENTIAL.

                  Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

         SECTION 2.8       TITLES AND SUBTITLES.

                  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

         SECTION 2.9       COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day and year first above written.

FRESH CHOICE, INC.

                                      By:
                                         ----------------------------------
                                         Title:

                                      STOCKHOLDER:

                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:

                             FRESH CHOICE INC.

                  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                    SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Charles A. Lynch and Robert Ferngren, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the stock of Fresh Choice, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Rickeys, 4219 El Camino Real, Palo Alto,
California, on               , August   , 1996 at   :  a/p.m. local time, and
at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1995 Annual Report to Stockholders.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

        The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1, 2, 3, 4, 5, 6 and 7.

        A vote FOR the following proposals is recommended by the Board of
Directors:

Proposal 1. To approve the sale of 1,187,906 shares of Series B Non-Voting Participating Convertible Preferred Stock and the grant of an option to purchase 593,953 shares of Series C Non-Voting Participating Convertible Preferred Stock to Crescent Real Estate Equities Limited Partnership and all transactions contemplated by such action. Approval of this Proposal is contingent on approval of Proposals 2 and 3.

                  FOR           AGAINST           ABSTAIN
                  / /             / /               / /


Proposal 2.   To increase the number of shares of Preferred Stock authorized to be issued to three million five hundred thousand (3,500,000). Approval of this Proposal is contingent on approval of Proposals 1 and 2.


                  FOR           AGAINST           ABSTAIN
                  / /             / /               / /

Proposal 3. To increase the number of shares of Common Stock authorized to be issued to fifteen million (15,000,000).


                  FOR           AGAINST           ABSTAIN
                  / /             / /               / /


                CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Proposal 4.  Election of Class I director listed below:

(INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list below.)

Vern O. Curtis
                              FOR the nominee           WITHHOLD
                              listed (except as         AUTHORITY
                              marked to the             to vote for the
                              contrary                  nominee listed
                              -----------------         ---------------
                                    /  /                      /  /

Proposal 5. To amend the Company's 1988 Stock Option Plan to increase the number of shares authorized for issuance from 800,000 to 1,500,000.

                        FOR               AGAINST               ABSTAIN

                        /  /               /  /                  /  /

Proposal 6. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 29, 1996.

                        FOR               AGAINST               ABSTAIN

                        /  /               /  /                  /  /

Proposal 7. Transacting of such other business as may properly come before the meeting or any adjournment thereof.

                        FOR               AGAINST               ABSTAIN

                        /  /               /  /                  /  /

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Date: _________________                 ________________________________
                                                  [signature]

Date: _________________                 ________________________________
                                                  [signature]